                                                                    Exhibit 4(a)

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    AA INC.

     FIRST: The name of the corporation is AA Inc.

     SECOND: The registered office or place of business of the corporation in the State of Delaware is to be located at 100 West 10th Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company, 100 West 10th Street, Wilmington, Delaware.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock that the corporation shall have authority to issue is 1,000 shares of Common Stock, par value $1.00 per share.

     FIFTH: The names and mailing addresses of the incorporator is as follows:

               Connie M. Friesen
               299 Park Avenue
               New York, New York 10171

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever, and no action of the corporation shall be construed as a constructive assent to such liability.

     EIGHTH: The business of the corporation shall be managed by a Board of Directors.

     1. All corporate powers of the corporation shall be exercised by the Board of Directors, except as otherwise provided by law.

     2. Directors need not be stockholders, nor residents of the State of Delaware.

     3. The number of directors which shall constitute the whole Board shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws, but in no case shall the number be less than three.

     4. By-Laws of the corporation for the management of its property, the regulation and government of its affairs, and for the certification and transfer of its stock may originally be adopted by the incorporators. Thereafter, the directors shall have power from time to time to make, alter, or repeal By-Laws, but any By-Laws made by the Board of Directors may be altered, amended, or repealed by the stockholders at any annual meeting of stockholders, or at any special meeting provided that notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting.

     5. The stockholders and directors may hold their meetings and have an office or offices outside the State of Delaware if the By-Laws so provide.

     6. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors which, to the extent provided in said resolution or resolutions or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it.

     7. The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the corporation except as conferred by statute or as authorized by resolution of the Board of Directors.

     8. The Board of Directors shall have power from time to time to fix the amount to be reserved by the corporation over and above its capital stock paid in and to fix and determine and to vary the amount of the working capital of the corporation, and to direct and determine the use and disposition of the working capital and of any surplus or net profits over and above the capital stock paid in.

     9. At all meetings of stockholders and at all elections of directors, each holder of capital stock shall have one vote for each share of capital stock registered in his name on the books of the corporation.

     10. At all meetings of the stockholders the holders of one-third of the number of shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the election of directors and the transaction of other business, except as otherwise provided by law.

     11. In so far as the same is not contrary to the laws of Delaware, no contract or other transaction between the corporation and any other corporation, association, organization, society, or person shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are a director or officer, or directors or officers, of such other corporation, association, organization, or society, or by the fact that such other corporation, association, organization, or society, is the owner or holder of any part of the capital stock of this corporation, or is interested in its property, and any director or directors, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firm or corporation, association, organization, or society, shall be affected or invalidated by the fact that any director or directors of this corporation is a party or are parties to or are interested in such contract, act, or transaction, or in any way connected with such person or persons, firm, corporation, organization, association or society, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the

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

corporation for the benefit of himself or any firm, corporation, association, organization or society, in which he may be in any wise interested.

     12. Any contract, transaction or act of the corporation or of the Board of Directors which shall be ratified by a majority in interest of a quorum of the stockholders of the corporation having voting power at any annual meeting or special meeting called for such purpose shall be as valid and as binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers, of their right to proceed with such contract, transaction or action.

     NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of the Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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

     TENTH: No stockholder of the corporation shall have any preemptive or preferential right, nor shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the corporation of any class, whether now or hereafter authorized, and whether issued for money or for a consideration other than money, or of any issue of securities convertible into stock.

     ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by statute; and all rights herein conferred upon the stockholders are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has hereunto set her name this 15th day of February, 1982.

                                                 /s/  CONNIE M. FRIESEN
                                              ----------------------------
                                                      Connie M. Friesen

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

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                    AA INC.

                         Pursuant to Section 241 of the
                General Corporation Law of the State of Delaware

     We, the undersigned, Richard A. Lempert and Anne H. McNamara, Vice President and Secretary, respectively, of AA Inc., a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certify as follows:

          1. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "FIRST: The name of the Corporation is AMR Corporation."

          2. The Corporation has not received any payment for any of its stock.

          3. The amendment herein set forth was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate has been executed and attested by the undersigned this 4th day of March, 1982.

                                                /s/  RICHARD A. LEMPERT
                                             -----------------------------
                                                     Richard A. Lempert
                                                       Vice President

Attest:

     /s/  ANNE H. McNAMARA
  ---------------------------
          Anne H. McNamara
             Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                AMR CORPORATION

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     We, the undersigned, Richard A. Lempert and Anne H. McNamara, Vice President and Secretary, respectively, of AMR Corporation, a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certify as follows:

     1. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 70,000,000 shares, of which 10,000,000 shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock") and 60,000,000 shares shall be shares of Common Stock of the par value of $1.00 per share (hereinafter called "Common Stock").

          The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock shall be governed by the following provisions:

          1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, including (but without limiting the generality thereof) the following:

             (a) The designation of such series.

             (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable or any other class or classes of stock, and whether such dividend shall be cumulative or non-cumulative.

             (c) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

             (d) The terms and amount of any sinking fund provided for the purpose or redemption of the shares of such series.

             (e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

             (f) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise.

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

             (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

             (h) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation.

          2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

          3. No holder of shares of any class of stock of the corporation shall be entitled as a matter of right, to any preemptive right to subscribe to any additional issues of stock of the corporation of any class, or any securities convertible into any class of stock of the corporation.

          4. The corporation may from time to time issue and dispose of any of the authorized and unissued shares of Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, or of Common Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services. Any and all such shares of the Preferred or Common Stock of the corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon."

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

          2. The amendment herein set forth was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

          3. This amendment shall be effective on October 1, 1982.

     IN WITNESS WHEREOF, this Certificate has been executed and attested by the undersigned this 27th day of September, 1982.

                                                /s/  RICHARD A. LEMPERT
                                             -----------------------------
                                                     Richard A. Lempert
                                                      Vice President &
                                                      General Counsel

Attest:

     /s/  ANNE H. McNAMARA
  ---------------------------
          Anne H. McNamara
             Secretary

                                AMR CORPORATION

                       $2.1875 CUMULATIVE PREFERRED STOCK

                           CERTIFICATE OF DESIGNATION

                                AMR Corporation
                           Certificate of Designation
                            Pursuant to Section 151
                         of the General Corporation Law
                            of the State of Delaware

                       $2.1875 Cumulative Preferred Stock

     We, Richard A. Lempert and Anne H. McNamara, being respectively the Vice President and General Counsel, and the Secretary of AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "corporation"), do hereby certify:

     FIRST: That, pursuant to authority expressly vested in the Board of Directors of the corporation by the provisions of its Certificate of Incorporation, the Board of Directors has duly adopted the following resolution:

     RESOLVED that this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the corporation, hereby authorizes the issue of a series of Preferred Stock of the corporation and hereby fixes the designation, preferences and the relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation, as follows:

     (1) Five million shares of the Preferred Stock of the corporation shall constitute a series of Preferred Stock designated as "$2.1875 Cumulative Preferred Stock" (hereinafter sometimes called "this series").

     (2) All shares of this series shall be identical with each other in all respects.

     (3) The holders of shares of this series shall be entitled to receive, when, as and if declared by the Board of Directors, dividends at the rate of $2.1875 per share per annum, and no more, payable quarterly on the first day of January, April, July and October in each year commencing July 1, 1977. In the case of the original issuance of shares of this series, such dividends shall be cumulative from the date of issue. In the case of shares of this series issued in exchange for issued shares, such dividends shall be cumulative from the quarterly dividend payment date next preceding the date of issue of such shares to which dividends have been paid, unless the date of issue is a quarterly dividend payment date or is a date after the record date for the determination of holders of shares of this series entitled to receive a quarterly dividend and before such quarterly dividend payment date, in either of which events such dividends shall be cumulative from such quarterly dividend date; provided, however, that if dividends shall not be paid to that quarterly dividend date, then dividends shall be cumulative from the quarterly dividend date to which dividends have been paid. Accruals of dividends shall not bear interest.

     (4) No dividend shall be declared on any series of Preferred Stock ranking junior to or on a parity with this series unless there shall likewise be or have been declared on the shares of this series at the time outstanding like dividends for all dividend periods coinciding with and ending before the date of payment of such dividend, ratably in proportion to the respective annual dividend rates per annum fixed therefor as herein or in the Certificate of Incorporation provided.

     (5) The shares of this series shall be redeemable (a) at the option of the corporation, in whole or in part, at any time after March 31, 1982, and (b) pursuant to the sinking fund described below, in both cases at a redemption price of $25 per share plus any accrued dividends thereon through the date of redemption. In case of redemption of a part only of this series at the time outstanding, whether at the option of the corporation or pursuant to the sinking fund, the shares so to be redeemed shall be selected by lot or by such other manner as the Board of Directors may determine. Notice of every such redemption shall be mailed at least 30 days in advance of the date designated for such redemption to the holders of record of the shares of this series so to be redeemed at their respective addresses as the same shall appear on the books of the corporation.

     (6) The corporation will redeem pursuant to a sinking fund out of funds legally available for such purpose (a) 150,000 shares of this series on April 1, 1983, and on each April 1 thereafter to and including April 1, 1992, and (b) 250,000 shares of this series on April 1, 1993 and on each April 1 thereafter so long as any shares of this series shall remain outstanding. The corporation may apply to its sinking fund obligation any shares of this series owned by it and any

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

shares previously redeemed by it (otherwise than through the operation of the sinking fund) which have not been previously credited against a sinking fund obligation. The corporation's obligation to make redemptions pursuant to the sinking fund shall be cumulative.

     (7) If, on the redemption date specified in the notice given pursuant to paragraph (5), the funds necessary for such redemption shall have been set aside by the corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of this series so called for redemption, then, notwithstanding that any certificates for shares of this series so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so designated and all rights of the holders of the shares of this series so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor (including dividends accrued through the redemption date, but without interest). Any moneys so set aside by the corporation and unclaimed at the end of five years from the date designated for such redemption shall revert to the general funds of the corporation, after which reversion the holders of such shares so called for redemption shall look only to the corporation for payment of the redemption price.

     (8) If, after the giving of the notice required to be given pursuant to paragraph (5) and before the redemption date specified in such notice, the corporation shall deposit for the pro rata benefit of the holders of the shares of this series so called for redemption the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $25,000,000, then, notwithstanding that any certificates for shares of this series so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption so designated and all rights of the holders of the shares of this series so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor (including dividends accrued through the redemption date, but without interest). Any moneys so deposited by the corporation and unclaimed at the end of five

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

years from the date designated for such redemption shall revert to the general funds of the corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the corporation for the payment of the redemption price. Any interest accrued on funds so deposited shall be paid from time to time to the corporation for its own account.

     (9) Shares of this series which have been issued and reacquired in any manner by the corporation shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of this series or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein; provided, however, that shares of this series redeemed by the corporation whether through the operation of the sinking fund or otherwise may not be reissued as part of this series.

     (10) Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of this series shall be entitled to receive $25 per share plus any accrued dividends thereon through the date of payment before any payment shall be made to the holders of any shares of the corporation ranking junior to this series. In the event the assets of the corporation available for distribution to the holders of this series upon any liquidation, dissolution or winding up of the corporation shall be insufficient to pay in full the amounts to which the holders of this series shall be entitled, no distribution shall be made on account of any shares of any other class or series of stock ranking on a parity with this series unless proportionate amounts shall be paid on account of this series, ratably, in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up.

     (11) If at any time the corporation shall have failed to pay dividends in full on this series, thereafter and until dividends in full, including all accrued dividends on shares of this series outstanding, shall have been declared and set apart for payment or paid, (a) the corporation, without the affirmative vote or consent of the

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

holders of at least a majority of this series at the time outstanding voting as a separate series, shall not redeem (except in accordance with Paragraph (17) hereof) any shares of this series or any shares ranking on a parity with this series unless it shall simultaneously redeem all the shares of this series then outstanding, and (b) neither the corporation nor any subsidiary shall purchase any shares of this series or any shares ranking on a parity with this series except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, in their sole discretion after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment among the respective series and classes; provided, that (i) the corporation, to meet the requirements of any retirement or sinking fund provisions with respect to any such series or classes, may use shares thereof acquired by it prior to such failure and then held by it as treasury stock and (ii) nothing shall prevent the corporation from completing the purchase or redemption of shares of this series or any shares ranking on a parity with or prior to this series for which a purchase contract was entered into for any retirement or sinking fund purposes, or the notice of redemption of which was initially published, prior to such default.

     (12) So long as any shares of this series are outstanding the corporation will not

          (a) without the affirmative vote or consent of the holders of at least a majority of this series at the time outstanding, voting as a separate series (i) issue additional shares of Preferred Stock ranking on a parity with this series unless the net earnings of the corporation available under the General Corporation Law of the State of Delaware for payment of dividends during 12 calendar months out of the immediately 18 preceding calendar months are at least 3 times the annual pro forma dividend requirements on all shares of Preferred Stock which would be outstanding thereafter, (ii) issue any shares of Preferred Stock ranking junior to this series or (iii) consolidate or merge with another corporation, unless the corporation is the surviving corporation and the shares of stock of the corporation outstanding immediately prior to the effective date of the consolidation or merger are to be identical outstanding or treasury shares of stock of the corporation after such effective date;

          (b) declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to this series) or make any distribution on any stock of the corporation ranking junior to this series and will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any such junior stock if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the corporation shall be in default with respect to any dividend payable on, or any obligation to retire, shares of this series or any Preferred Stock ranking on a parity with this series, provided that, notwithstanding the foregoing, the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for, or out of the net cash proceeds from the sale of, other shares of any such junior stock; and

          (c) without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of this series at the time outstanding, voting as a class (i) issue any stock ranking prior to this series or increase the authorized number of shares of any such other class or series of stock, or
     (ii) amend, alter or repeal any of the provisions hereof or of the Certificate of Incorporation so as adversely to affect the preferences, rights, or powers of this series.

     (13) Whenever dividends payable on the Preferred Stock shall be in default in an aggregate amount equivalent to six full quarterly dividends, the number of directors constituting the Board of Directors of the corporation shall be increased by two, and the holders of this series and of all other series of Preferred Stock (to the extent provided in the certificates of designation of such series), voting as a class, shall have the exclusive and special right to elect two directors of the corporation to fill such newly created directorships. Whenever such right of the holders of this series shall have vested such right may be exercised initially either at a special meeting of the holders of this series and such other series called as provided in paragraph (14), or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The right of the holders of this series to vote for the election of such members of the Board of Directors of the corporation as aforesaid shall continue until such time as all dividends accumulated on this series shall have been paid in full, at which time the special right of the holders of this series so to vote separately as a class with such other series for the election of directors shall terminate.

     (14) At any time when such special voting power shall have vested as provided in paragraph (13), a proper officer of the corporation shall, upon the written request of the holders of record of at least 10% of the then outstanding aggregate number of shares of this series and the other series of Preferred Stock so entitled to vote, addressed to the Secretary of the corporation, call a special meeting of the holders thereof for the purpose of electing directors pursuant to paragraph (13). Such meeting shall be held at the earliest practicable date at such place as shall be specified in the notice of the meeting. If such meeting shall not be called by the proper officers of the corporation within twenty days after personal service of such written request upon the Secretary of the corporation, or within twenty days after mailing the same within the United States of America, by registered mail addressed to the Secretary of the corporation at its principal office, then the holders of record of at least 10% of the then outstanding aggregate number of shares of this series and of any such other series may designate in writing one of their number to call such meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such place as shall be specified in the notice of the meeting. Any holder so designated shall have access to the stock books of the corporation for the purpose of causing meetings of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this paragraph (14), no such special meeting shall be called during the period within ninety days immediately preceding the date fixed for the next annual meeting of stockholders.

     (15) At any meeting held for the purpose of electing directors at which the holders of this series and the other series of Preferred Stock so entitled to vote shall have the special right to elect directors as provided in paragraph
(13), the presence, in person or by proxy, of the holders of 33-1/3% of the then outstanding aggregate number of shares of this series and such other series shall be required to constitute a quorum for the election of any director by the holders of such series. At any such meeting or adjournment thereof, (a) the absence of a quorum shall not prevent the election of directors other than those to be elected by such series voting separately and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by such series voting separately, and (b) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class or classes which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

     (16) During any period the holders of Preferred Stock have the right to vote for directors as provided in paragraph (13), (a) the directors so elected shall continue in office until the next succeeding annual meeting or until their successors, if any, are elected and qualify or, unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of Preferred Stock to vote for directors, and (b) any vacancies in the Board of Directors shall be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of Preferred Stock to vote for directors as provided in paragraph (13), the term of office of the directors then in office so elected shall terminate. Whenever the term of office of the directors so elected shall end and the special voting power vested in the holders of Preferred Stock as provided in paragraph (13) shall have expired, the number of directors shall be such number as may be provided for in the by-laws irrespective of any increase made pursuant to the provisions of paragraph (13).

     (17) If in any case the amounts payable with respect to any obligations to redeem shares of this series or of other series of the Preferred Stock ranking on a parity with this series are not paid in full in the case of all such series with respect to which such obligations exist, the number of shares of such series to be redeemed shall be in proportion to the respective amounts which would be payable on account of such obligations if all amounts payable were discharged in full.

     (18) For the purposes hereof:

          (a) the term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the corporation or a subsidiary and shares called for redemption, funds for the redemption of which shall have been segregated or deposited in trust as provided in Paragraphs 7 and 8;

          (b) the amount of dividends "accrued" on any share of Preferred Stock of any series as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Preferred Stock of any series as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months; and

          (c) any series or class of stock of the corporation shall be deemed to rank

             (i) prior to this series or the Preferred Stock, as the case may be, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of this series or the Preferred Stock, as the case may be;

             (ii) on a parity with this series or the Preferred Stock, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of this series or the Preferred Stock, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other as between the holders of such series or class and the holders of this series or the Preferred Stock; and

             (iii) junior to this series or the Preferred Stock, as the case may be, if the rights of the holders of such series or class shall be subject or subordinate to the rights of the holders of this series or the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up.

     SECOND: The said determination of the designation, preferences and the relative participating, optional and other special rights and qualifications, limitations or restrictions thereof relating to said $2.1875 Cumulative Preferred Stock was duly made by the Board of Directors pursuant to the provisions of the Certificate of Incorporation of the corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Designation has been signed by the Vice President and General Counsel and the Secretary of AMR Corporation, and said corporation has caused its corporate seal to be hereunto affixed, all as of the 27th day of September, 1982.

                                         AMR CORPORATION

                                         By    /s/  RICHARD A. LEMPERT
                                         --------------------------------------
                                                    Vice President and
                                                      General Counsel

Attest:

       /s/  ANNE H. McNAMARA
    ---------------------------
             Secretary

                                AMR CORPORATION
                           Certificate of Designation
                            Pursuant to Section 151
                         of the General Corporation Law
                            of the State of Delaware
                 $2.125 Cumulative Convertible Preferred Stock

     We, Albert V. Casey and Anne H. McNamara, being respectively the Chairman and the Secretary of AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "corporation"), do hereby certify:

     FIRST: That, pursuant to authority expressly vested in the Board of Directors of the corporation by the provisions of its Certificate of Incorporation, the Board of Directors has duly adopted the following resolution:

     RESOLVED that this Board of Directors, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation, hereby authorizes the issue of a series of Preferred Stock of the corporation and hereby fixes the designation, preferences and the relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation, as follows:

     (1) Designation. Five million shares of the Preferred Stock of the corporation shall constitute a series of Preferred Stock designated as "$2.125 Cumulative Convertible Preferred Stock" (hereinafter sometimes called "this series"). The $2.125 Cumulative Convertible Preferred Stock shall rank on a parity with the corporation's $2.1875 Cumulative Preferred Stock.

     (2) Shares of Series Identical. All shares of this series shall be identical with each other in all respects.

     (3) Dividends. The holders of shares of this series shall be entitled to receive, when, as and if declared by the Board of Directors, dividends at the rate of $2.125 per share per annum, and no more, payable quarterly on the first day of February, May, August and November in each year commencing May 1, 1983. In the case of the origi-nal issuance of shares of this series, such dividends shall be cumulative from the date of issue. In the case of shares of this series issued in exchange for issued shares, such dividends shall be cumulative from the quarterly dividend payment date next preceding the date of issue of such shares to which dividends have been paid, unless the date of issue is a quarterly dividend payment date or is a date after the record date for the determination of holders of shares of this series entitled to receive a quarterly dividend and before such quarterly dividend payment date, in either of which events such dividends shall be cumulative from such quarterly dividend date; provided, however, that, if dividends shall not be paid to that quarterly dividend date, then dividends shall be cumulative from the quarterly dividend date to which dividends have been paid. Accruals of dividends shall not bear interest.

     (4) Dividends on Other Preferred Stock. No dividend shall be declared on any series of Preferred Stock ranking junior to or on a parity with this series unless there shall likewise be or have been declared on the shares of this series at the time outstanding like dividends for all dividend periods coinciding with and ending before the date of payment of such dividend, ratably in proportion to the respective annual dividend rates per annum fixed therefor as herein or in the Certificate of Incorporation provided.

     (5) Optional Redemption. Subject to the restrictions in paragraph (13), the shares of this series are redeemable at the option of the corporation, in whole or in part, at any time, at the following redemption prices per share if redeemed during the 12 month period commencing February 1,

                Year                                           Redemption Price
                ----                                           ----------------
                1983                                                27.1250
                1984                                                26.9125
                1985                                                26.7000
                1986                                                26.4875
                1987                                                26.2750
                1988                                                26.0625
                1989                                                25.8500
                1990                                                25.6375
                1991                                                25.4250
                1992                                                25.2125

and at $25 per share if redeemed at any time on or after February 1, 1993, plus, in each case, an amount equal to the dividends accrued and unpaid thereon to the redemption date; provided, however, that shares of this series shall not be redeemable prior to February 1, 1985 unless the Closing Price of a share of Common Stock (determined as provided in subparagraph (c) of paragraph (12)) multiplied by the conversion rate (as defined in subparagraph (b) of paragraph
(12)) then in effect shall have been at least $37.50 on at least 20 consecutive Trading Days (as defined in subparagraph (c) of paragraph (12)) ending within five Trading Days prior to the date notice of redemption is given pursuant to paragraph (7).

     (6) Partial Redemptions. In case only a part of this series at the time outstanding is to be redeemed, the shares to to be redeemed shall be selected by lot, pro rata or by such other manner as the Board of Directors may determine to be fair and proper.

     (7) Notice of Redemption. At least 30 days in advance of the date designated for any redemption pursuant to paragraph (5), the corporation shall mail notice of such redemption to the holders of record of the shares of this series so to be redeemed at their respective addresses as the same shall appear on the books of the corporation.

     (8) Deposit of Funds for Redemption. On the redemption date specified in the notice given pursuant to paragraph (7), the corporation shall, and at any time after such notice shall have been mailed and before such redemption date the corporation may, deposit for the pro rata benefit of the holders of the shares of this series so called for redemption the funds necessary for such redemption with a bank or trust company in the Borough of Manhattan, The City of New York, having a capital and surplus of at least $50,000,000. Any moneys so deposited by the corporation and unclaimed at the end of five years from the date designated for such redemption shall revert to the general funds of the corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the corporation for the payment of the redemption price. In the event that monies are deposited pursuant to this paragraph (8) in respect of shares of this series that are converted in accordance with the provisions of paragraph (12), such monies shall, upon such conversion, revert to the general funds of the corporation and, upon demand, such bank or trust company shall pay over to the corporation such monies and thereupon such bank or trust company shall be relieved of all responsibility to the holders of such shares in respect thereof. Any interest accrued on funds so deposited pursuant to this paragraph (8) shall be paid from time to time to the corporation for its own account.

     (9) Termination of Interest. Upon the deposit of funds pursuant to paragraph (8) in respect of shares of this series called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of this series so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor (including dividends accrued through the redemption date, but without interest) and the right to convert such shares into shares of Common Stock until the close of business on the third business day preceding the redemption date, as provided in paragraph (12).

     (10) Reacquired Shares. Shares of this series which have been issued and reacquired in any manner by the corporation shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of this series or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein; provided, however, that shares of this series redeemed by the corporation may not be reissued as part of this series.

     (11) Liquidation, etc. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of this series shall be entitled to receive $25 per share plus any accrued dividends thereon through the date of payment before any payment shall be made to the holders of any shares of the corporation ranking junior to this series. In the event the assets of the corporation available for distribution to the holders of this series upon any liquidation, dissolution or winding up of the corporation shall be insufficient to pay in full the amounts to which the holders of this series shall be entitled, no distribution shall be made on account of any shares of any other class or series of stock, ranking on a parity with this series unless proportionate amounts shall be paid on account of this series, ratably, in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up.

     (12) Convertibility. Any share of this series may be converted at any time, at the option of the holder thereof, into Common Stock at the rate and on the other terms and conditions set forth in this paragraph (12).

          (a) Subject to the provisions for adjustment hereinafter set forth, each share of this series shall be convertible at the option of the holder thereof, in the manner hereinafter set forth, into 1.005025 fully paid and non-assessable shares of Common Stock. Any holder of shares of this series desiring to convert the same into Common Stock shall surrender the certificate or certificates for the shares being converted, duly endorsed or assigned to the corporation, at the principal office of the corporation or at a bank or trust company appointed by the corporation for that purpose, accompanied by a written notice of conversion specifying the number (in whole shares) of shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued; in case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issue of Common Stock in such name or names. The right to convert shares of this series called for redemption shall terminate at the close of business on the third business day preceding the date fixed for redemption. Upon conversion of any shares of this series the holders thereof shall not be entitled to receive any accumulated, accrued or unpaid dividends in respect of such shares so converted, provided that such holders shall be entitled to receive any dividends on such shares of this series paid or declared prior to such conversion if such holder held such shares on the record date for the payment of such dividend.

          (b) The number of shares of Common Stock and the number of other shares of the corporation, if any, into which each share of this series is convertible (hereinafter sometimes referred to as the "conversion rate") shall be adjusted from time to time as follows:

             (i) In case the corporation shall (x) pay a dividend or make a distribution on its Common Stock which is paid or made in shares of Common Stock or other shares of the corporation, (y) subdivide its outstanding shares of Common Stock or (z) combine its outstanding shares of Common Stock into a smaller number of shares, then, in any such event, the holder of each share of this series shall be entitled to receive, upon the conversion of such share, the number of shares of the corporation which such holder would have owned or have been entitled to receive after the happening of such event had such share been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (b)(i) shall become effective immediately after the opening of business on the next business day (1) following the record date, in the case of a dividend or other distribution, and (2) following the effective date, in the case of a subdivision or combination.

             (ii) In case the corporation shall issue rights or warrants to all holders of shares of its Common Stock as such entitling them (for a period expiring within 45 calendar days after the date of issuance) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share (as defined in subparagraph
        (c) below) on the record date for the determination of shareholders entitled to receive the same, then in each such case the number of shares of Common Stock into which each share of this series shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share was theretofore convertible by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price on such record date. For the purposes of this subparagraph
        (b)(ii), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the shares of Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into shares of Common Stock. Any adjustment pursuant to this subparagraph (b)(ii) shall be made whenever any such rights or warrants are issued, but, if issued, shall also become effective retroactively with respect to conversions made between the record date for the determination of shareholders entitled to receive such rights or warrants and the date such rights or warrants are issued. For purposes of this subparagraph (b)(ii) the granting of the right to purchase Common Stock (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or any Common Stock purchase plan providing for the reinvestment of dividends or interest payable on securities of the corporation and/or the investment of periodic optional payments, in any such case at a price per share of not less than 95% of the current market price per share (determined as provided in such plans) of the Common Stock, shall not be deemed to constitute an issue of rights or warrants by the corporation within the meaning of this subparagraph (b)(ii).

             (iii) In case the corporation shall distribute to all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding any dividends paid in cash out of retained earnings or dividends payable in Common Stock) or rights or warrants to subscribe for securities of the corporation or any of its subsidiaries (other than shares of Common Stock or securities convertible into Common Stock referred to in subparagraph (b)(ii) above) then in each such case the number of shares of Common Stock into which each share of this series shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share was theretofore convertible by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in subparagraph (c) below) on the record date for determination of shareholders entitled to receive such distribution, and of which the denominator shall be such current market price per share of Common Stock less the fair value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a statement filed with each transfer agent for the shares of this series) of the portion of such evidences of indebtedness or assets or rights or warrants to subscribe which are applicable to one share of Common Stock. An adjustment made pursuant to this sub-paragraph (b)(iii) shall become effective immediately after the opening of business on the next business day following the date when any such distribution is made, but, upon distribution, shall also become effective retroactively with respect to conversions made between the record date for the determination of shareholders entitled to receive such distribution and the date such distribution is made.

          (c) For the purpose of any computation under subparagraph (b) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for 30 consecutive Trading Days selected by the corporation commencing not more than 45 Trading Days before the date in question. The term "Closing Price" on any day shall mean the last sales price, regular way, per share of Common Stock on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidated transaction reporting system covering securities listed or admitted to trading on the New York Stock Exchange or, if shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system covering securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Quotation Bureau, Inc. or a similar reporting service designated by the Board of Directors; and the term "Trading Day" shall mean a day on which the principal national securities exchange on which shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York, are not authorized or obligated by law or executive order to close.

          (d) Notwithstanding the provisions of subparagraph (b) above, no adjustment in the conversion rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this subparagraph (d)) would require an increase or decrease of at least 1% in the number of shares of Common Stock into which each share of this series is then convertible; provided, however, that any adjustments which by reason of this subparagraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (12) shall be made to the nearest one hundredth of a share.

          (e) The Board of Directors may make such increases in the conversion rate, in addition to those required by this paragraph (12), as shall be determined by it, as evidenced by a resolution of the Board of Directors, to be advisable in order to avoid or diminish any income tax to any holder of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Board of Directors shall have the power to resolve any ambiguity or correct any error in this paragraph (12) and its actions in so doing, as evidenced by a resolution of the Board of Directors, shall be final and conclusive.

          (f) In case the corporation shall effect any capital reorganization or reclassification of its Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination) or shall consolidate or merge with or into any other corporation (other than a merger in which the corporation is the surviving corporation and each share of Common Stock outstanding immediately prior to such merger is to remain outstanding immediately after such merger) or shall sell or transfer substantially all its assets to any other corporation, lawful provision shall be made as a part of the terms of such transaction whereby the holders of shares of this series shall, if entitled to convert such shares at any time after the consummation of such transaction, receive upon conversion thereof in lieu of each share of Common Stock issuable upon conversion of such shares prior to such consummation the same kind and amount of stock (or other securities, cash or property, if any) as may be issuable or distributable in connection with such transaction with respect to each outstanding share of Common Stock subject to adjustments for subsequent stock dividends and distributions, subdivisions or combinations of shares, capital reorganizations, reclassifications, consolidations or mergers as nearly equivalent as possible to the adjustments provided for in this paragraph (12).

          (g) Whenever the conversion rate is adjusted as herein provided:

             (i) the corporation shall compute the adjusted conversion rate and shall cause to be prepared a certificate signed by a principal financial officer of the corporation setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof; such certificate shall forthwith be filed with each transfer agent for the shares of this series; and

             (ii) a notice stating that the conversion rate has been adjusted and setting forth the adjusted conversion rate shall, as soon as practicable, be mailed to the holders of record of outstanding shares of this series.

          (h) In case:

             (i) the corporation shall declare a dividend or other distribution on shares of its Common Stock, other than a cash dividend or a dividend or other distribution in shares of its Common Stock; or

             (ii) the corporation shall authorize the issuance to all holders of shares of its Common Stock or rights or warrants entitling them to subscribe for or purchase any shares of its Common Stock or any other subscription rights or warrants; or

             (iii) of any reclassification of the capital stock of the corporation (other than a subdivision or combination of its outstanding shares of its Common Stock), or of any consolidation or merger to which the corporation is a party and for which approval of any shareholders of the corporation is required, or of the sale or transfer of all or substantially all the assets of the corporation; or

             (iv) of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     then the corporation shall cause to be mailed to each transfer agent for the shares of this series and to the holders of record of the outstanding shares of this series, at least 20 days (or 10 days in any case specified in subparagraph (h)(i) or (h)(ii) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or
     (y) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. Such notice shall also state whether such transaction will result in any adjustment in the conversion rate applicable to the shares of this series and, if so, shall state what the adjusted conversion rate will be and when it will become effective. The failure to give the notice required by this subparagraph (h), or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up, or the vote on any action authorizing such.

          (i) The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance upon conversion of the shares of this series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this series then outstanding and shall take all action necessary so that shares of Common Stock so issued will be validly issued, fully paid and nonassessable.

          (j) The corporation will pay any and all stamp or similar taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of this series. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of this series so converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the corporation the amount of any such tax or has established to the satisfaction of the corporation that such tax has been paid.

          (k) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of shares of this series. If any such conversion would otherwise require the issuance of a fractional share, an amount equal to such fraction multiplied by the Closing Price per share of Common Stock (determined as provided in subparagraph (c) above) on the day of conversion shall be paid to the holder in cash by the corporation.

          (l) The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this paragraph
     (12).

     (13) Restrictions on Redemption or Purchase of Preferred Stock. If at any time the corporation shall have failed to pay dividends in full on this series, thereafter and until dividends in full, including all accrued dividends on shares of this series outstanding, shall have been declared and set apart for payment or paid, (a) the corporation, without the affirmative vote or consent of the holders of at least a majority of this series at the time outstanding voting as a separate series, shall not redeem any shares of this series or any shares ranking on a parity with this series unless it shall simultaneously redeem all the shares of this series then outstanding, and (b) neither the corporation nor any subsidiary shall purchase any shares of this series or any shares ranking on a parity with this series except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, in their sole discretion after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment among the respective series and classes; provided, however, that (i) the corporation, to meet the requirements of any retirement or sinking fund provisions with respect to any such series or classes, may use shares thereof acquired by it prior to such failure and then held by it as treasury stock and (ii) nothing shall prevent the corporation from completing the purchase or redemption of shares of this series or any shares ranking on a parity with or prior to this series for which a purchase contract was entered into for any retirement or sinking fund purposes, or the notice of redemption of which was initially mailed or published, prior to such default.

     (14) Certain Restrictions; Right to Vote on Certain Matters. So long as any shares of this series are outstanding the corporation will not

          (a) declare, or pay, or set apart for payment, any dividends (other than dividends payable in stock ranking junior to this series) or make any distribution on any stock of the corporation ranking junior to this series and will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any such junior stock if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the corporation shall be in default with respect to any dividend payable on, or any obligation to retire, shares of this series or any Preferred Stock ranking on a parity with this series, provided that, notwithstanding the foregoing, the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for, or out of the net cash proceeds from the sale of, other shares of any such junior stock;

          (b) without the affirmative vote or consent of the holders of at least a majority of the shares of this series and of all other series of Preferred Stock ranking on a parity with this series (to the extent the certificates of designation of such series require such series to vote on the matters covered by this subparagraph (b)) at the time outstanding, voting as a class, issue shares of any class or series of stock ranking on a parity with this series (other than the 10,000,000 shares of Preferred Stock authorized for issuance at the time of the initial issuance of this series), unless the net earnings of the corporation available under the General Corporation Law of the State of Delaware for payment of dividends during 12 calendar months out of the immediately 18 preceding calendar months are at least 3 times the annual pro forma dividend requirements on all shares of Preferred Stock which would be outstanding thereafter; and

          (c) without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of this series at the time outstanding, voting as a class (i) issue any class or series of stock ranking prior to this series or increase the authorized number of shares of any such prior class or series of stock, or (ii) amend, alter or repeal any of the provisions hereof or of the Certificate of Incorporation so as adversely to affect the preferences, rights, or powers of this series.

     (15) Right to Elect Directors When Dividends in Arrears. Whenever dividends payable on the Preferred Stock shall be in default in an aggregate amount equivalent to six full quarterly dividends, the number of directors constituting the Board of Directors of the corporation shall be increased by two, and the holders of this series and of all other series of Preferred Stock (to the extent provided in the certificates of designation of such series), voting as a class, shall have the exclusive and special right to elect two directors of the corporation to fill such newly created directorships. Whenever such right of the holders of this series shall have vested, such right may be exercised initially either at a special meeting of the holders of this series and such other series called as provided in paragraph (16), or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The right of the holders of this series to vote for the election of such members of the Board of Directors of the corporation as aforesaid shall continue until such time as all dividends accumulated on this series shall have been paid in full, at which time the special right of the holders of this series so to vote separately as a class with such other series for the election of directors shall terminate.

     (16) Notice of Meetings of Holders. At any time when such special voting power shall have vested as provided in paragraph (15), a proper officer of the corporation shall, upon the written request of the holders of record of at least 10% of the then outstanding aggregate number of shares of this series and the other series of Preferred Stock so entitled to vote, addressed to the Secretary of the corporation, call a special meeting of the holders thereof for the purpose of electing directors pursuant to paragraph (15). Such meeting shall be held at the earliest practicable date at such place as shall be specified in the notice of the meeting. If such meeting shall not be called by the proper officers of the corporation within twenty days after personal service of such written request upon the Secretary of the corporation, or within twenty days after mailing the same within the United States of America, by registered mail addressed to the Secretary of the corporation at its principal office, then the holders of record of at least 10% of the then outstanding aggregate number of shares of this series and of any such other series may designate in writing one of their number to call such meeting at the expense of the corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such place as shall be specified in the notice of the meeting. Any holder so designated shall have access to the stock books of the corporation for the purpose of causing meetings of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this paragraph (16), no such special meeting shall be called during the period within ninety days immediately preceding the date fixed for the next annual meeting of stockholders.

     (17) Procedures for Meetings of Holders. At any meeting held for the purpose of electing directors at which the holders of this series and the other series of Preferred Stock so entitled to vote shall have the special right to elect directors as provided in paragraph (15), the presence, in person or by proxy, of the holders of 33-1/3% of the then outstanding aggregate number of shares of this series and such other series shall be required to constitute a quorum for the election of any director by the holders of such series. At any such meeting or adjournment thereof, (a) the absence of a quorum shall not prevent the election of directors other than those to be elected by such series voting separately and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by such series voting separately, and (b) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class or classes which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

     (18) Term of Directors Elected by Holders. During any period the holders of Preferred Stock have the right to vote for directors as provided in paragraph
(15), (a) the directors so elected shall continue in office until the next succeeding annual meeting or until their successors, if any, are elected and qualify or, unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of Preferred Stock to vote for directors, and (b) any vacancies in the Board of Directors shall be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. If and to the extent permitted by applicable law, immediately upon any termination of the right of the holders of Preferred Stock to vote for directors as provided in paragraph (15), the term of office of the directors then in office so elected shall terminate. Whenever the term of office of the directors so elected shall end and the special voting power vested in the holders of Preferred Stock as provided in paragraph (15) shall have expired, the number of directors shall be such number as may be provided for in the by-laws irrespective of any increase made pursuant to the provisions of paragraph (15).

     (19) Proportionate Redemption of Preferred Stock. If in any case the amounts payable with respect to any obligations to redeem shares of this series or of other series of the Preferred Stock ranking on a parity with this series are not paid in full in the case of all such series with respect to which such obligations exist, the number of shares of such series to be redeemed shall be in proportion to the respective amounts which would be payable on account of such obligations if all amounts payable were discharged in full.

     (20) Certain Definitions. For the purposes hereof:

          (a) the term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the corporation or a subsidiary and, except as to the right to convert, which shall be governed by the provisions of subparagraph (a) of paragraph (12), shares of this series called for redemption, if funds for such redemption shall have been deposited in trust as provided in paragraph (8);

          (b) the amount of dividends "accrued" on any share of Preferred Stock of any series as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Preferred Stock of any series as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made, based on a 360-day year of twelve 30-day months; and

          (c) any series or class of stock of the corporation shall be deemed to rank

             (i) prior to this series or the Preferred Stock, as the case may be, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in preference or priority to the holders of this series or the Preferred Stock, as the case may be;

             (ii) on a parity with this series or the Preferred Stock, as the case may be, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of this series or the Preferred Stock, if the holders of such series or class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other as between the holders of such series or class and the holders of this series or the Preferred Stock; and

             (iii) junior to this series or the Preferred Stock, as the case may be, if the rights of the holders of such series or class shall be subject or subordinate to the rights of the holders of this series or the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up.

     SECOND: That said determination of the designation, preferences and the relative participating, optional and other special rights and qualifications, limitations or restrictions thereof relating to said $2.125 Cumulative Convertible Preferred Stock was duly made by the Board of Directors pursuant to the provisions of the Certificate of Incorporation of the corporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Certificate of Designation has been signed by the Chairman and the Secretary of AMR Corporation, and said corporation has caused its corporate seal to be hereunto affixed, all as of the 27th day of January, 1983.

                                            AMR CORPORATION

                                            By     /s/  ALBERT V. CASEY
                                              ---------------------------------
                                                          Chairman

Attest:

     /s/  ANNE H. McNAMARA
- -------------------------------
             Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                AMR CORPORATION

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     We, the undersigned, Richard A. Lempert and Anne H. McNamara, Senior Vice President and Secretary, respectively, of AMR Corporation, a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certify as follows:

     1. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 120,000,000 shares, of which 20,000,000 shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock") and 100,000,000 shares shall be shares of Common Stock of the par value of $1.00 per share (hereinafter called "Common Stock").

          The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock shall be governed by the following provisions:

          1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, including (but without limiting the generality thereof) the following:

             (a) The designation of such series.

             (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividend shall be cumulative or non-cumulative.

             (c) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

             (d) The terms and amount of any sinking fund provided for the purpose or redemption of the shares of such series.

             (e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

             (f) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise.

             (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

             (h) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation.

          2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

          3. No holder of shares of any class of stock of the corporation shall be entitled as a matter of right, to any preemptive right to subscribe to any additional issues of stock of the corporation of any class, or any securities convertible into any class of stock of the corporation.

          4. The corporation may from time to time issue and dispose of any of the authorized and unissued shares of Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, or of Common Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services. Any and all such shares of the Preferred or Common Stock of the corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon."

          2. The amendment herein set forth was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

          3. This amendment shall be effective on June 10, 1983.

     IN WITNESS WHEREOF, this Certificate has been executed and attested by the undersigned this 29th day of June, 1983.

                                                /s/  RICHARD A. LEMPERT
                                                ----------------------------
                                                     Richard A. Lempert
                                                   Senior Vice President
                                                     & General Counsel

Attest:

     /s/  ANNE H. MCNAMARA
     --------------------------
          Anne H. McNamara
             Secretary

                      CERTIFICATE OF CHANGE OF ADDRESS OF

                   REGISTERED OFFICE AND OF REGISTERED AGENT

            PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE

To:  DEPARTMENT OF STATE
     Division of Corporations
     Townsend Building
     Federal Street
     Dover, Delaware 19903

     Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

     1. The name of the agent is:     The Corporation Trust Company

     2. The address of the old registered office was:

              100 West Tenth Street
              Wilmington, Delaware 19801

     3. The address to which the registered office is to be changed is:

              Corporation Trust Center
              1209 Orange Street
              Wilmington, Delaware 19801

       The new address will be effective on July 30, 1984.

     4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

     IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this 25th day of July, 1984.


                                                THE CORPORATION TRUST COMPANY
                                            -----------------------------------
                                                 (Name of Registered Agent)

                                            By          VIRGINIA COLWELL
                                              ---------------------------------
                                                      (Vice-President)

ATTEST:

    /s/
- -----------------------------------
       (Assistant Secretary)

                 STATE OF DELAWARE -- DIVISION OF CORPORATIONS
                          CHANGE OF ADDRESS FILING FOR
                     CORPORATION TRUST AS OF JULY 27, 1984
                                    DOMESTIC

0931934  INTERNATIONAL SOFTWARE ENTERPRISES -- USA, INC.                    02/12/1982 D DE
0931935  PLAZA RESOURCES COMPANY                                            02/12/1982 D DE
0931939  NEW VISIONS PRODUCTIONS LIMITED                                    02/12/1982 D DE
0931940  PPA EXPORTS, INC.                                                  02/12/1982 D DE
0931943  QUALITY OPERATIONS, INC.                                           02/12/1982 D DE
0931944  LOCKWOOD DIPPLE & GREEN OF ALASKA INCORPORATED                     02/12/1982 D DE
0931945  JOHN BROWN PROPERTIES, LTD.                                        02/12/1982 D DE
0931946  POLYDRAIN INCORPORATED                                             02/12/1982 D DE
0931952  TWIN CREEKS CORPORATION                                            02/12/1982 D DE
0931953  WEAVER EXPLORATION (AUSTRALIA) LIMITED                             02/12/1982 D DE
0931954  SOUTHERN LOUISIANA NATURAL GAS COMPANY                             02/12/1982 D DE
0931956  MORGANITE W.A.R.M. INCORPORATED                                    02/12/1982 D DE
0931980  TENDER INTERNATIONAL CORPORATION                                   02/16/1982 D DE
0931981  AMR CORPORATION                                                    02/16/1982 D DE
0931990  PACCAR RAIL LEASING INC                                            02/16/1982 D DE
0931998  ENVIRONMENTAL PURIFICATION SYSTEMS, INC.                           02/16/1982 D DE
0932001  X CO. OF COLORADO, INC.                                            02/16/1982 D DE
0932003  VETERINARY SCIENCE, INC.                                           02/16/1982 D DE
0932004  BAYFIELD CORPORATION                                               02/16/1982 D DE
0932025  COMPAQ COMPUTER CORPORATION                                        02/16/1982 D DE
0932026  ACUSHNET ELECTRONICS CO., INC.                                     02/16/1982 D DE
0932029  GEICO ANNUITY AND INSURANCE COMPANY                                02/16/1982 D DE
0932031  USAIR GROUP, INC.                                                  02/16/1982 D DE
0932039  PAN-TEK INTERNATIONAL, INC.                                        02/16/1982 D DE
0932041  RAMPAR INTERNATIONAL, INC.                                         02/16/1982 D DE
0932043  MAJOR MUSIC CORPORATION                                            02/16/1982 D DE
0932044  BIO-TECHNICAL RESOURCES, INC.                                      02/16/1982 D DE
0932045  ANACONDA PERU INC.                                                 02/16/1982 D DE
0932047  IAMS FOOD COMPANY DISC, INC.                                       02/16/1982 D DE
0932048  INTERNATIONAL DISPLAY SYSTEMS, INC.                                02/16/1982 D DE
0932049  PORT CITY BARGE CO.                                                02/16/1982 D DE
0932050  FEA ENTERPRISES, INC.                                              02/16/1982 D DE
0932053  DENVER-ALASKA OIL COMPANY                                          02/16/1982 D DE
0932074  KOCKS, INC.                                                        02/17/1982 D DE
0932084  H.K.S. SERVICES, INC.                                              02/17/1982 D DE
0932085  DION INTERNATIONAL TRUCKS, INC.                                    02/17/1982 D DE
0932086  H. D. COPELAND INTERNATIONAL TRUCKS, INC.                          02/17/1982 D DE
0932087  J.I.B. HOLDINGS INC.                                               02/17/1982 D DE
0932088  SOLOMAT CORPORATION                                                02/17/1982 D DE
0932089  LANCASTER COSMETICS INC.                                           02/17/1982 D DE
0932090  IADS OPERATIONS, INC.                                              02/17/1982 D DE
0932091  TWENTY-EIGHTH SHELF CORPORATION                                    02/17/1982 D DE
0932092  IMPORTS FROM SWITZERLAND LIMITED                                   02/17/1982 D DE
0932093  KUWAM CORPORATION                                                  02/17/1982 D DE
0932107  EUROSTYLE IMPORTS, INC.                                            02/17/1982 D DE
0932127  NUCLEAR DATA EXPORT CORP. (DISC)                                   02/17/1982 D DE
0932128  EURO-METRE, INC.                                                   02/17/1982 D DE

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                                AMR CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, Richard A. Lampert, Senior Vice President and General Counsel, and Anne
H. McNamara, Corporate Secretary, of AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on February 13, 1986, adopted the following resolution creating a series of six hundred and ten thousand (610,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 610,000.

     2. Dividends and Distributions.

          (i) The holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in subparagraph (i) of this paragraph 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment

     Date, a dividend of $5 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (i) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (ii) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (iii) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other capital stock of the Corporation having general voting rights as set forth herein) for taking any corporate action.

          4. Certain Restrictions.

          (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph 2 of this Section are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

             (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

             (b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

             (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior

        (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

             (d) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (ii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

     5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series Preferred Stock and may be reissued as part of a new series of Series Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     9. Rank. The Series A Preferred Stock shall rank junior with respect to payment of dividends and on liquidation to all other series of the Corporation's preferred stock outstanding on the date hereof and to all such other series that specifically provide that they shall rank senior to the Series A Preferred Stock.

     10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate, and do affirm the foregoing as true under the penalties of perjury, this 26th day of February, 1986.

                                                 /s/ RICHARD A. LEMPERT
                                                 -------------------------
                                                     Richard A. Lempert
                                                 Senior Vice President and
                                                      General Counsel

[SEAL]

Attest:

     /s/  ANNE H. McNAMARA
     --------------------------
          Anne H. McNamara
        Corporate Secretary

                          CERTIFICATE OF DESIGNATIONS
                                       OF
                          PREFERRED AUCTION RATE STOCK
                                    SERIES A

                                       OF

                                AMR CORPORATION
          ------------------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
          ------------------------------------------------------------

     AMR CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorizes the issuance of up to 20,000,000 shares of preferred stock without par value at a meeting of the Board of Directors duly held on May 20, 1987:

     1. The Board of Directors on May 20, 1987 adopted the following resolution designating three series of preferred stock without par value of the Corporation (for purposes of paragraphs 1 through 3 of this Certificate of Designations, such three series are collectively referred to as "Preferred"):

          "RESOLVED, that there are hereby designated three series of Preferred, entitled as follows:

        Preferred Auction Rate Stock, Series A
        Preferred Auction Rate Stock, Series B
        Preferred Auction Rate Stock, Series C

respectively, each such Series to consist of 100 shares."

     2. The Board of Directors on May 20, 1987 adopted the following resolutions designating a Preferred Stock Committee of the Board of Directors and authorizing such committee to act on behalf of the Board of Directors in connection with the issuance of any such series of Preferred:

     "RESOLVED, that the Board of Directors hereby appoints a Preferred Stock Committee, to be composed of such directors as shall be designated by the Board of Directors by separate resolutions adopted by a majority of the whole Board of Directors on the date hereof or from time to time hereafter, which Committee shall have the powers set forth in these resolutions; that two members of the Preferred Stock Committee constitute a quorum and are necessary and sufficient to transact business; that the act of a majority of those present at any meeting shall be the act of the Preferred Stock Committee; that notice of each meeting of the Preferred Stock Committee shall be given by any member causing to be delivered, not less than two hours prior to the meeting, to the office of each member shown on the records of the Corporation, written or telephonic notice of the location, date, time and purpose of the meeting; that a written waiver of notice signed by each member, whether before or after the meeting, shall be deemed equivalent to notice; that attendance by a member at a meeting shall constitute waiver of notice of such meeting; that attendance at and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and that a written report of any actions taken by the Preferred Stock Committee shall be delivered at the next meeting of the Board of Directors; and

     RESOLVED, that the Preferred Stock Committee be and hereby is authorized and empowered with full power and authority to act on behalf and in the stead of the Board of Directors in connection with the issuance of any series of the Preferred as herein designated and to fix the dividend rates (including the dividend determination auction procedures) and dividend payment dates and to declare dividends payable on any series of Preferred, to the fullest extent permitted by Section 141(c) of the Delaware General Corporation Law as it now exists or is hereafter amended."

     3. The Board of Directors on May 20, 1987 adopted the following resolutions fixing the voting rights of each such series of Preferred:

     "RESOLVED, that the shares of each series of the Preferred shall have no voting powers, either general or special, except that:

          (a) Whenever, at any time or times, dividends payable on any series of Preferred shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days on the shares of such series at the time outstanding, the record holders of such series (voting separately as a class with (i) the record holders of any other series of Preferred theretofore granted voting rights as a result of such a dividend arrearage with respect to such other series and (ii) the record holders of all other series of preferred stock subsequently issued if so provided in the certificate of designations with respect thereto), will be entitled to vote for the election of two additional directors of the Corporation at the Corporation's next annual meeting of stockholders. At elections for such directors, each record holder of such series shall be entitled to one vote for each share held (the record holders of shares of any other series of preferred stock then entitled to vote being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of such series, the maximum authorized number of members of this Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the record holders of such outstanding series (either alone or together with the holders of shares of any one or more other series of preferred stock then entitled to vote) as hereinafter set forth. The right of the holders of such series, voting separately as a class, to elect (either alone or together with the holders of shares of any one or more other series of preferred stock then entitled to vote) members of this Board of Directors as aforesaid shall continue until such time as all dividends accumulated on such series shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

          Upon any termination of the right of the holders of all series of Preferred and any other such preferred stock to elect directors, the term of office of all directors then in office elected by the holders of such preferred voting as a class shall, to the extent permitted by law, terminate immediately. If the office of any director elected by the holders of preferred stock so voting as a class becomes vacant by reason of death, resignation, retirement, disqualification or removal from office, or otherwise, the remaining director elected by the holders of preferred stock so voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders of preferred stock so voting as a class shall end and the special voting powers vested in the holders of preferred stock shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this resolution.

          (b) So long as any shares of any series of Preferred remain outstanding, the consent of the record holders of at least two-thirds of the shares of such series outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation or of the resolutions set forth in any Certificate of Designations for any series of Preferred designating such series and the preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof if, and only if, the foregoing action, would (i) adversely affect any right, preference, privilege or power of shares of such series or (ii) increase the rights, preferences, privileges or powers of shares of any other series of the Preferred if such increase is not applicable to such first series; provided, however, that any increase in the amount of authorized preferred stock (other than the Preferred or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of any other series of preferred stock, in each case ranking on a parity with or junior to such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers.

          (c) So long as any shares of any series of Preferred remain outstanding, the consent of the record holders of at least two-thirds of the shares of all series of Preferred outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for such purpose, shall be necessary to permit, effect or validate the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking senior to any share of the Preferred with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

          (d) The foregoing voting provisions shall not apply to any series of Preferred if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such a redemption.

     4. The Board of Directors on May 20, 1987, adopted the following resolution, with the preferences and rights set forth therein relating to the Initial Dividend Rate (as defined in such resolution) having been fixed by a special committee of the Board of Directors pursuant to authorization delegated to it by the Board of Directors:

     "RESOLVED, that the issue of up to 100 shares of Preferred Auction Rate Stock, Series A, without par value of the Corporation is hereby authorized and the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 100 shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

                         PREFERRED AUCTION RATE STOCK,
                                    SERIES A

                                     PART 1

     1. Number of shares. (a) The designation of the series of preferred stock without par value provided for herein shall be "Preferred Auction Rate Stock, Series A" (hereinafter referred to as the "Series A Preferred"), and the number of authorized shares constituting Series A Preferred is 100. No fractional shares of Series A Preferred will be issued.

     (b) All shares of Series A Preferred redeemed or purchased by the Corporation (which shall not be deemed to include purchases by an Affiliate, as defined in Section 1 of Part II hereof) shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series A Preferred.

     (c) The Series A Preferred shall rank on a parity as to dividends and upon liquidation with all other series of Preferred issued by the Corporation.

     2. Dividends.

     (a) The Holders (all capitalized terms used in this Part I and not otherwise defined shall have the meanings provided in Section 6 of this Part I) shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (or a committee thereof authorized by the Board of Directors to so act), out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum, determined as set forth below, and no more, payable on the respective dates set forth below.

     (b) (i) Dividends on shares of Series A Preferred at the Applicable Rate per annum as described in subsections (c)(i) and (c)(ii) of this Section 2, shall accrue from the Date of Original Issue and shall be payable initially on July 9, 1987 (or such other date as is designated by a resolution of the Board of Directors of the Corporation (or a committee thereof authorized to so act) prior to the Date of Original Issue) and on each succeeding seventh Thursday after such date (in each case, the "Normal Day"); provided, however, that (i) if the Normal Day is not a Business Day or (ii) the following Friday is not a Business Day, the Dividend Payment Date will be the first Business Day preceding such Normal Day that is immediately followed by a day that is a Business Day. Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Day because of the above-mentioned provisos, the next succeeding Dividend Payment Date shall be, subject to such provisos, the seventh Thursday following the originally designated Normal Day for the prior Dividend Period. Notwithstanding the foregoing, in the event of a change in Federal law lengthening the minimum holding period (currently found in Section 246(c) of the Internal Revenue Code of 1986, as amended) required for taxpayers to be entitled to the dividends-received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of such Code) (the "Minimum Holding Period"), the Board of Directors of the Corporation shall increase the period of time between Dividend Payment Dates so as to increase uniformly the number of days (such number of days without giving effect to the provisos in the first sentence of this
Section 2(b)(i) being "Dividend Period Days") in Dividend Periods commencing after the date of such change in law (and in any event commencing no earlier than 21 days after such action by the Board of Directors of the Corporation) to equal or exceed the then current Minimum Holding Period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days shall not exceed 98 days. If as a result of applying the above procedures for determining a Dividend Payment Date, the number of days in a Dividend Period would not satisfy the Minimum Holding Period, the Corporation's Board of Directors may fix the Dividend Payment Date on the first Business Day following the Normal Day which is next succeeded by a Business Day. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation will give notice of such change to the Auction Company and to the Holders at such Holders' addresses as the same appears on the stock transfer books of the Corporation. The first date of payment of dividends is the "Initial Dividend Payment Date" and each date of payment of dividends is a "Dividend Payment Date".

     (ii) As long as a Permanent Auction Termination Date has not occurred with respect to the Series A Preferred, the Corporation shall deposit with the Auction Company not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date an aggregate amount of funds available on such Business Day or the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. All such moneys shall be held in trust for the payment of such dividends by the Auction Company for the benefit of the Holders specified in subsection (b)(iii) of this Section 2.

     (iii) Each dividend shall be paid to the Holders as their names appear on the stock transfer books of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if a Permanent Auction Termination Date has occurred in respect of the Series A Preferred or such dividend payment is in respect of dividends in arrears, such dividend shall be paid to the Holders as their names appear on the stock transfer books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time without reference to any regular Dividend Payment Date.

     (c) (i) The dividend rate (the "Initial Dividend Rate") on shares of Series A Preferred during the period commencing on the Date of Original Issue to and including the day immediately preceding the Initial Dividend Payment Date (the "Initial Dividend Period") shall be 5.45%. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of Series A Preferred for each subsequent dividend period (a "Subsequent Dividend Period") and the Initial Dividend Period or any Subsequent Dividend Period being a "Dividend Period") thereafter, which subsequent Dividend Period shall commence on each Dividend Payment Date and shall end on and include the date immediately preceding the next succeeding Dividend Payment Date, shall be, except as provided in subsection (c)(ii) of this Section 2, equal to the rate per annum that results from implementation of the Auction Procedures described in Part II hereto (which
Part II is hereby incorporated by reference herein and made a part hereof).

     (ii) In the event of any failure by the Corporation to deposit (in funds available on such Business Day or the next Business Day in the City of New York, New York) with the Auction Company by 12:00 noon, New York City time, (i) on the Business Day next preceding any Dividend Payment Date, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of Series A Preferred or (ii) on the Business Day next preceding any redemption date for Series A Preferred, the redemption price to be paid on such redemption date, including an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) for any share of Series A Preferred, after a notice of redemption has been given as provided in subsection C of Section 3 of this Part I, then, except as provided in the next following sentence, the dividend rate for each Dividend Period commencing after the date of any such failure shall be equal to the Alternate Rate for such Dividend Period. To the extent that the Corporation has remedied any such failure to pay dividends, and is not in arrears on any other dividends payable on shares of Series A Preferred, and/or has remedied any such failure to pay such redemption price, in each case prior to the second Business Day preceding the fifth Dividend Payment Date following such failure, Auctions shall be reinstated for Series A Preferred on the first Auction Date following such remedy and the Applicable Rate for Series A Preferred shall again be the rate per annum that results from the implementation of the Auction Procedures; to the extent such failure is not so remedied by such date, Auctions for such Series will be permanently discontinued and the Applicable Rate for all future Dividend Periods for such Series shall be the Alternate Rate for each such Dividend Period.

     (iii) The amount of dividends per share of Series A Preferred payable for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in the Dividend Period such share was outstanding and the denominator of which shall be 360, and then multiplying the rate so obtained by $500,000 per share of Series A Preferred.

     (d)(i) So long as any shares of Series A Preferred are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with Series A Preferred for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on shares of Series A Preferred for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series A Preferred and any other series of preferred stock ranking on a parity as to dividends with Series A Preferred, all dividends declared on Series A Preferred and any other series of preferred stock ranking on a parity as to dividends with Series A Preferred shall be declared pro rata so that the amount of dividends declared per share on Series A Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series A Preferred and such other series of preferred stock bear to each other.

     (ii) So long as any shares of Series A Preferred are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock or any other stock ranking junior to Series A Preferred as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock of the Corporation ranking junior to or on a parity with Series A Preferred as to dividends, nor shall any common stock or any other stock of the Corporation ranking junior to or on a parity with Series A Preferred as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series A Preferred as to dividends and upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of Series A Preferred shall have been paid through the most recent Dividend Payment Date.

     (e) Any dividend payment made on shares of Series A Preferred shall first be credited against the dividends accrued with respect to the earliest Dividend Period for which dividends have not been paid. Holders of shares of Series A Preferred shall not be entitled to (i) any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series A Preferred, or (ii) any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on the Series A Preferred which may be in arrears.

     3. Redemption. Shares of Series A Preferred shall be redeemable by the Corporation as provided below:

     A. Optional Redemption.

     (a) At the option of the Corporation, shares of Series A Preferred may be redeemed as a whole on any Dividend Payment Date or in part from time to time on the second Business Day next preceding any Dividend Payment Date, out of funds legally available therefor, at a redemption price of:

          (i) $507,500 per share if redeemed on or before the first anniversary of the Date of Original Issue;

          (ii) $505,000 per share if redeemed thereafter and on or before the second anniversary of the Date of Original Issue;

          (iii) $502,500 per share if redeemed thereafter and on or before the third anniversary of the Date of Original Issue; and

          (iv) $500,000 per share if redeemed thereafter;

plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

     (b) At the option of the Corporation, shares of Series A Preferred may be redeemed, as a whole but not in part, on any Dividend Payment Date, out of funds legally available therefor, at a redemption price of $500,000 per share, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, if the Applicable Rate with respect to the Dividend Period ending on the day immediately preceding such Dividend Payment Date shall equal or exceed the Aa Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

     B. Allocation. If fewer than all the outstanding shares of Series A Preferred are to be redeemed pursuant to Section 3A(a), the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation. To the extent that there is one Holder of all shares of Series A Preferred, such Holder shall determine which of its shares of Series A Preferred are to be redeemed in the case of a partial redemption. To the extent there is more than one Holder for all shares of Series A Preferred, then in the case of a partial redemption, the shares to be redeemed shall be determined by the Board of Directors among the then current Holders by lot or such other method deemed by the Board of Directors to be fair and equitable.

     C. Notice of Redemption; Other Redemption Procedures.

     (a) Whenever shares of Series A Preferred are to be redeemed pursuant to this Section 3, a notice of such redemption shall be mailed, by first-class mail, postage prepaid, or delivered to each Holder of the shares to be redeemed at such Holder's address as the same appears on the stock transfer books of the Corporation. Such notice shall be mailed or delivered not less than 20 days and not more than 45 days prior to the date fixed for redemption. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred to be redeemed; (iii) the redemption price; (iv) the place or places where such shares of Series A Preferred are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemp-tion date; and (vi) the provision of this Section 3 under which the redemption is made. If fewer than all shares of Series A Preferred held by a Holder are to be redeemed, the notice mailed or delivered to such Holder shall specify the number of shares to be redeemed from such Holder. Except as required by the applicable law, no defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings.

     (b) On and after the date specified in a notice of redemption, the Holder of shares of Series A Preferred specified for redemption, upon presentation and surrender at the office of the Auction Company (or any successor redemption agent) designated in such notice of redemption of the certificate or certificates evidencing the shares of Series A Preferred held by such holder and called for redemption, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, bearing all necessary transfer tax stamps thereto affixed and cancelled, shall be entitled to receive therefor the applicable redemption price hereinbefore specified. If less than all of the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

     (c) If the Corporation shall give a notice of redemption, then, by 12:00 noon (New York City time) on the Business Day next preceding the date fixed for redemption, the Corporation shall deposit with the Auction Company (or any successor redemption agent) an aggregate amount of funds available on the next Business Day equal to the aggregate redemption price of the shares of the Series A Preferred called for redemption in such notice of redemption and shall give the Auction Company (or any successor redemption agent) irrevocable instructions and authority to pay the redemption price to the Holders of the shares of the Series A Preferred called for redemption upon surrender of the certificate or certificates therefor. All such moneys so deposited will be held in trust by the Auction Company for the benefit of the Holders of the shares to be redeemed. Upon the earlier of the date of such deposit or the payment of the redemption price, all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of the Holders of such shares, upon surrender of such shares, to receive the redemption price thereof, but without any interest, and such shares shall no longer be deemed to be outstanding for any purposes. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any funds so deposited and interest thereon in excess of the aggregate redemption price of the shares of the Series A Preferred called for redemption on such date. Any funds so deposited which are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of shares of the Series A Preferred so called for redemption shall look only to the Corporation for payment thereof, without any interest payable thereon. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited and held by the Auction Company (or any successor redemption agent).

     (d) Notwithstanding any other provisions of this Section 3, if any dividends on any share of Preferred are in arrears, no shares of Preferred may be redeemed unless all outstanding shares of Preferred are simultaneously redeemed, nor may any shares of Preferred be purchased or otherwise acquired by the Corporation except in accordance with a purchase offer on the same terms made by the Corporation for all outstanding shares of Preferred.

     (e) Except as set forth in this Section 3 with respect to redemptions and subject to subsection (d) of this Section 3 and to the limitations contained in
Part II, nothing contained herein shall limit any legal right of the Corporation or any Affiliate to purchase or otherwise acquire any shares of Series A Preferred at any price, whether higher or lower than the redemption price. Shares of Series A Preferred which have been redeemed, purchased or otherwise acquired by the Corporation are not subject to reissuance and shall be retired.

     4. Liquidation.

     (a) Upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of shares of Series A Preferred then outstanding shall be entitled, whether from capital or surplus before any assets of the Corporation shall be distributed among or paid over to the holders of stock junior to the Series A Preferred as to liquidation payments but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of any stock of the Corporation with liquidation rights senior to the Series A Preferred, to be paid $500,000 per share, plus, in each such case, an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date of final distribution. After any such payment in full, the holders of shares of the Series A Preferred shall not be entitled to any further participation in any distribution of assets of the Corporation.

     (b) Neither the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 4.

     (c) If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be insufficient to make the full payments required by subsection (a) of this Section 4, no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of Series A Preferred upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (d) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the shares of Series A Preferred upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the shares of Series A Preferred as provided in this
Section 4, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of Series A Preferred upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the shares of Series A Preferred shall not be entitled to share therein.

     5. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

          (a) prior to the shares of Series A Preferred either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the

     Corporation, as the case may be, in preference or priority to the Holders of shares of Series A Preferred.

          (b) on a parity with shares of Series A Preferred either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series A Preferred, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the Holders of shares of Series A Preferred; and

          (c) junior to shares of Series A Preferred either as to dividends or upon liquidation, if such class shall be common stock or if the Holders of shares of Series A Preferred shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

     6. Definitions. As used herein, the following terms shall have the following meanings (with terms defined in the singular having the same meanings when used in the plural and vice versa):

          (a) "Aa Composite Commercial Paper Rate," on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "Aa" by Moody's, "AA" by S&P, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by two nationally recognized commercial paper placement agents or dealers selected by the Corporation to the Auction Company prior to the close of business on the Business Day immediately preceding such date. If the Board of Directors of the Corporation shall increase the number of Dividend Period Days in accordance with Section 2(b)
     (i) of this Part I, with
     the result that (A) the number of Dividend Period Days shall be less than 70, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, or (B) the number of Dividend Period Days shall be 70 or more but less than 85, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, or (C) the number of Dividend Period Days shall be 85 or more but less than or equal to 98, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For the purposes of such definition, "interest equivalent" means a rate for commercial paper which is (A) if the provided rate is made available on an interest bearing basis, such provided rate and (B) if the provided rate is made available on a discount basis (a "discount rate") a rate equal to the quotient (rounded upwards to the next higher one-thousandth of one percent (.001 of 1%) of (A) the discount rate (expressed as a decimal) divided by (B) the difference between (x) 1.00 and
     (y) a fraction the numerator of which shall be the product of the discount rate (expressed as a decimal) times the number of days in which such commercial paper matures and the denominator of which shall be 360.

          (b) "Alternate Rate" shall mean for any Dividend Period 150% of LIBOR determined for such Dividend Period.

          (c) "Applicable Rate" shall mean the dividend rate applicable to the Series A Preferred in effect during a Dividend Period as determined pursuant to Sections 2(c)(i) and (ii) of this Part I.

          (d) "Auction" shall mean the periodic implementation of the Auction Procedures.

          (e) "Auction Company" shall mean the bank or trust company or other entity appointed as such by a resolution of the Board of Directors of the Corporation.

          (f) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

          (g) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

          (h) "Board of Directors" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof.

          (i) "Business Day" shall mean a day on which the New York Stock Exchange, Inc. is open for trading and is not a day on which banks in The City of New York are authorized or required by law or order to close.

          (j) "Corporation" shall mean AMR Corporation, a Delaware corporation.

          (k) "Date of Original Issue" shall mean the date on which the Corporation originally issues shares of Series A Preferred.

          (l) "Dividend Payment Date" shall have the meaning specified in
     Section 2(b)(i) of this Part I.

          (m) "Dividend Period" shall have the meaning specified in Section 2(c)(i) of this Part I.

          (n) "Dividend Period Days" shall have the meaning specified in Section 2(b)(i) of this Part I.

          (o) "Holder" shall mean a holder of shares of Series A Preferred as the same appears on the stock transfer books of the Corporation.

          (p) "Initial Dividend Payment Date" shall have the meaning specified in Section 2(b)(i) of this Part I.

          (q) "Initial Dividend Period" shall have the meaning specified in
     Section 2(c)(i) of this Part I.

          (r) "Initial Dividend Rate" shall have the meaning specified in
     Section 2(c)(i) of this Part I.

          (s) "LIBOR" shall mean for any Dividend Period the arithmetic average (rounded to the next higher 1/16 of 1%), computed by the Corporation, of the respective rates per annum quoted by each of the principal London offices of Bankers Trust Company, Citibank, N.A., Barclays Bank plc and National Westminister Bank plc, or their respective successors (the "Reference Banks"), at which United States dollar deposits for a two-month period in the amount of U.S.$10,000,000 are offered by such Reference Banks to leading banks in the London interbank market, at approximately 11:00 A.M. (London time) on the first day of such Dividend Period, or if such day is not a day on which dealings in United States dollars are transacted in the London interbank market, then on the next preceding day on which such dealings are transacted in such market. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks (as defined below) selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. However, if the Board of Directors of the Corporation shall, pursuant to Section 2(b)(i) of this
     Part I, increase the number of Dividend Period Days, in the event of a change in the dividend received deduction holding period, with the result that (i) the Dividend Period Days after such adjustment shall be 70 or more days but fewer than 85 days, LIBOR shall be based on the arithmetic average (rounded to the next higher 1/16 of 1%) of the rates per annum quoted for such United States dollar deposits for two-and three-month periods or (ii) the Dividend Period Days after such adjustment shall be 85 or more days but 98 or fewer days, such rate shall be based on the rates per annum quoted for such United States dollar deposits for a three-month period. For the purposes of the foregoing, "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank, N.A. or Morgan Guaranty Trust Company of New York, or their respective successors or, if none of such Substitute Reference Banks are engaged in dealings in United States dollars in the London interbank market, then a bank or banks, selected by the Corporation, engaged in dealings in United States dollars in the London interbank market. For each Dividend Period for which the rate is to be the Alternate Rate, the Corporation will obtain the rates from the Reference Banks, determine LIBOR and the Alternate Rate and notify the Auction Company of such determination.

          (t) "Minimum Holding Period" shall have the meaning specified in
     Section 2(b)(i) of this Part I.

          (u) "Normal Day" shall have the meaning specified in Section 2(b)(i) of this Part I.

          (v) "Permanent Auction Termination Date" shall mean the second Business Day preceding the fifth Dividend Payment Date following any failure by the Corporation to pay in a timely manner to the Auction Company the full amount of any dividend for Series A Preferred when due or the redemption price, when due, of any shares of Series A Preferred after the Corporation has given notice of redemption, if and only if, such failure has not theretofore been remedied and the Corporation is not then in arrears on any dividends payable on Series A Preferred.

          (w) "Preferred" shall mean the Series A Preferred, together with the series of preferred stock of the Corporation designated as "Preferred Auction Rate Stock, Series B" and "Preferred Auction Rate Stock, Series C".

          (x) "Series A Preferred" shall mean the series of preferred stock, without par value, of the Corporation designated as "Preferred Auction Rate Stock, Series A".

          (y) "Subsequent Dividend Period" shall have the meaning specified in
     Section 2(c)(i) of this Part I.

                                    PART II

                               AUCTION PROCEDURES

Section 1. Definitions.

     Capitalized terms used in this Part II and not defined in this Section 1 shall have the respective meanings specified in Part I hereof. As used in this
Part II, the following terms shall have the following meanings, unless the context otherwise requires, with all references to the singular to include the plural and all references to the plural to include the singular:

          (a) "Affiliate" shall mean any Person known to the Auction Company to be controlled by, in control of, or under common control with the Corporation.

          (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder (as identified in such Bidder's Purchaser's Letter).

          (c) "Applicable Rate" shall mean the dividend rate applicable to the Shares for a Dividend Period to the extent determined pursuant to the procedures set forth herein.

          (d) "Auction" shall mean the periodic auction in respect of the Shares conducted in accordance with the procedures set forth in this Part II.

          (e) "Auction Company" shall mean Manufacturers Hanover Trust Company or any successor thereto as Auction Company to the extent such successor has entered into an agreement with the Corporation similar to the Auction Company Agreement.

          (f) "Auction Company Agreement" shall mean the Auction Company Agreement between the Corporation and Manufacturers Hanover Trust Company as Auction Company pursuant to which Manufacturers Hanover Trust Company agrees, inter alia, to perform the duties of the Auction Company in connection with the Auctions.

          (g) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

          (h) "Auction Placement Agent" shall mean any entity permitted by law to perform the functions of an Auction Placement Agent in Auctions which has been selected by the Corporation and has entered into an Auction Placement Agent Agreement with the Auction Company that remains in effect.

          (i) "Auction Placement Agent Agreement" shall mean an agreement between the Auction Company and an Auction Placement Agent pursuant to which such Action Placement Agent agrees to follow the procedures set forth herein in respect of Auctions.

          (j) "Available Shares" shall have the meaning specified in Section 4(b)(i).

          (k) "Bid" shall mean the offer of an Existing Holder or Potential Holder to continue to hold or purchase, as the case may be, a Share or Shares if the Applicable Rate equals or exceeds the Specified Rate contained in such Bid. Such offers from the same Person specifying different Specified Rates shall each constitute a separate Bid.

          (l) "Bidder" shall mean each Existing Holder and Potential Holder placing an Order.

          (m) "Clearing Bid" shall have the meaning specified in Section 4(b).

          (n) "Eligible Person" shall mean those Persons (i) who qualify as "accredited investors" under Regulation D promulgated under the Securities Act of 1933, as amended, (ii) who otherwise satisfy the requirements set forth in the Auction Placement Agent Agreements as persons from whom Auction Placement Agents may solicit Orders or who constitute Affiliates of the Corporation, and (iii) who have executed and delivered a Purchaser's Letter, which remains in full force and effect.

          (o) "Existing Holder" shall mean on any Auction Date an Eligible Person if and to the extent then listed as the beneficial owner of Shares in the records of the Auction Company.

          (p) "Hold Order" shall have the meaning specified in Section
     2(a)(iii).

          (q) "Maximum Rate" at any Auction shall mean the applicable Rate Multiple times the Aa Composite Commercial Paper Rate determined at the close of business on the Business Day immediately preceding the related Auction Date.

          (r) "Order" shall mean the placing with the Placement Agent of (x) a Hold Order, a Bid or Bids and/or a Sell Order by an Existing Holder and (y) a Bid by a Potential Holder.

          (s) "Outstanding" shall mean, as of any date, Shares theretofore issued by the Corporation except, without duplication, (i) any Shares theretofore cancelled or delivered to the Auction Company for cancellation, or redeemed by, or as to which a notice of redemption has been given by, the Corporation, (ii) any Shares as to which the Corporation is an Existing Holder and (iii) any Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

          (t) "Owned Shares" of any Existing Holder shall mean the Shares as to which it is listed as beneficial owner in the records of the Auction Company.

          (u) "Person" shall mean a corporation, a trust, a pension fund, an institutional investor or other similar entity.

          (v) "Potential Holder" shall mean any Eligible Person who has submitted a Bid (or, in the case of an Existing Holder, a Bid for Shares other than Owned Shares).

          (w) "Prevailing Rating" of the Shares shall be (i) AA/aa or Above if the Shares have a rating of AA- or better by Standard & Poor's Corporation ("Standard & Poor's") or aa3 or better by Moody's Investors Service, Inc. ("Moody's"), or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a if the Shares have a rating A- or better and lower than AA- by Standard & Poor's or a3 or better and lower than aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa if the Shares have a rating of BBB-or better and lower than A- by Standard & Poor's or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The Corporation will take all reasonable action necessary to enable Standard & Poor's or Moody's to provide a rating for the Shares. If neither Standard & Poor's nor Moody's shall make such a rating available, Bankers Trust Company or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Security Exchange Act of 1934, as amended) to act as substitute rating agency, and the Corporation shall take all reasonable action to enable such rating agency to provide a rating for the Shares.

          (x) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Auction Company, an Auction Placement Agent and an Agent Member in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell Shares as set forth therein.

          (y) "Rate Multiple" on any Auction Date for the Shares shall mean the percentage determined below based on the Prevailing Rating of the Shares in effect at the close of business of the Business Day immediately preceding such Auction Date:

                Prevailing Rating                                   Percentage
                -----------------                                   ----------
                AA/aa or Above                                         110%
                A/a                                                    120%
                BBB/baa                                                130%
                Below BBB/baa                                          150%

          (g) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with Shares.

          (aa) "Sell Order" shall have the meaning specified in Section
     2(a)(iii).

          (bb) "Shares" shall mean shares of Preferred Auction Rate Stock, Series A issued by the Corporation.

          (cc) "Specified Rate" shall mean with respect to each Bid the rate specified by the Existing Holder or Potential Holder making such Bid as the dividend rate below which it is not offering to continue to hold or purchase the Shares subject to such Bid.

          (dd) "Submissions Deadline" shall mean 2:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date (as specified by the Auction Company from time to time) by which each Auction Placement Agent is required to submit Orders to the Auction Company.

          (ee) "Submitted Bid" shall have the meaning specified in Section 4(b).

          (ff) "Submitted Hold Order" shall have the meaning specified in
     Section 4(b).

          (gg) "Submitted Order" shall have the meaning specified in Section
     4(b).

          (hh) "Submitted Sell Order" shall have the meaning specified in
     Section 4(b).

          (ii) "Winning Bid Rate" shall have the meaning specified in Section 4(b)(iii).

Section 2. Orders by Existing Holders and Potential Holders.

     (a) On or prior to each Auction Date and prior to the Submission Deadline:

          (i) Each Existing Holder may submit to an Auction Placement Agent by telephone information as to the number of Owned Shares of such Existing Holder, if any, that such Existing Holder:

               (A) desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

             (B) elects to continue to hold if the Applicable Rate for the next succeeding Dividend Period is not less than the rate per annum specified by such Existing Holder to the Auction Placement Agent; and/or

             (C) offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period.

          (ii) Each Auction Placement Agent shall diligently attempt to contact by telephone such number of Eligible Persons, including Persons who are not Existing Holders, as such Auction Placement Agent shall in good faith deem appropriate in order to obtain a commercially reasonable and competitive Applicable Rate for the next succeeding Dividend Period. Each Auction Placement Agent shall transmit to the Auction Company pursuant to Section 3 hereof the number of Shares, if any, any such Person offers to purchase if the Applicable Rate for the next Dividend Period is not less than the rate per annum specified by such Person to such Auction Placement Agent.

          (iii) Any Order containing the information referred to in Section 2(a)(i)(A) is hereafter referred to as a "Hold Order" and an Order containing the information referred to in Section 2(a)(i)(C) is hereinafter referred to as a "Sell Order".

     (b)(i) A Bid by an Existing Holder submitted to the Auction Company by an Auction Placement Agent on its behalf shall constitute an irrevocable offer to sell:

          (A) the number of Shares specified in such Bid if the Winning Bid Rate determined on such Auction Date is less than the Specified Rate;

          (B) the specified number of Shares or a lesser number, as determined pursuant to Section 5(b)(iv) if the Winning Bid Rate determined on such Auction Date is equal to the Specified Rate; or

          (C) the specified number of Shares or a lesser number, as determined pursuant to Section

     5(c)(ii) if the Specified Rate is higher than the Maximum Rate and a Clearing Bid does not exist.

     (ii) A Sell Order by an Existing Holder submitted to the Auction Company by an Auction Placement Agent on its behalf shall constitute an irrevocable offer to sell:

          (A) the number of Shares specified in such Sell Order; or

          (B) the specified number of Shares or a lesser number, as determined pursuant to Section 5(c)(ii), if a Clearing Bid does not exist.

     (iii) A Bid by a Potential Holder submitted to the Auction Company by an Auction Placement Agent on its behalf shall constitute an irrevocable offer to purchase:

          (A) the number of Shares specified in such Bid if the Winning Bid Rate determined on such Auction Date is higher than the Specified Rate; or

          (B) the specified number of Shares or a lesser number, as determined pursuant to Section 5(b)(v), if the Winning Bid Rate determined on such Auction Date is equal to the Specified Rate.

Section 3. Submission of Orders by Auction Placement Agents to Auction Company.

     (a) Each Auction Placement Agent shall submit in writing or by telecopier to the Auction Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Auction Placement Agent, and specifying with respect to each Order:

          (i) the name of the Bidder placing such Order;

          (ii) the aggregate number of Shares that are the subject of the Order;

          (iii) to the extent that the Bidder is an Existing Holder the number of Owned Shares of such Existing Holder, if any, subject to any:

             (A) Hold Order place by such Existing Holder;

             (B) Bid placed by such Existing Holder and the Specified Rate for each such Bid; and

             (C) Sell Order place by such Existing Holder; and

          (iv) to the extent such Bidder is a Potential Holder, the Specified Rate for each such bid.

     (b) If any rate contained in any Bid contains more than three figures to the right of the decimal point, the Auction Company shall round such rate up to the next highest one-thousandth (.001) of 1%.

     (c) If an Order or Orders covering all Owned Shares of an Existing Holder are not submitted to the Auction Company prior to the Submission Deadline, the Auction Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of owned shares of such Existing Holder not subject to Orders submitted to the Auction Company.

     (d) If one or more Orders submitted on behalf of an Existing Holder to the Auction Company purport to cover more Owned Shares than actually held by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

          (i) any Hold Order shall be considered valid up to and including the number of Owned Shares of such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Owned Shares subject to such Hold Orders exceeds the number of Owned Shares of such Existing Holder, the number of Owned Shares subject to each such Hold Order shall be reduced pro rata so that such Hold Orders shall cover the number of Owned Shares of such Existing Holder;

          (ii) (A) any Bid shall be considered valid up to and including the excess of the number of Owned Shares of such Existing Holder over the number of Owned Shares subject to any and all Hold Orders referred to in clause (i) above, (B) subject to subclause (A), if more than one Bid with the same Specified Rate is submitted on behalf of such Existing Holder and the number of

     Owned Shares subject to such Bids is greater than such excess, such Bids shall be considered valid up to the amount of such excess and, the number of Owned Shares subject to each Bid with the same Specified Rate shall be reduced to pro rata to cover the number of Owned Shares equal to such excess, (C) subject to subclause (A), if more than one Bid with different Specified Rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess, and in any such event the number, if any, of such Owned Shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

          (iii) any Sell Order shall be considered valid up to and including the excess of the number of Owned Shares of such Existing Holder over the sum of Owned Shares of such Existing Holder subject to Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above; provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of Owned Shares subject to such Sell Orders is greater than such excess, such Sell Orders shall be reduced pro rata so that such Orders shall cover a number of shares equal to such excess.

Section 4. Determination of Clearing Bid,
           Winning Bid Rate and Applicable Rate.

     (a) As early as possible on the Auction Date and in any event not later than the Submission Deadline, the Auction Company shall determine the Aa Composite Commercial Paper Rate and the Maximum Rate for such Auction Date and shall advise the Corporation and the Auction Placement Agents thereof.

     (b) Promptly after the Submission Deadline on each Auction Date, the Auction Company shall assemble all Orders submitted or deemed submitted to it by the Auction Placement Agents on such date (each a "Submitted Order" and each Hold Order, Bid and Sell Order contained in a Submitted Order, a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be) and shall determine:

          (i) the number, if any, of Shares available to be purchased pursuant to Bids on such Auction Date, which number shall equal the excess of (A) the total number of Outstanding Shares over (B) the total number of Outstanding Shares subject to Submitted Hold Orders (such excess number is hereinafter referred to as the "Available Shares");

          (ii) from the Submitted Orders, whether, subject to compliance with the requirements of Section 5(g) hereof, (A) the number of Shares subject to Submitted Bids with a Specified Rate equal to or less than the Maximum Rate equals or exceeds (B) the Available Shares (if such equality or excess exists, other than because the Available Shares are zero, a "Clearing Bid" exists);

          (iii) if a Clearing Bid exists, the lowest Specified Rate (such lowest rate, the "Winning Bid Rate") contained in the Submitted Bids which if the Auction Company accepted same would result in: (A) each Existing Holder with Submitted Bids with Specified Rates equal to or lower than such lowest rate continuing to hold Owned Shares in a number which, when added to (B) the number of Shares subject to Submitted Bids with Specified Rates equal to or lower than such lowest rate from Potential Holders would equal (C) a number of Shares not less than the Available Shares.

     (c) Promptly upon the Auction Company making the determinations described in clauses (a) and (b) of this Section 4, the Auction Company shall determine the Applicable Rate for the next succeeding Dividend Period as follows:

          (i) if a Clearing Bid exists, the Applicable Rate shall be equal to the Winning Bid Rate;

          (ii) if a Clearing Bid does not exist (other than because all the Outstanding Shares are subject to Submitted Hold Orders), the Applicable Rate shall be equal to the Maximum Rate; or

          (iii) if all the Outstanding Shares are subject to Submitted Hold Orders, the Applicable Rate shall be equal to 59% of the Aa Composite Commercial Paper Rate determined on the Business Day immediately preceding the related Auction Date.

Section 5. Acceptance and Rejection of Submitted Bids
           and Submitted Sell Orders; Allocation of Shares.

     After giving effect to the determinations required to be made pursuant to
Section 4, Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Company shall take such other actions as set forth below in this Section 5.

     (a) If all Owned Shares are subject to submitted Hold Orders, all Submitted Bids shall be rejected.

     (b) If a Clearing Bid exists, subject to Sections 5(d) and 5(e) and subject to compliance with the requirements of Section 5(g), Submitted Bids and Submitted Sell Orders shall be accepted and/or rejected in the following order of priority and all other Submitted Bids shall be rejected:

          (i) the Submitted Sell Order of each Existing Holder shall be accepted;

          (ii) the Submitted Bid of each Existing Holder with a Specified Rate lower than the Winning Bid Rate shall be accepted;

          (iii) the Submitted Bid of each Potential Holder, with a Specified Rate lower than the Winning Bid Rate shall be accepted;

          (iv) the Submitted Bid of each Existing Holder with a Specified Rate equal to the Winning Bid Rate shall be accepted only for a number of Shares equal, for each such Existing Holder, to the lesser of (A) the number of Shares of such Existing Holder subject to such Submitted Bid and (B) the number obtained by multiplying (x) the number of shares equal to the excess of the Available Shares over the number of Shares subject to Submitted Bids accepted pursuant to clauses (ii) and (iii) of this Section 5(b) by (y) a fraction the numerator of which is the number of Shares subject to such Submitted Bid and the denominator of which is the number of Shares subject to all Submitted Bids by Existing Holders with a Specified Rate equal to the Winning Bid Rate; and

          (v) the Submitted Bid of each Potential Holder with a Specified Rate equal to the Winning Bid Rate shall be accepted only in an amount equal to the number of Shares obtained by multiplying (A) the number equal to the excess of the Available Shares over the total number of Shares subject to Submitted Bids accepted pursuant to clauses (ii), (iii) and (iv) of this Section 5(b) by
     (B) a fraction the numerator of which is the number of Shares subject to such Submitted Bid and the denominator of which is the number of Shares subject to all Submitted Bids by Potential Holders with a Specified Rate equal to the Winning Bid Rate.

     (c) If a Clearing Bid does not exist and Section 5(a) is inapplicable, subject to Sections 5(d) and 5(e) and subject to compliance with the provisions of Section 5(g), Submitted Orders shall be accepted and/or rejected in the following order of priority and all other Submitted Bids and Submitted Sell Orders shall be rejected:

          (i) the Submitted Bid of each Existing Holder and Potential Holder with a Specified Rate equal to or lower than the Maximum Rate shall be accepted; and

          (ii) the Submitted Bid of each Existing Holder with a Specified Rate higher than the Maximum Rate shall be accepted and the Submitted Sell Order of each Existing Holder shall be rejected, in each case only for the number of Shares equal to the number of Shares obtained by multiplying (A) the excess of the Available Shares over the number of Shares the subject of Submitted Bids accepted pursuant to clause (i) of this Section 5(c) by (B) a fraction the numerator of which shall be the number of Owned Shares of such Existing Holder subject to such Submitted Bid or Submitted Sell Order, and the denominator of which shall be the number of Shares the subject of all such Submitted Bids and Submitted Sell Orders.

     (d) If on any Auction Date as a result of the procedures described in Sections 5(b) and 5(c) any Existing Holder would be entitled or required to sell a fraction of an Owned Share, the Auction Company shall in such manner as it shall determine in its sole discretion, round up or down the number of Owned Shares to be sold or continued to be held by an Existing Holder on such Auction Date so that the number of Shares held or sold by each Existing Holder shall be whole Shares.

     (e) If on any Auction Date, as a result of the procedures described in
Section 5(b), any Potential Holder would be entitled or required to purchase a fraction of a

Share, the Auction Company shall, in such manner as it shall determine in its sole discretion, allocate Shares for purchase among Potential Holders so that only whole Shares are purchased, even if such allocation results in one or more Potential Holders not purchasing Shares on such Auction Date.

     (f) Each Existing Holder shall continue to hold for the next succeeding Dividend Period Owned Shares subject on the Auction Date preceding such Dividend Period to (A) a Submitted Hold Order, (B) a Submitted Bid to the extent accepted pursuant to Section 5(b) or 5(c), as modified pursuant to Section 5(d), and (C) a Submitted Sell Order to the extent rejected pursuant to Section 5(c)(ii), as modified pursuant to Section 5(d). Each Existing Holder shall be required to sell Owned Stock subject on an Auction Date to (A) a Submitted Sell Order to the extent not rejected pursuant to Section 5(c)(ii) and (B) a Submitted Bid to the extent not accepted pursuant to Section 5(b) or 5(c). Each Potential Holder shall be required to purchase the Shares subject to a Submitted Bid made by such Potential Holder to the extent such Submitted Bid is accepted pursuant to
Section 5(b) or 5(c).

     (g) The Corporation shall not submit an Order, and no Affiliate shall submit a Bid, at any Auction.

     (h) Based on the result of an Auction, the Auction Company shall give the notices specified in paragraph (a) of the Settlement Procedures, as defined in the Auction Company Agreement.

Section 6. Miscellaneous.

     The Board of Directors of the Corporation may interpret the provisions of these procedures to resolve any inconsistency or ambiguity, remedy any formal defect or make any other changes or modification that does not adversely affect the rights of an Existing Holder and if such inconsistency or ambiguity reflects an incorrect provison hereof, the Board of Directors may authorize the filing of a Certificate of Correction."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by John C. Pope, its Senior Vice President, and attested by Anne H. McNamara, its Secretary, this 21 day of May, 1987.

                                            AMR CORPORATION

                                            By     /s/  JOHN C. POPE
                                               ----------------------------
ATTEST:

By   /s/  ANNE H. McNAMARA
  -----------------------------
           Secretary

                          CERTIFICATE OF DESIGNATIONS
                                       OF
                          PREFERRED AUCTION RATE STOCK
                                    SERIES B

                                       OF

                                AMR CORPORATION
                            ------------------------
                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                            ------------------------

     AMR CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Preferred Stock Committee of the Board of Directors, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorizes the issuance of up to 20,000,000 shares of preferred stock without par value and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Article VI, Section 7 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth herein, at a meeting of the Board of Directors duly held on May 20, 1987 and at a meeting of the Preferred Stock Committee thereof duly held on May 27, 1987:

          1. The Board of Directors on May 20, 1987 adopted the following resolution designating three series of preferred stock without par value of the Corporation (for purposes of paragraph 1 through 3 of this Certificate of Designations, such three series are collectively referred to as "Preferred"):

             "RESOLVED, that there are hereby designated three series of Preferred, entitled as follows:

     Preferred Auction Rate Stock, Series A
     Preferred Auction Rate Stock, Series B
     Preferred Auction Rate Stock, Series C

     respectively, each such Series to consist of 100 shares."

          2. The Board of Directors on May 20, 1987 adopted the following resolutions designating a Preferred Stock Committee of the Board of Directors and authorizing such committee to act on behalf of the Board of Directors in connection with the issuance of any such series of Preferred:

             "RESOLVED, that the Board of Directors hereby appoints a Preferred Stock Committee, to be composed of such directors as shall be designated by the Board of Directors by separate resolutions adopted by a majority of the whole Board of Directors on the date hereof or from time to time hereafter, which Committee shall have the powers set forth in these resolutions; that two members of the Preferred Stock Committee constitute a quorum and are necessary and sufficient to transact business; that the act of a majority of those present at any meeting shall be the act of the Preferred Stock Committee; that notice of each meeting of the Preferred Stock Committee shall be given by any member causing to be delivered, not less than two hours prior to the meeting, to the office of each member shown on the records of the Corporation, written or telephonic notice of the location, date, time and purpose of the meeting; that a written waiver of notice signed by each member, whether before or after the meeting, shall be deemed equivalent to notice; that attendance by a member at a meeting shall constitute waiver of notice of such meeting; that attendance at and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and that a written report of any actions taken by the Preferred Stock Committee shall be delivered at the next meeting of the Board of Directors; and

             RESOLVED, that the Preferred Stock Committee be and hereby is authorized and empowered with full power and authority to act on behalf and in the stead of the Board of Directors in connection with the issuance of any series of the Preferred as herein designated and to fix the dividend rates (including the dividend determination auction procedures) and dividend payment dates and to declare dividends payable on any series of Preferred, to the fullest extent permitted by Section 141(c) of the Delaware General Corporation Law as it now exists or is hereafter amended."

          3. The Board of Directors on May 20, 1987 adopted the following resolutions fixing the voting rights of each such series of Preferred:

             "RESOLVED, that the shares of each series of the Preferred shall have no voting powers, either general or special, except that:

                (a) Whenever, at any time or times, dividends payable on any series of Preferred shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days on the shares of such series at the time outstanding, the record holders of such series (voting separately as a class with (i) the record holders of any other series of Preferred theretofore granted voting rights as a result of such a dividend arrearage with respect to such other series and (ii) the record holders of all other series of preferred stock subsequently issued if so provided in the certificate of designations with respect thereto), will be entitled to vote for the election of two additional directors of the Corporation at the Corporation's next annual meeting of stockholders. At elections for such directors, each record holder of such series shall be entitled to one vote for each share held (the record holders of shares of any other series of preferred stock then entitled to vote being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of such series, the maximum authorized number of members of this Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the record holders of such outstanding series (either alone or together with the holders of shares of any one or more other series of preferred stock then entitled to vote) as hereinafter set forth. The right of the holders of such series, voting separately as a class, to elect (either alone or together with the holders of shares of any one or more other series of preferred stock then entitled to vote) members of this Board of Directors as aforesaid shall continue until such time as all dividends accumulated on such series shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                Upon any termination of the right of the holders of all series of Preferred and any other such preferred stock to elect directors, the term of office of all directors then in office elected by the holders of such preferred voting as a class shall, to the extent permitted by law, terminate immediately. If the office of any director elected by the holders of preferred stock so voting as a class becomes vacant by reason of death, resignation, retirement, disqualification or removal from office, or otherwise, the remaining director elected by the holders of preferred stock so voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders of preferred stock so voting as a class shall end and the special voting powers vested in the holders of preferred stock shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this resolution.

                (b) So long as any shares of any series of Preferred remain outstanding, the consent of the record holders of at least two-thirds of the shares of such series outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation or of the resolutions set forth in any Certificate of Designations for any series of Preferred designating such series and the preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof if, and only if, the foregoing action would (i) adversely affect any right, preference, privilege or power of shares of such series or (ii) increase the rights, preferences, privileges or powers of shares of any other series of the Preferred if such increase is not applicable to such first series; provided, however, that any increase in the amount of authorized preferred stock (other than the Preferred) or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of any other series of preferred stock, in each case ranking on a parity with or junior to such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers.

                (c) So long as any shares of any series of Preferred remain outstanding, the consent of the record holders of at least two-thirds of the shares of all series of Preferred outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for such purpose, shall be necessary to permit, effect or validate the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking senior to any share of the Preferred with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

                (d) The foregoing voting provisions shall not apply to any series of Preferred if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such a redemption."

          4. The Board of Directors on May 20, 1987, adopted the following resolution:

             "RESOLVED, that the issue of up to 100 shares of Preferred Auction Rate Stock, Series B, without par value of the Corporation is hereby authorized and the preferences and privileges, relative, participating, optional and other special rights, and qualification, limitations and restrictions of all 100 shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

                         Preferred Auction Rate Stock,
                                    Series B

                                     PART 1

     1. Number of Shares. (a) The designation of the series of preferred stock without par value provided for herein shall be "Preferred Auction Rate Stock, Series B" (hereinafter referred to as the "Series B Preferred"), and the number of authorized shares constituting Series B Preferred is 100. No fractional shares of Series B Preferred will be issued.

     (b) All shares of Series B Preferred redeemed or purchased by the Corporation (which shall not be deemed to include purchases by an Affiliate, as defined in Section 1 of Part II hereof) shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred.

     (c) The Series B Preferred shall rank on a parity as to dividends and upon liquidation with all other series of Preferred issued by the Corporation.

     2. Dividends.

     (a) The Holders (all capitalized terms used in this Part I and not otherwise defined shall have the meanings provided in Section 6 of this Part I) shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (or a committee thereof authorized by the Board of Directors to so act), out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum, determined as set forth below, and no more, payable on the respective dates set forth below.

     (b) (i) Dividends on shares of Series B Preferred at the Applicable Rate per annum as described in subsections (c)(i) and (c)(ii) of this Section 2, shall accrue from the Date of Original Issue and shall be payable initially on July 14, 1987 (of such other date as is designed by a resolution of the Board of Directors of the Corporation (or a committee thereof authorized to so act) prior to the Date of Original Issue) and on each succeeding seventh Tuesday after such date (in each case, the "Normal Day"); provided, however, that (i) if the Normal Day is not a Business Day, (ii) the following Wednesday is not a Business Day or
(iii) both the immediately preceding Monday and Friday are not Business Days, the Dividend Payment Date will be the first Business Day that is (a) preceded by a Business Day that is, or falls after, such preceding Friday and (b) is immediately followed by a day that is a Business Day. Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Day because of the above-mentioned provisos, the next succeeding Dividend Payment Date shall be, subject to such provisos, the seventh Tuesday following the originally designated Normal Day for the prior Dividend Period. Notwithstanding the foregoing, in the event of a change in Federal law lengthening the minimum holding period

(currently found in Section 246(c) of the Internal Revenue Code of 1986, as amended) required for taxpayers to be entitled to the dividends-received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of such Code) (the "Minimum Holding Period"), the Board of Directors of the Corporation shall increase the period of time between Dividend Payment Dates so as to increase uniformly the number of days (such number of days without giving effect to the provisos in the first sentence of this Section 2(b)(i) being "Dividend Period Days") in Dividend Periods commencing after the date of such change in law (and in any event commencing no earlier than 21 days after such action by the Board of Directors of the Corporation) to equal or exceed the then current Minimum Holding Period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days shall not exceed 98 days. If as a result of applying the above procedures for determining a Dividend Payment Date, the number of days in a Dividend Period would not satisfy the Minimum Holding Period, the Corporation's Board of Directors may fix the Dividend Payment Date on the first Business Day following the Normal Day which is next succeeded by a Business Day. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation will give notice of such change to the Auction Company and to the Holders at such Holders' addresses as the same appears on the stock transfer books of the Corporation. The first date of payment of dividends is the "Initial Dividend Payment Date" and each date of payment of dividends is a "Dividend Payment Date".

     (ii) As long as a Permanent Auction Termination Date has not occurred with respect to the Series B Preferred, the Corporation shall deposit with the Auction Company not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date an aggregate amount of funds available on such Business Day or the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. All such moneys shall be held in trust for the payment of such dividends by the Auction Company for the benefit of the Holders specified in subsection (b)(iii) of this Section 2.

     (iii) Each dividend shall be paid to the Holders as their names appear on the stock transfer books of the Corporation on the Business Day next preceding the Dividend

Payment Date thereof; provided, however, that if a Permanent Auction Termination Date has occurred in respect of the Series B Preferred or such dividend payment is in respect of dividends in arrears, such dividend shall be paid to the Holders as their names appear on the stock transfer books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time without reference to any regular Dividend Payment Date.

     (c)(i) The dividend rate (the "Initial Dividend Rate") on shares of Series B Preferred during the period commencing on the Date of Original Issue to and including the day immediately preceding the Initial Dividend Payment Date (the "Initial Dividend Period") shall be established by resolution of a committee of the Board of Directors of the Corporation authorized to so act prior to the Date of Original Issue. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of Series B Preferred for each subsequent dividend period (a "Subsequent Dividend Period"; and the Initial Dividend Period or any Subsequent Dividend Period being a "Dividend Period") thereafter, which subsequent Dividend Period shall commence on each Dividend Payment Date and shall end on and include the date immediately preceding the next succeeding Dividend Payment Date, shall be, except as provided in subsection (c)(ii) of this Section 2, equal to the rate per annum that results from implementation of the Auction Procedures described in Part II hereto (which Part II is hereby incorporated by reference herein and made a part hereof).

     (ii) In the event of any failure by the Corporation to deposit (in funds available on such Business Day or the next Business Day in The City of New York, New York) with the Auction Company by 12:00 noon, New York City time, (i) on the Business Day next preceding any Dividend Payment Date, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of Series B Preferred of (ii) on the Business Day next preceding any redemption date for Series B Preferred, the redemption price to be paid on such redemption date, including an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) for any share of Series B Preferred, after a notice of redemption has been given as provided in subsection C of Section 3 of this Part I, then, except as provided in the next following sentence, the dividend rate for each Dividend Period commencing after the date of any such failure shall be equal to the Alternate

Rate for such Dividend Period. To the extent that the Corporation has remedied any such failure to pay dividends, and is not in arrears on any other dividends payable on shares of Series B Preferred, and/or has remedied any such failure to pay such redemption price, in each case prior to the second Business Day preceding the fifth Dividend Payment Date following such failure, Auctions shall be reinstated for Series B Preferred on the first Auction Date following such remedy and the Applicable Rate for Series B Preferred shall again be the rate per annum that results from the implementation of the Auction Procedures; to the extent such failure is not so remedied by such date, Auctions for such Series will be permanently discontinued and the Applicable Rate for all future Dividend Periods for such Series shall be the Alternate Rate for each such Dividend Period.

     (iii) The amount of dividends per share of Series B Preferred payable for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in the Dividend Period such share was outstanding and the denominator of which shall be 360, and then multiplying the rate so obtained by $500,000 per share of Series B Preferred.

     (d)(i) So long as any shares of Series B Preferred are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with Series B Preferred for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on shares of Series B Preferred for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series B Preferred and any other series of preferred stock ranking on a parity as to dividends with Series B Preferred, all dividends declared on Series B Preferred and any other series of preferred stock ranking on a parity as to dividends with Series B Preferred shall be declared pro rata so that the amount of dividends declared per share on Series B Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series B Preferred and such other series of preferred stock bear to each other.

     (ii) So long as any shares of Series B Preferred are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock or any other stock ranking junior to Series B Preferred as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock of the Corporation ranking junior to or on a parity with Series B Preferred as to dividends, nor shall any common stock or any other stock of the Corporation ranking junior to or on a parity with Series B Preferred as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series B Preferred as to dividends and upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of Series B Preferred shall have been paid through the most recent Dividend Payment Date.

     (e) Any dividend payment made on shares of Series B Preferred shall first be credited against the dividends accrued with respect to the earliest Dividend Period for which dividends have not been paid. Holders of shares of Series B Preferred shall not be entitled to (i) any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series B Preferred, or (ii) any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on the Series B Preferred which may be in arrears.

     3. Redemption. Shares of Series B Preferred shall be redeemable by the Corporation as provided below:

     A. Optional Redemption.

     (a) At the option of the Corporation, shares of Series B Preferred may be redeemed as a whole on any Dividend Payment Date or in part from time to time on the second Business Day next preceding any Dividend Payment Date, out of funds legally available therefor, at a redemption price of:

          (i) $507,500 per share if redeemed on or before the first anniversary of the Date of Original Issue;

          (ii) $505,000 per share if redeemed thereafter and on or before the second anniversary of the Date of Original Issue;

          (iii) $502,500 per share if redeemed thereafter and on or before the third anniversary of the Date of Original Issue; and

          (iv) $500,000 per share if redeemed thereafter;

plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

     (b) At the option of the Corporation, shares of Series B Preferred may be redeemed, as a whole but not in part, on any Dividend Payment Date, out of funds legally available therefor, at a redemption price of $500,000 per share, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, if the Applicable Rate with respect to the Dividend Period ending on the day immediately preceding such Dividend Payment Date shall equal or exceed the Aa Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

     B. Allocation. If fewer than all the outstanding shares of Series B Preferred are to be redeemed pursuant to Section 3A(a), the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation. To the extent that there is one Holder of all shares of Series B Preferred, such Holder shall determine which of its shares of Series B Preferred are to be redeemed in the case of a partial redemption. To the extent there is more than one Holder for all shares of Series B Preferred, then in the case of a partial redemption, the shares to be redeemed shall be determined by the Board of Directors among the then current Holders by lot or such other method deemed by the Board of Directors to be fair and equitable.

     C. Notice of Redemption; Other Redemption Procedures.

     (a) Whenever shares of Series B Preferred are to be redeemed pursuant to this Section 3, a notice of such redemption shall be mailed, by first-class mail, postage prepaid, or delivered to each Holder of the shares to be redeemed at such Holder's address as the same appears on the stock transfer books of the Corporation. Such notice shall be mailed or delivered not less than 20 days and not more than 45 days prior to the date fixed for redemption. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series B Preferred to be redeemed; (iii) the redemption price; (iv) the place or places where such shares of Series B Preferred are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the provision of this Section 3 under which the redemption is made. If fewer than all shares of Series B Preferred held by a Holder are to be redeemed, the notice mailed or delivered to such Holder shall specify the number of shares to be redeemed from such Holder. Except as required by the applicable law, no defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings.

     (b) On and after the date specified in a notice of redemption, the Holder of shares of Series B Preferred specified for redemption, upon presentation and surrender at the office of the Auction Company (or any successor redemption agent) designated in such notice of redemption of the certificate or certificates evidencing the shares of Series B Preferred held by such holder and called for redemption, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, bearing all necessary transfer tax stamps thereto affixed and cancelled, shall be entitled to receive therefor the applicable redemption price hereinbefore specified. If less than all of the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

     (c) If the Corporation shall give a notice of redemption, then, by 12:00 noon (New York City time) on the Business Day next preceding the date fixed for redemption, the Corporation shall deposit with the Auction Company (or any successor redemption agent) an aggregate amount of funds available on the next Business Day equal to the aggregate redemption price of the shares of the Series B Preferred called for redemption in such notice of redemption and shall give the Auction Company (or any successor redemption agent) irrevocable instructions and authority to pay the redemption price to the Holders of the shares of the Series B Preferred called for redemption upon surrender of the certificate or certificates therefor. All such moneys so deposited will be held in trust by the Auction Company for the benefit of the Holders of the shares to be redeemed. Upon the earlier of the date of such deposit or the payment of the redemption price, all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of the Holders of such shares, upon surrender of such shares, to receive the redemption price thereof, but without any interest, and such shares shall no longer be deemed to be outstanding for any purposes. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any funds so deposited and interest thereon in excess of the aggregate redemption price of the shares of the Series B Preferred called for redemption on such date. Any funds so deposited which are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of shares of the Series B Preferred so called for redemption shall look only to the Corporation for payment thereof, without any interest payable thereon. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited and held by the Auction Company (or any successor redemption agent).

     (d) Notwithstanding any other provisions of this Section 3, if any dividends on any share of Preferred are in arrears, no shares of Preferred may be redeemed unless all outstanding shares of Preferred are simultaneously redeemed, nor may any shares of Preferred be purchased or otherwise acquired by the Corporation except in accordance with a purchase offer on the same terms made by the Corporation for all outstanding shares of Preferred.

     (e) Except as set forth in this Section 3 with respect to redemptions and subject to subsection (d) of this Section 3 and to the limitations contained in
Part II, nothing contained herein shall limit any legal right of the Corporation or any Affiliate to purchase or otherwise acquire any shares of Series B Preferred at any price, whether higher or lower than the redemption price. Shares of Series B Preferred which have been redeemed, purchased or otherwise acquired by the Corporation are not subject to reissuance and shall be retired.

     4. Liquidation.

     (a) Upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of shares of Series B Preferred then outstanding shall be entitled, whether from capital or surplus before any assets of the Corporation shall be distributed among or paid over to the holders of stock junior to the Series B Preferred as to liquidation payments but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of any stock of the Corporation with liquidation rights senior to the Series B Preferred, to be paid $500,000 per share, plus, in each such case, an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date of final distribution. After any such payment in full, the holders of shares of the Series B Preferred shall not be entitled to any further participation in any distribution of assets of the Corporation.

     (b) Neither the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 4.

     (c) If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be insufficient to make the full payments required by subsection (a) of this Section 4, no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of Series B Preferred upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series B Preferred, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (d) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the shares of Series B Preferred upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the shares of Series B Preferred as provided in this
Section 4, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of Series B Preferred upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the shares of Series B Preferred shall not be entitled to share therein.

     5. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

          (a) prior to the shares of Series B Preferred either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the Holders of shares of Series B Preferred.

          (b) on a parity with shares of Series B Preferred either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series B Preferred, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the Holders of shares of Series B Preferred; and

          (c) junior to shares of Series B Preferred either as to dividends or upon liquidation, if such class shall be common stock or if the Holders of shares of Series B Preferred shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

     6. Definitions. As used herein, the following terms shall have the following meanings (with terms defined in the singular having the same meanings when used in the plural and vice versa):

          (a) "Aa Composite Commercial Paper Rate," on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "Aa" by Moody's, "AA" by S&P, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) if the Federal Reserve

     Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by two nationally recognized commercial paper placement agents or dealers selected by the Corporation to the Auction Company prior to the close of business on the Business Day immediately preceding such date. If the Board of Directors of the Corporation shall increase the number of Dividend Period Days in accordance with Section 2(b)(i) of this Part I, with the result that (A) the number of Dividend Period Days shall be less than 70, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, or (B) the number of Dividend Period Days shall be 70 or more but less than 85, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, or (C) the number of Dividend Period Days shall be 85 or more but less than or equal to 98, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For the purposes of such definition, "interest equivalent" means a rate for commercial paper which is (A) if the provided rate is made available on an interest bearing basis, such provided rate and (B) if the provided rate is made available on a discount basis (a "discount rate") a rate equal to the quotient (rounded upwards to the next higher one-thousandth of one percent (.001 of 1%) of (A) the discount rate (expressed as a decimal) divided by (B) the difference between (x) 1.00 and
     (y) a fraction the numerator of which shall be the product of the discount rate (expressed as a decimal) times the number of days in which such commercial paper matures and the denominator of which shall be 360.

          (b) "Alternate Rate" shall mean for any Dividend Period 150% of LIBOR determined for such Dividend Period.

          (c) "Applicable Rate" shall mean the dividend rate applicable to the Series B Preferred in effect during a Dividend Period as determined pursuant to Sections 2(c)(i) and (ii) of this Part I.

          (d) "Auction" shall mean the periodic implementation of the Auction Procedures.

          (e) "Auction Company" shall mean the bank or trust company or other entity appointed as such by a resolution of the Board of Directors of the Corporation.

          (f) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

          (g) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

          (h) "Board of Directors" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof.

          (i) "Business Day" shall mean a day on which the New York Stock Exchange, Inc. is open for trading and is not a day on which banks in The City of New York are authorized or required by law or order to close.

          (j) "Corporation" shall mean AMR Corporation, a Delaware corporation.

          (k) "Date of Original Issue" shall mean the date on which the Corporation originally issues shares of Series B Preferred.

          (l) "Dividend Payment Date" shall have the meaning specified in
     Section 2(b)(i) of this Part I.

          (m) "Dividend Period" shall have the meaning specified in Section 2(c)(i) of this Part I.

          (n) "Dividend Period Days" shall have the meaning specified in Section 2(b)(i) of this Part I.

          (o) "Holder" shall mean a holder of shares of Series B Preferred as the same appears on the stock transfer books of the Corporation.

          (p) "Initial Dividend Payment Date" shall have the meaning specified in Section 2(b)(i) of this Part I.

          (q) "Initial Dividend Period" shall have the meaning specified in
     Section 2(c)(i) of this Part I.

          (r) "Initial Dividend Rate" shall have the meaning specified in
     Section 2(c)(i) of this Part I.

          (s) "LIBOR" shall mean for any Dividend Period the arithmetic average (rounded to the next higher 1/16 of 1%), computed by the Corporation, of the respective rates per annum quoted by each of the principal London offices of Bankers Trust Company, Citibank, N.A., Barclays Bank plc and

     National Westminster Bank plc, or their respective successors (the "Reference Banks"), at which United States dollar deposits for a two-month period in the amount of U.S. $10,000,000 are offered by such Reference Banks to leading banks in the London interbank market, at approximately 11:00 A.M. (London time) on the first day of such Dividend Period, or if such day is not a day on which dealings in United States dollars are transacted in the London interbank market, then on the next preceding day on which such dealings are transacted in such market. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks (as defined below) selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. However, if the Board of Directors of the Corporation shall, pursuant to
     Section 2(b)(i) of this Part I, increase the number of Dividend Period Days, in the event of a change in the dividend received deduction holding period, with the result that (i) the Dividend Period Days after such adjustment shall be 70 or more days but fewer than 85 days, LIBOR shall be based on the arithmetic average (rounded to the next higher 1/16 of 1%) of the rates per annum quoted for such United States dollar deposits for two- and three-month periods or (ii) the Dividend Period Days after such adjustment shall be 85 or more days but 98 or fewer days, such rate shall be based on the rates per annum quoted for such United States dollar deposits for a three-month period. For the purposes of the foregoing, "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank, N.A. or Morgan Guaranty Trust Company of New York, or their respective successors or, if none of such Substitute Reference Banks are engaged in dealings in United States dollars in the London interbank market, then a bank or banks, selected by the Corporation, engaged in dealings in United States dollars in the London interbank market. For each Dividend Period for which the rate is to be the Alternate Rate, the Corporation will obtain the rates from the Reference Banks, determine LIBOR and the Alternate Rate and notify the Auction Company of such determination.

          (t) "Minimum Holding Period" shall have the meaning specified in
     Section 2(b)(i) of this Part I.

          (u) "Normal Day" shall have the meaning specified in Section 2(b)(i) of this Part I.

          (v) "Permanent Auction Termination Date" shall mean the second Business Day preceding the fifth Dividend Payment Date following any failure by the Corporation to pay in a timely manner to the Auction Company the full amount of any dividend for Series B Preferred when due or the redemption price, when due, of any shares of Series B Preferred after the Corporation has given notice of redemption, if and only if, such failure has not theretofore been remedied and the Corporation is not then in arrears on any dividends payable on Series B Preferred.

          (w) "Preferred" shall mean the Series B Preferred, together with the series of preferred stock of the Corporation designated as "Preferred Auction Rate Stock, Series A" and "Preferred Auction Rate Stock, Series C."

          (x) "Series B Preferred" shall mean the series of preferred stock, without par value, of the Corporation designated as "Preferred Auction Rate Stock, Series B."

          (y) "Subsequent Dividend Period" shall have the meaning specified in
     Section 2(c)(i) of this Part I.

                                    PART II

                               AUCTION PROCEDURES

Section 1. Definitions.

     Capitalized terms used in this Part II and not defined in this Section 1 shall have the respective meanings specified in Part I hereof. As used in this
Part II, the following terms shall have the following meanings, unless the context otherwise requires, with all references to the singular to include the plural and all references to the plural to include the singular:

          (a) "Affiliate" shall mean any Person known to the Auction Company to be controlled by, in control of, or under common control with the Corporation.

          (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder (as identified in such Bidder's Purchaser's Letter).

          (c) "Applicable Rate" shall mean the dividend rate applicable to the Shares for a Dividend Period to the extent determined pursuant to the procedures set forth herein.

          (d) "Auction" shall mean the periodic auction in respect of the Shares conducted in accordance with the procedures set forth in this Part II.

          (e) "Auction Company" shall mean Manufacturers Hanover Trust Company or any successor thereto as Auction Company to the extent such successor has entered into an agreement with the Corporation similar to the Auction Company Agreement.

          (f) "Auction Company Agreement" shall mean the Auction Company Agreement between the Corporation and Manufacturers Hanover Trust Company as Auction Company pursuant to which Manufacturers Hanover Trust Company agrees, inter alia, to perform the duties of the Auction Company in connection with the Auctions.

          (g) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

          (h) "Auction Placement Agent" shall mean any entity permitted by law to perform the functions of an Auction Placement Agent in Auctions which has been selected by the Corporation and has entered into an Auction Placement Agent Agreement with the Auction Company that remains in effect.

          (i) "Auction Placement Agent Agreement" shall mean an agreement between the Auction Company and an Auction Placement Agent pursuant to which such Auction Placement Agent agrees to follow the procedures set forth herein in respect of Auctions.

          (j) "Available Shares" shall have the meaning specified in Section 4(b)(i).

          (k) "Bid" shall mean the offer of an Existing Holder or Potential Holder to continue to hold or purchase, as the case may be, a Share or Shares if the Applicable Rate equals or exceeds the Specified Rate contained in such Bid. Such offers from the same Person specifying different Specified Rates shall each constitute a separate Bid.

          (l) "Bidder" shall mean each Existing Holder and Potential Holder placing an Order.

          (m) "Clearing Bid" shall have the meaning specified in Section 4(b).

          (n) "Eligible Person" shall mean those Persons (i) who qualify as "accredited investors" under Regulation D promulgated under the Securities Act of 1933, as amended, (ii) who otherwise satisfy the requirements set forth in the Auction Placement Agent Agreements as persons from whom Auction Placement Agents may solicit Orders or who constitute Affiliates of the Corporation, and (iii) who have executed and delivered a Purchaser's Letter, which remains in full force and effect.

          (o) "Existing Holder" shall mean on any Auction Date an Eligible Person if and to the extent then listed as the beneficial owner of Shares in the records of the Auction Company.

          (p) "Hold Order" shall have the meaning specified in Section
     2(a)(iii).

          (q) "Maximum Rate" at any Auction shall mean the applicable Rate Multiple times the Aa Composite Commercial Paper Rate determined at the close of business on the Business Day immediately preceding the related Auction Date.

          (r) "Order" shall mean the placing with the Placement Agent of (x) a Hold Order, a Bid or Bids and/or a Sell Order by an Existing Holder and (y) a Bid by a Potential Holder.

          (s) "Outstanding" shall mean, as of any date, Shares theretofore issued by the Corporation except, without duplication, (i) any Shares theretofore cancelled or delivered to the Auction Company for cancellation, or redeemed by, or as to which a notice of redemption has been given by, the Corporation, (ii) any Shares as to which the Corporation is an Existing Holder and (iii) any Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

          (t) "Owned Shares" of any Existing Holder shall mean the Shares as to which it is listed as beneficial owner in the records of the Auction Company.

          (u) "Person" shall mean a corporation, a trust, a pension fund, an institutional investor or other similar entity.

          (v) "Potential Holder" shall mean any Eligible Person who has submitted a Bid (or, in the case of an Existing Holder, a Bid for Shares other than Owned Shares).

          (w) "Prevailing Rating" of the Shares shall be (i) AA/aa or Above if the Shares have a rating of AA- or better by Standard & Poor's Corporation ("Standard & Poor's") or aa3 or better by Moody's Investors Service, Inc. ("Moody's"), or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a if the Shares have a rating of A- or better and lower than AA- by Standard & Poor's or a3 or better and lower than aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa if the Shares have a rating of BBB-or better and lower than A- by Standard & Poor's or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The Corporation will take all reasonable action necessary to enable Standard & Poor's or Moody's to provide a rating for the Shares. If neither Standard & Poor's nor Moody's shall make such a rating available, Bankers Trust Company or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Security Exchange Act of 1934, as amended) to act as substitute rating agency, and the Corporation shall take all reasonable action to enable such rating agency to provide a rating for the Shares.

          (x) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Auction Company, an Auction Placement Agent and an Agent Member in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell Shares as set forth therein.

          (y) "Rate Multiple" on any Auction Date for the Shares shall mean the percentage determined below based on the Prevailing Rating of the Shares in effect at the close of business of the Business Day immediately preceding such Auction Date:

            Prevailing Rating                                           Percentage
            ----------------------------------------------------------------------
            AA/aa or Above                                                 110%
            A/a                                                            120%
            BBB/baa                                                        130%
            Below BBB/baa                                                  150%

          (z) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with Shares.

          (aa) "Sell Order" shall have the meaning specified in Section
     2(a)(iii).

          (bb) "Shares" shall mean shares of Preferred Auction Rate Stock, Series B issued by the Corporation.

          (cc) "Specified Rate" shall mean with respect to each Bid the rate specified by the Existing Holder or Potential Holder making such Bid as the dividend rate below which it is not offering to continue to hold or purchase the Shares subject to such Bid.

          (dd) "Submission Deadline" shall mean 2:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date (as specified by the Auction Company from time to time) by which each Auction Placement Agent is required to submit Orders to the Auction Company.

          (ee) "Submitted Bid" shall have the meaning specified in Section 4(b).

          (ff) "Submitted Hold Order" shall have the meaning specified in
     Section 4(b).

          (gg) "Submitted Order" shall have the meaning specified in Section
     4(b).

          (hh) "Submitted Sell Order" shall have the meaning specified in
     Section 4(b).

          (ii) "Winning Bid Rate" shall have the meaning specified in Section 4(b)(iii).

Section 2. Orders by Existing Holders and Potential Holders.

     (a) On or prior to each Auction Date and prior to the Submission Deadline:

          (i) Each Existing Holder may submit to an Auction Placement Agent by telephone information as to the number of Owned Shares of such Existing Holder, if any, that such Existing Holder:

             (A) desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

             (B) elects to continue to hold if the Applicable Rate for the next succeeding Dividend Period is not less than the rate per annum specified by such Existing Holder to the Auction Placement Agent; and/or

             (C) offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period.

          (ii) Each Auction Placement Agent shall diligently attempt to contact by telephone such number of Eligible Persons, including Persons who are not Existing Holders, as such Auction Placement Agent shall in good faith deem appropriate in order to obtain a commercially reasonable and competitive Applicable Rate for the next succeeding Dividend Period. Each Auction Placement Agent shall transmit to the Auction Company pursuant to Section 3 hereof the number of Shares, if any, any such Person offers to purchase if the Applicable Rate for the next Dividend Period is not less than the rate per annum specified by such Person to such Auction Placement Agent.

          (iii) Any Order containing the information referred to in Section 2(a)
     (i)(A) is hereafter referred to as a "Hold Order" and an Order containing the information referred to in Section 2(a)(i)(C) is hereinafter referred to as a "Sell Order".

     (b)(i) A Bid by an Existing Holder submitted to the Auction Company by an Auction Placement Agent on its behalf shall constitute an irrevocable offer to sell:

          (A) the number of Shares specified in such Bid if the Winning Bid Rate determined on such Auction Date is less than the Specified Rate;

          (B) the specified number of Shares or a lesser number, as determined pursuant to Section 5(b)(iv) if the Winning Bid Rate determined on such Auction Date is equal to the Specified Rate; or

          (C) the specified number of Shares or a lesser number, as determined pursuant to Section

     5(c)(ii) if the Specified Rate is higher than the Maximum Rate and a Clearing Bid does not exist.

     (ii) A Sell Order by an Existing Holder submitted to the Auction Company by an Auction Placement Agent on its behalf shall constitute an irrevocable offer to sell:

          (A) the number of Shares specified in such Sell Order; or

          (B) the specified number of Shares or a lesser number, as determined pursuant to Section 5(c)(ii), if a Clearing Bid does not exist.

     (iii) A Bid by a Potential Holder submitted to the Auction Company by an Auction Placement Agent on its behalf shall constitute an irrevocable offer to purchase:

          (A) the number of Shares specified in such Bid if the Winning Bid Rate determined on such Auction Date is higher than the Specified Rate; or

          (B) the specified number of Shares or a lesser number, as determined pursuant to Section 5(b)(v), if the Winning Bid Rate determined on such Auction Date is equal to the Specified Rate.

Section 3. Submission of Orders by Auction Placement Agents to Auction Company.

     (a) Each Auction Placement Agent shall submit in writing or by telecopier to the Auction Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Auction Placement Agent, and specifying with respect to each Order:

          (i) the name of the Bidder placing such Order;

          (ii) the aggregate number of Shares that are the subject of the Order;

          (iii) to the extent that the Bidder is an Existing Holder the number of Owned Shares of such Existing Holder, if any, subject to any:

             (A) Hold Order placed by such Existing Holder;

             (B) Bid placed by such Existing Holder and the Specified Rate for each such Bid; and

             (C) Sell Order placed by such Existing Holder; and

          (iv) to the extent such Bidder is a Potential Holder, the Specified Rate for each such Bid.

     (b) If any rate contained in any Bid contains more than three figures to the right of the decimal point, the Auction Company shall round such rate up to the next highest one-thousandth (.001) of 1%.

     (c) If an Order or Orders covering all Owned Shares of an Existing Holder are not submitted to the Auction Company prior to the Submission Deadline, the Auction Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Owned Shares of such Existing Holder not subject to Orders submitted to the Auction Company.

     (d) If one or more Orders submitted on behalf of an Existing Holder to the Auction Company purport to cover more Owned Shares than actually held by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

          (i) any Hold Order shall be considered valid up to and including the number of Owned Shares of such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Owned Shares subject to such Hold Orders exceeds the number of Owned Shares of such Existing Holder, the number of Owned Shares subject to each such Hold Order shall be reduced pro rata so that such Hold Orders shall cover the number of Owned Shares of such Existing Holder;

          (ii) (A) any Bid shall be considered valid up to and including the excess of the number of Owned Shares of such Existing Holder over the number of Owned Shares subject to any and all Hold Orders referred to in clause (i) above, (B) subject to subclause (A), if more than one Bid with the same Specified Rate is submitted on behalf of such Existing Holder and the number of

     Owned Shares subject to such Bids is greater than such excess, such Bids shall be considered valid up to the amount of such excess and, the number of Owned Shares subject to each Bid with the same Specified Rate shall be reduced pro rata to cover the number of Owned Shares equal to such excess,
     (C) subject to subclause (A), if more than one Bid with different Specified Rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess, and in any such event the number, if any, of such Owned Shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

          (iii) any Sell Order shall be considered valid up to and including the excess of the number of Owned Shares of such Existing Holder over the sum of Owned Shares of such Existing Holder subject to Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above; provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of Owned Shares subject to such Sell Orders is greater than such excess, such Sell Orders shall be reduced pro rata so that such Orders shall cover a number of shares equal to such excess.

Section 4. Determination of Clearing Bid, Winning Bid Rate and Applicable Rate.

     (a) As early as possible on the Auction Date and in any event not later than the Submission Deadline, the Auction Company shall determine the Aa Composite Commercial Paper Rate and the Maximum Rate for such Auction Date and shall advise the Corporation and the Auction Placement Agents thereof.

     (b) Promptly after the Submission Deadline on each Auction Date, the Auction Company shall assemble all Orders submitted or deemed submitted to it by the Auction Placement Agents on such date (each a "Submitted Order" and each Hold Order, Bid and Sell Order contained in a Submitted Order, a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be) and shall determine:

          (i) the number, if any, of Shares available to be purchased pursuant to Bids on such Auction Date, which number shall equal the excess of (A) the total number of Outstanding Shares over (B) the total number of Outstanding Shares subject to Submitted Hold Orders (such excess number is hereinafter referred to as the "Available Shares");

          (ii) from the Submitted Orders, whether, subject to compliance with the requirements of Section 5(g) hereof, (A) the number of Shares subject to Submitted Bids with a Specified Rate equal to or less than the Maximum Rate equals or exceeds (B) the Available Shares (if such equality or excess exists, other than because the Available Shares are zero, a "Clearing Bid" exists);

          (iii) if a Clearing Bid exists, the lowest Specified Rate (such lowest rate, the "Winning Bid Rate") contained in the Submitted Bids which if the Auction Company accepted same would result in: (A) each Existing Holder with Submitted Bids with Specified Rates equal to or lower than such lowest rate continuing to hold Owned Shares in a number which, when added to (B) the number of Shares subject to Submitted Bids with Specified Rates equal to or lower than such lowest rate from Potential Holders would equal (C) a number of Shares not less than the Available Shares.

     (c) Promptly upon the Auction Company making the determinations described in clauses (a) and (b) of this Section 4, the Auction Company shall determine the Applicable Rate for the next succeeding Dividend Period as follows:

          (i) if a Clearing Bid exists, the Applicable Rate shall be equal to the Winning Bid Rate;

          (ii) if a Clearing Bid does not exist (other than because all the Outstanding Shares are subject to Submitted Hold Orders), the Applicable Rate shall be equal to the Maximum Rate; or

          (iii) if all the Outstanding Shares are subject to Submitted Hold Orders, the Applicable Rate shall be equal to 59% of the Aa Composite Commercial Paper Rate determined on the Business Day immediately preceding the related Auction Date.

Section 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders;
           Allocation of Shares.

     After giving effect to the determinations required to be made pursuant to
Section 4, Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Company shall take such other actions as set forth below in this Section 5.

     (a) If all Owned Shares are subject to submitted Hold Orders, all Submitted Bids shall be rejected.

     (b) If a Clearing Bid exists, subject to Sections 5(d) and 5(e) and subject to compliance with the requirements of Section 5(g), Submitted Bids and Submitted Sell Orders shall be accepted and/or rejected in the following order of priority and all other Submitted Bids shall be rejected:

          (i) the Submitted Sell Order of each Existing Holder shall be accepted;

          (ii) the Submitted Bid of each Existing Holder with a Specified Rate lower than the Winning Bid Rate shall be accepted;

          (iii) the Submitted Bid of each Potential Holder, with a Specified Rate lower than the Winning Bid Rate shall be accepted;

          (iv) the Submitted Bid of each Existing Holder with a Specified Rate equal to the Winning Bid Rate shall be accepted only for a number of Shares equal, for each such Existing Holder, to the lesser of (A) the number of Shares of such Existing Holder subject to such Submitted Bid and (B) the number obtained by multiplying (x) the number of shares equal to the excess of the Available Shares over the number of Shares subject to Submitted Bids accepted pursuant to clauses (ii) and (iii) of this Section 5(d) by (y) a fraction the numerator of which is the number of Shares subject to such Submitted Bid and the denominator of which is the number of Shares subject to all Submitted Bids by Existing Holders with a Specified Rate equal to the Winning Bid Rate; and

          (v) the Submitted Bid of each Potential Holder with a Specified Rate equal to the Winning Bid Rate shall be accepted only in an amount equal to the number of Shares obtained by multiplying (A) the number equal to the excess of the Available Shares over the total number of Shares subject to Submitted Bids accepted pursuant to clauses (ii), (iii) and (iv) of this Section 5(b) by
     (B) a fraction the numerator of which is the number of Shares subject to such Submitted Bid and the denominator of which is the number of Shares subject to all Submitted Bids by Potential Holders with a Specified Rate equal to the Winning Bid Rate.

     (c) If a Clearing Bid does not exist and Section 5(a) is inapplicable, subject to Sections 5(d) and 5(e) and subject to compliance with the provisions of Section 5(g), Submitted Orders shall be accepted and/or rejected in the following order of priority and all other Submitted Bids and Submitted Sell Orders shall be rejected:

          (i) the Submitted Bid of each Existing Holder and Potential Holder with a Specified Rate equal to or lower than the Maximum Rate shall be accepted; and

          (ii) the Submitted Bid of each Existing Holder with a Specified Rate higher than the Maximum Rate shall be accepted and the Submitted Sell Order of each Existing Holder shall be rejected, in each case only for the number of Shares equal to the number of Shares obtained by multiplying (A) the excess of the Available Shares over the number of Shares the subject of Submitted Bids accepted pursuant to clause (i) of this Section 5(c) by (B) a fraction the numerator of which shall be the number of Owned Shares of such Existing Holder subject to such Submitted Bid or Submitted Sell Order, and the denominator of which shall be the number of Shares the subject of all such Submitted Bids and Submitted Sell Orders.

     (d) If on any Auction Date as a result of the procedures described in Sections 5(b) and 5(c) any Existing Holder would be entitled or required to sell a fraction of an Owned Share, the Auction Company shall in such manner as it shall determine in its sole discretion, round up or down the number of Owned Shares to be sold or continued to be held by an Existing Holder on such Auction Date so that the number of Shares held or sold by each Existing Holder shall be whole Shares.

     (e) If on any Auction Date, as a result of the procedures described in
Section 5(b), any Potential Holder would be entitled or required or purchase a fraction of a

Share, the Auction Company shall, in such manner as it shall determine in its sole discretion, allocate Shares for purchase among Potential Holders so that only whole Shares are purchased, even if such allocation results in one or more Potential Holders not purchasing Shares on such Auction Date.

     (f) Each Existing Holder shall continue to hold for the next succeeding Dividend Period Owned Shares subject on the Auction Date preceding such Dividend Period to (A) a Submitted Hold Order, (B) a Submitted Bid to the extent accepted pursuant to Section 5(b) or 5(c), as modified pursuant to Section 5(d), and (C) a Submitted Sell Order to the extent rejected pursuant to Section 5(c)(ii), as modified pursuant to Section 5(d). Each Existing Holder shall be required to sell Owned Stock subject on an Auction Date to (A) a Submitted Sell Order to the extent not rejected pursuant to Section 5(c)(ii) and (B) a Submitted Bid to the extent not accepted pursuant to Section 5(b) or 5(c). Each Potential Holder shall be required to purchase the Shares subject to a Submitted Bid made by such Potential Holder to the extent such Submitted Bid is accepted pursuant to
Section 5(b) or 5(c).

     (g) The Corporation shall not submit an Order, and no Affiliate shall submit a Bid, at any Auction.

     (h) Based on the result of an Auction, the Auction Company shall give the notices specified in paragraph (a) of the Settlement Procedures, as defined in the Auction Company Agreement.

Section 6. Miscellaneous.

     The Board of Directors of the Corporation may interpret the provisions of these procedures to resolve any inconsistency or ambiguity, remedy any formal defect or make any other changes or modification that does not adversely affect the rights of an Existing Holder and if such inconsistency or ambiguity reflects an incorrect provision hereof, the Board of Directors may authorize the filing of a Certificate of Correction."

     5. The Preferred Stock Committee of the Board of Directors on May 27, 1987, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of

Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Article VI, Section 7 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, established the Initial Dividend Rate (as defined in the preceding resolution) for Series B Preferred as 5.40% per annum.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by John C. Pope, its Senior Vice President, and attested by Anne H. McNamara, its Secretary, this 27th day of May, 1987.

                                            AMR CORPORATION

                                            By      /s/  JOHN C. POPE
                                            ----------------------------------

ATTEST:

By     /s/  ANNE H. McNAMARA
- ------------------------------------
   Secretary

                          CERTIFICATE OF DESIGNATIONS
                                       OF
                          PREFERRED AUCTION RATE STOCK
                                    SERIES C

                                       OF
                                AMR CORPORATION
                            ------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                            ------------------------

     AMR CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation and by the Preferred Stock Committee of the Board of Directors, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorizes the issuance of up to 20,000,000 shares of preferred stock without par value and pursuant to authority conferred upon the Preferred Stock Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Article VI, Section 7 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth herein, at a meeting of the Board of Directors duly held on May 20, 1987 and at a meeting of the Preferred Stock Committee thereof duly held on June 1, 1987:

     1. The Board of Directors on May 20, 1987 adopted the following resolution designating three series of preferred stock without par value of the Corporation (for purposes of paragraphs 1 through 3 of this Certificate of Designations, such three series are collectively referred to as "Preferred"):

     "RESOLVED, that there are hereby designated three series of Preferred, entitled as follows:

     Preferred Auction Rate Stock, Series A
     Preferred Auction Rate Stock, Series B
     Preferred Auction Rate Stock, Series C

respectively, each such Series to consist of 100 shares."

     2. The Board of Directors on May 20, 1987 adopted the following resolutions designating a Preferred Stock Committee of the Board of Directors and authorizing such Committee to act on behalf of the Board of Directors in connection with the issuance of any such series of Preferred;

     "RESOLVED, that the Board of Directors hereby appoints a Preferred Stock Committee, to be composed of such directors as shall be designated by the Board of Directors by separate resolutions adopted by a majority of the whole Board of Directors on the date hereof or from time to time hereafter, which Committee shall have the powers set forth in these resolutions; that two members of the Preferred Stock Committee constitute a quorum and are necessary and sufficient to transact business; that the act of a majority of those present at any meeting shall be the act of the Preferred Stock Committee; that notice of each meeting of the Preferred Stock Committee shall be given by any member causing to be delivered, not less than two hours prior to the meeting, to the office of each member shown on the records of the Corporation, written or telephonic notice of the location, date, time and purpose of the meeting; that a written waiver of notice signed by each member, whether before or after the meeting, shall be deemed equivalent to notice; that attendance by a member at a meeting shall constitute waiver of notice of such meeting; that attendance at and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and that a written report of any actions taken by the Preferred Stock Committee shall be delivered at the next meeting of the Board of Directors; and

     RESOLVED, that the Preferred Stock Committee be and hereby is authorized and empowered with full power and authority to act on behalf and in the stead of the Board of Directors in connection with the issuance of any series of the Preferred as herein designated and to fix the dividend rates (including the dividend determination auction procedures) and dividend payment dates and to declare dividends payable on any series of Preferred, to the fullest extent permitted by Section 141(c) of the Delaware General Corporation Law as it now exists or is hereafter amended."

     3. The Board of Directors on May 20, 1987 adopted the following resolutions fixing the voting rights of each such series of Preferred:

     "RESOLVED, that the shares of each series of the Preferred shall have no voting powers, either general or special, except that:

     (a) Whenever, at any time or times, dividends payable on any series of Preferred shall be in arrears for such number of dividend periods which shall in the aggregate contain not less than 540 days on the shares of such series at the time outstanding, the record holders of such series (voting separately as a class with (i) the record holders of any other series of Preferred theretofore granted voting rights as a result of such a dividend arrearage with respect to such other series and (ii) the record holders of all other series of preferred stock subsequently issued if so provided in the certificate of designations with respect thereto), will be entitled to vote for the election of two additional directors of the Corporation at the Corporation's next annual meeting of stockholders. At elections for such directors, each record holder of such series shall be entitled to one vote for each share held (the record holders of shares of any other series of preferred stock then entitled to vote being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of such series, the maximum authorized number of members of this Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the record holders of such outstanding series (either alone or together with the holders of shares of any one or more other series of preferred stock then entitled to vote) as hereinafter set forth. The right of the holders of such series, voting separately as a class, to elect (either alone or together with the holders of shares of any one or more other series of preferred stock then entitled to vote) members of this Board of Directors as aforesaid shall continue until such time as all dividends accumulated on such series shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

     Upon any termination of the right of the holders of all series of Preferred and any other such preferred stock to elect directors, the term of office of all directors then in office elected by the holders of such preferred voting as a class shall, to the extent permitted by law, terminate immediately. If the office of any director elected by the holders of preferred stock so voting as a class becomes vacant by reason of death, resignation, retirement, disqualification or removal from office, or otherwise, the remaining director elected by the holders of preferred stock so voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by the holders of preferred stock so voting as a class shall end and the special voting powers vested in the holders of preferred stock shall have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of this resolution.

     (b) So long as any shares of any series of Preferred remain outstanding, the consent of the record holders of at least two-thirds of the shares of such series outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, shall be necessary to permit, effect or validate the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation, as amended, of the Corporation or of the resolutions set forth in any Certificate of Designations for any series of Preferred designating such series and the preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof if, and only if, the foregoing action would (i) adversely affect any right, preference, privilege or power of shares of such series or (ii) increase the rights, preferences, privileges or powers of shares of any other series of the Preferred if such increase is not applicable to such first series; provided, however, that any increase in the amount of authorized preferred stock (other than the Preferred) or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of any other series of preferred stock, in each case ranking on a parity with or junior to such series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers.

     (c) So long as any shares of any series of Preferred remain outstanding, the consent of the record holders of at least two-thirds of the shares of all series of Pre-ferred outstanding at the time (voting separately as a class) given in person or by proxy, either in writing or at any special or annual meeting called for such purpose, shall be necessary to permit, effect or validate the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking senior to any share of the Preferred with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

     (d) The foregoing voting provisions shall not apply to any series of Preferred if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series shall have been redeemed or sufficient funds shall have been deposited in trust to effect such a redemption."

     4. The Board of Directors on May 20, 1987, adopted the following resolution:

     "RESOLVED, that the issue of up to 100 shares of Preferred Auction Rate Stock, Series C, without par value of the Corporation is hereby authorized and the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 100 shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

                          Preferred Auction Rate Stock
                                    Series C

                                     PART I

     1. Number of Shares. (a) The designation of the series of preferred stock without par value provided for herein shall be "Preferred Auction Rate Stock, Series C" (hereinafter referred to as the "Series C Preferred"), and the number of authorized shares constituting Series C Preferred is 100. No fractional shares of Series C Preferred will be issued.

     (b) All shares of Series C Preferred redeemed or purchased by the Corporation (which shall not be deemed to include purchases by an Affiliate, as defined in Section I of Part II hereof) shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series, and may thereafter be issued, but not as shares of Series C Preferred.

     (c) The Series C Preferred shall rank on a parity as to dividends and upon liquidation with all other series of Preferred issued by the Corporation.

     2. Dividends.

     (a) The Holders (all capitalized terms used in this Part I and not otherwise defined shall have the meanings provided in Section 6 of this Part I) shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (or a committee thereof authorized by the Board of Directors to so act), out of funds legally available therefor, cumulative cash dividends at the Applicable Rate per annum, determined as set forth below, and no more, payable on the respective dates set forth below.

     (b) (i) Dividends on shares of Series C Preferred at the Applicable Rate per annum as described in subsections (c)(i) and (c)(ii) of this Section 2, shall accrue from the Date of Original Issue and shall be payable initially on July 21, 1987 (or such other date as is designated by a resolution of the Board of Directors of the Corporation (or a committee thereof authorized to so act) prior to the Date or Original Issue) and on each succeeding seventh Tuesday after such date (in each case, the "Normal Day"); provided, however, that (i) if the Normal Day is not a Business Day, (ii) the following Wednesday is not a Business Day or (iii) both the immediately preceding Monday and Friday are not Business Days, the Dividend Payment Date will be the first Business Day that is
(a) preceded by a Business Day that is, or falls after, such preceding Friday and (b) is immediately followed by a day that is a Business Day. Although any particular Dividend Payment Date may not occur on the originally scheduled Normal Day because of the above-mentioned provisos, the next succeeding Dividend Payment Date shall be, subject to such provisos, the seventh Tuesday following the originally designated Normal Day for the prior Dividend Period. Notwithstanding the foregoing, in the event of a change in Federal law lengthening the minimum holding period (currently found in Section 246(c) of the Internal Revenue Code of 1986, as amended) required for taxpayers to be entitled to the dividends-received deduction on preferred stock held by non-affiliated corporations (currently found in Section 243(a) of such Code) (the "Minimum Holding Period"), the Board of Directors of the Corporation shall increase the period of time between Dividend Payment Dates so as to increase uniformly the number of days (such number of days without giving effect to the provisos in the first sentence of this Section 2(b)(i) being "Dividend Period Days") in Dividend Periods commencing after the date of such change in law (and in any event commencing no earlier than 21 days after such action by the Board of Directors of the Corporation) to equal or exceed the then current Minimum Holding Period; provided that the number of Dividend Period Days shall not exceed by more than nine days the length of such then current Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days shall not exceed 98 days. If as a result of applying the above procedures for determining a Dividend Payment Date, the number of days in a Dividend Period would not satisfy the Minimum Holding Period, the Corporation's Board of Directors may fix the Dividend Payment Date on the first Business Day following the Normal Day which is next succeeded by a Business Day. Upon any such change in the number of Dividend Period Days as a result of a change in law, the Corporation will give notice of such change to the Auction Company and to the Holders at such Holders' addresses as the same appears on the stock transfer books of the Corporation. The first date of payment of dividends is the "Initial Dividend Payment Date" and each date of payment of dividends is a "Dividend Payment Date".

     (ii) As long as a Permanent Auction Termination Date has not occurred with respect to the Series C Preferred, the Corporation shall deposit with the Auction Company not later than 12:00 noon, New York City time, on the Business Day next preceding each Dividend Payment Date an aggregate amount of funds available on such Business Day or the next Business Day in The City of New York, New York, equal to the dividends to be paid to all Holders on such Dividend Payment Date. All such moneys shall be held in trust for the payment of such dividends by the Auction Company for the benefit of the Holders specified in subsection (b)(iii) of this Section 2.

     (iii) Each dividend shall be paid to the Holders as their names appear on the stock transfer books of the Corporation on the Business Day next preceding the Dividend Payment Date thereof; provided, however, that if a Permanent Auction Termination Date has occurred in respect of the Series C Preferred or such dividend payment is in respect of dividends in arrears, such dividend shall be paid to the

Holders as their names appear on the stock transfer books of the Corporation on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends in arrears for any past Dividend Period may be declared and paid at any time without reference to any regular Dividend Payment Date.

     (c)(i) The dividend rate (the "Initial Dividend Rate") on shares of Series C Preferred during the period commencing on the Date of Original Issue to and including the day immediately preceding the Initial Dividend Payment Date (the "Initial Dividend Period") shall be established by resolution of a committee of the Board of Directors of the Corporation authorized to so act prior to the Date of Original Issue. Commencing on the Initial Dividend Payment Date, the dividend rate on shares of Series C Preferred for each subsequent dividend period (a "Subsequent Dividend Period"; and the Initial Dividend Period or any Subsequent Dividend Period being a "Dividend Period") thereafter, which subsequent Dividend Period shall commence on each Dividend Payment Date and shall end on and include the date immediately preceding the next succeeding Dividend Payment Date, shall be, except as provided in subsection (c)(ii) of this Section 2, equal to the rate per annum that results from implementation of the Auction Procedures described in Part II hereto (which Part II is hereby incorporated by reference herein and made a part hereof).

     (ii) In the event of any failure by the Corporation to deposit (in funds available on such Business Day or the next Business Day in the City of New York, New York), with the Auction Company by 12:00 noon, New York City time, (i) on the Business Day next preceding any Dividend Payment Date, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of Series C Preferred or (ii) on the Business Day next preceding any redemption date for Series C Preferred, the redemption price to be paid on such redemption date, including an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) for any share of Series C Preferred, after a notice of redemption has been given as provided in subsection C of Section 3 of this Part I, then, except as provided in the next following sentence, the dividend rate for each Dividend Period commencing after the date of any such failure shall be equal to the Alternate Rate for such Dividend Period. To the extent that the Corporation has remedied any such failure to pay dividends, and is not in arrears on any other dividends payable on shares of Series C Preferred, and/or has remedied any such failure to pay such redemption price, in each case prior to the second Business Day preceding the fifth Dividend Payment Date following such failure, Auctions shall be reinstated for Series C Preferred on the first Auction Date following such remedy and the Applicable Rate for Series C Preferred shall again be the rate per annum that results from the implementation of the Auction Procedures; to the extent such failure is not so remedied by such date, Auctions for such Series will be permanently discontinued and the Applicable Rate for all future Dividend Periods for such Series shall be the Alternate Rate for each such Dividend Period.

     (iii) The amount of dividends per share of Series C Preferred payable for any Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction the numerator of which shall be the number of days in the Dividend Period such share was outstanding and the denominator of which shall be 360, and then multiplying the rate so obtained by $500,000 per share of Series C Preferred.

     (d)(i) So long as any shares of Series C Preferred are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with Series C Preferred for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on shares of Series C Preferred for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of Series C Preferred and any other series of preferred stock ranking on a parity as to dividends with Series C Preferred, all dividends declared on Series C Preferred and any other series of preferred stock ranking on a parity as to dividends with Series C Preferred shall be declared pro rata so that the amount of dividends declared per share on Series C Preferred and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series C Preferred and such other series of preferred stock bear to each other.

     (ii) So long as any shares of Series C Preferred are outstanding, no dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock or any other stock ranking junior or Series C Preferred as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the common stock or upon any other stock of the Corporation ranking junior to or on a parity with Series C Preferred as to dividends, nor shall any common stock or any other stock of the Corporation ranking junior to or on a parity with Series C Preferred as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to Series C Preferred as to dividends and upon liquidation), unless, in each case, the full cumulative dividends on all outstanding shares of Series C Preferred shall have been paid through the most recent Dividend Payment Date.

     (e) Any dividend payment made on shares of Series C Preferred shall first be credited against the dividends accrued with respect to the earliest Dividend Period for which dividends have not been paid. Holders of shares of Series C Preferred shall not be entitled to (i) any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on the Series C Preferred, or (ii) any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on the Series C Preferred which may be in arrears.

     3. Redemption. Shares of Series B Preferred shall be redeemable by the Corporation as provided below:

     A. Optional Redemption.

     (a) At the option of the Corporation, shares of Series C Preferred may be redeemed as a whole on any Dividend Payment Date or in part from time to time on the second Business Day next preceding any Dividend Payment Date, out of funds legally available therefor, at a redemption price of:

          (i) $507,500 per share if redeemed on or before the first anniversary of the Date of Original Issue;

          (ii) $505,000 per share if redeemed thereafter and on or before the second anniversary of the Date of Original Issue;

          (iii) $502,500 per share if redeemed thereafter and on or before the third anniversary of the Date of Original Issue; and

          (iv) $500,000 per share if redeemed thereafter;

plus, in each case, an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

     (b) At the option of the Corporation, shares of Series C Preferred may be redeemed, as a whole but not in part, on any Dividend Payment Date, out of funds legally available therefor, at a redemption price of $500,000 per share, plus an amount equal to accrued and unpaid dividends thereon (whether or not earned or declared) to the date fixed for redemption, if the Applicable Rate with respect to the Dividend Period ending on the day immediately preceding such Dividend Payment Date shall equal or exceed the Aa Composite Commercial Paper Rate on the date of determination of such Applicable Rate.

     B. Allocation. If fewer than all the outstanding shares of Series C Preferred are to be redeemed pursuant to Section 3A(a), the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation. To the extent that there is one Holder of all shares of Series C Preferred, such Holder shall determine which of its shares of Series C Preferred are to be redeemed in the case of a partial redemption. To the extent there is more than one Holder for all shares of Series C Preferred, then in the case of a partial redemption, the shares to be redeemed shall be determined by the Board of Directors among the then current Holders by lot or such other method deemed by the Board of Directors to be fair and equitable.

     C.  Notice of Redemption; Other Redemption Procedures.

     (a) Whenever shares of Series C Preferred are to be redeemed pursuant to this Section 3, a notice of such redemption shall be mailed, by first-class mail, postage prepaid, or delivered to each Holder of the shares to be redeemed at such Holder's address as the same appears on the stock transfer books of the Corporation. Such notice shall be mailed or delivered not less than 20 days and not more than 45 days prior to the date fixed for redemption. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series C Preferred to be redeemed; (iii) the redemption price; (iv) the place or places where such shares of Series C Preferred are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the provision of this Section 3 under which the redemption is made. If fewer than all shares of Series C Preferred held by a Holder are to be redeemed, the notice mailed or delivered to such Holder shall specify the number of shares to be redeemed from such Holder. Except as required by the applicable law, no defect in the notice of redemption or in the mailing thereof shall affect the validity of the redemption proceedings.

     (b) On and after the date specified in a notice of redemption, the Holder of shares of Series C Preferred specified for redemption, upon presentation and surrender at the office of the Auction Company (or any successor redemption agent) designated in such notice of redemption of the certificate or certificates evidencing the shares of Series C Preferred held by such holder and called for redemption, properly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank, bearing all necessary transfer tax stamps thereto affixed and cancelled, shall be entitled to receive therefor the applicable redemption price hereinbefore specified. If less than all of the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

     (c) If the Corporation shall give a notice of redemption, then, by 12:00 noon (New York City time) on the Business Day next preceding the date fixed for redemption, the Corporation shall deposit with the Auction Company (or any successor redemption agent) an aggregate amount of funds available on the next Business Day equal to the aggregate redemption price of the shares of the Series C Preferred called for redemption in such notice of redemption and shall give the Auction Company (or any successor redemption agent) irrevocable instructions and authority to pay the redemption price to the Holders of the shares of the Series C Preferred called for redemption upon surrender of the certificate or certificates therefor. All such moneys so deposited will be held in trust by the Auction Company for the benefit of the Holders of the shares to be redeemed. Upon the earlier of the date of such deposit or the payment of the redemption price, all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of the Holders of such shares, upon surrender of such shares, to receive the redemption price thereof, but without any interest, and such shares shall no longer be deemed to be outstanding for any purposes. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any funds so deposited and interest thereon in excess of the aggregate redemption price of the shares of the Series C Preferred called for redemption on such date. Any funds so deposited which are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of shares of the Series C Preferred so called for redemption shall look only to the Corporation for payment thereof, without any interest payable thereon. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited and held by the Auction Company (or any successor redemption agent).

     (d) Notwithstanding any other provisions of this Section 3, if any dividends on any share of Preferred are in arrears, no shares of Preferred may be redeemed unless all outstanding shares of Preferred are simultaneously redeemed, nor may any shares of Preferred be purchased or otherwise acquired by the Corporation except in accordance with a purchase offer on the same terms made by the Corporation for all outstanding shares of Preferred.

     (e) Except as set forth in this Section 3 with respect to redemptions and subject to subsection (d) of this Section 3 and to the limitations contained in
Part II, nothing contained herein shall limit any legal right of the Corporation or any Affiliate to purchase or otherwise acquire any shares of Series C Preferred at any price, whether higher or lower than the redemption price. Shares of Series C Preferred which have been redeemed, purchased or otherwise acquired by the Corporation are not subject to reissuance and shall be retired.

     4. Liquidation.

     (a) Upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of shares of Series C Preferred then outstanding shall be entitled, whether from capital or surplus before any assets of the Corporation shall be distributed among or paid over to the holders of stock junior to the Series C Preferred as to liquidation payments but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of any stock of the Corporation with liquidation rights senior to the Series C Preferred, to be paid $500,000 per share, plus, in each such case, an amount equal to all accrued and unpaid dividends thereon (whether or not earned or declared) to the date of final distribution. After any such payment in full, the holders of shares of the Series C Preferred shall not be entitled to any further participation in any distribution of assets of the Corporation.

     (b) Neither the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 4.

     (c) If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be insufficient to make the full payments required by subsection (a) of this Section 4, no such distribution shall be made on account of any shares of any other class or series of preferred stock ranking on a parity with the shares of Series C Preferred upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series C Preferred, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (d) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the shares of Series C Preferred upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the Holders of the shares of Series C Preferred as provided in this
Section 4, but not prior thereto, any other series or class or classes of stock ranking junior to the shares of Series C Preferred upon liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the shares of Series C Preferred shall not be entitled to share therein.

     5. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

          (a) prior to the shares of Series C Preferred either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the Holders of shares of Series C Preferred.

          (b) on a parity with shares of Series C Preferred either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of Series C Preferred, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the Holders of shares of Series C Preferred; and

          (c) junior to shares of Series C Preferred either as to dividends or upon liquidation, if such class shall be common stock or if the Holders of shares of Series C Preferred shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

     6. Definitions. As used herein, the following terms shall have the following meanings (with terms defined in the singular having the same meanings when used in the plural and vice versa):

     (a) "Aa Composite Commercial Paper Rate," on any date, shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "Aa" by Moody's, "AA" by S&P, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by two nationally recognized commercial paper placement agents or dealers selected by the Corporation to the Auction Company prior to the close of business on the Business Day immediately preceding such date. If the Board of Directors of the Corporation shall increase the number of Dividend Period Days in accordance with
Section 2(b)(i) of this Part I, with the result that (A) the number of Dividend Period Days shall be less than 70, such rate shall be the interest equivalent of the 60-day rate on such commercial paper, or (B) the number of Dividend Period Days shall be 70 or more but less than 85, such rate shall be the arithmetic average of the interest equivalent of the 60-day and 90-day rates on such commercial paper, or (C) the number of Dividend Period Days shall be 85 or more but less than or equal to 98, such rate shall be the interest equivalent of the 90-day rate on such commercial paper. For the purposes of such definition, "interest equivalent" means a rate for commercial paper which is (A) if the provided rate is made available on an interest bearing basis, such provided rate and (B) if the provided rate is made available on a discount basis (a "discount rate") a rate equal to the quotient (rounded upwards to the next higher one-thousandth of one percent (.001 of 1%) of (A) the discount rate (expressed as a decimal) divided by (B) the difference between (x) 1.00 and (y) a fraction the numerator of which shall be the product of the discount rate (expressed as a decimal) times the number of days in which such commercial paper matures and the denominator of which shall be 360.

     (b) "Alternate Rate" shall mean for any Dividend Period 150% of LIBOR determined for such Dividend Period.

     (c) "Applicable Rate" shall mean the dividend rate applicable to the Series C Preferred in effect during a Dividend Period as determined pursuant to Sections 2(c)(i) and (ii) of this Part I.

     (d) "Auction" shall mean the periodic implementation of the Auction Procedures.

     (e) "Auction Company" shall mean the bank or trust company or other entity appointed as such by a resolution of the Board of Directors of the Corporation.

     (f) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

     (g) "Auction Procedures" shall mean the procedures for conducting Auctions set forth in Part II hereof.

     (h) "Board of Directors" shall mean the Board of Directors of the Corporation or any duly authorized committee thereof.

     (i) "Business Day" shall mean a day on which the New York Stock Exchange, Inc. is open for trading and is not a day on which banks in The City of New York are authorized or required by law or order to close.

     (j) "Corporation" shall mean AMR Corporation, a Delaware corporation.

     (k) "Date of Original Issue" shall mean the date on which the Corporation originally issues shares of Series C Preferred.

     (l) "Dividend Payment Date" shall have the meaning specified in Section 2(b)(i) of this Part I.

     (m) "Dividend Period" shall have the meaning specified in Section 2(c)(i) of this Part I.

     (n) "Dividend Period Days" shall have the meaning specified in Section 2(b)(i) of this Part I.

     (o) "Holder" shall mean a holder of shares of Series C Preferred as the same appears on the stock transfer books of the Corporation.

     (p) "Initial Dividend Payment Date" shall have the meaning specified in
Section 2(b)(i) of this Part I.

     (q) "Initial Dividend Period" shall have the meaning specified in Section 2(c)(i) of this Part I.

     (r) "Initial Dividend Rate" shall have the meaning specified in Section 2(c)(i) of this Part I.

     (s) "LIBOR" shall mean for any Dividend Period the arithmetic average (rounded to the next higher 1/16 of 1%), computed by the Corporation, of the respective rates per annum quoted by each of the principal London offices of Bankers Trust Company, Citibank, N.A., Barclays Bank plc and National Westminster Bank plc, or their respective successors (the "Reference Banks"), at which United States dollar deposits for a two-month period in the amount of U.S. $10,000,000 are offered by such Reference Banks to leading banks in the London interbank market, at approximately 11:00 A.M. (London time) on the first day of such Dividend Period, or if such day is not a day on which dealings in United States dollars are transacted in the London interbank market, then on the next preceding day on which such dealings are transacted in such market. If any Reference Bank does not quote a rate required to determine LIBOR, LIBOR shall be determined on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks and any Substitute Reference Bank or Substitute Reference Banks (as defined below) selected by the Corporation to provide such quotation or quotations not being supplied by any Reference Bank or Reference Banks, as the case may be, or, if the Corporation does not select any Substitute Reference Bank or Substitute Reference Banks, by the remaining Reference Bank or Reference Banks. However, if the Board of Directors of the Corporation shall, pursuant to
Section 2(b)(i) of this Part I, increase the number of Dividend Period Days, in the event of a change in the dividend received deduction holding period, with the result that (i) the Dividend Period Days after such adjustment shall be 70 or more days but fewer than 85 days, LIBOR shall be based on the arithmetic average (rounded to the next higher 1/16 of 1%) of the rates per annum quoted for such United States dollar deposits for two- and three-month periods or (ii) the Dividend Period Days after such adjustment shall be 85 or more days but 98 or fewer days, such rate shall be based on the rates per annum quoted for such United States dollar deposits for a three-month period. For the purposes of the foregoing, "Substitute Reference Bank" shall mean the principal London offices of The Chase Manhattan Bank, N.A. or Morgan Guaranty Trust Company of New York, or their respective successors or, if none of such Substitute Reference Banks are engaged in dealings in United States dollars in the London interbank market, than a bank or banks, selected by the Corporation, engaged in dealings in United States dollars in the London interbank market. For each Dividend Period for which the rate is to be the Alternate Rate, the Corporation will obtain the rates from Reference Banks, determine LIBOR and the Alternate Rate and notify the Auction Company of such determination.

     (t) "Minimum Holding Period" shall have the meaning specified in Section 2(b)(i) of this Part I.

     (u) "Normal Day" shall have the meaning specified in Section 2(b)(i) of this Part I.

     (v) "Permanent Auction Termination Date" shall mean the second Business Day preceding the fifth Dividend Payment Date following any failure by the Corporation to pay in a timely manner to the Auction Company the full amount of any dividend for Series C Preferred when due or the redemption price, when due, of any shares of Series C Preferred after the Corporation has given notice of redemption, if and only if, such failure has not theretofore been remedied and the Corporation is not then in arrears on any dividends payable on Series C Preferred.

          (w) "Preferred" shall mean the Series C Preferred, together with the series of preferred stock of the Corporation designated as "Preferred Auction Rate Stock, Series A" and "Preferred Auction Rate Stock, Series B".

          (x) "Series C Preferred" shall mean the series of preferred stock, without par value, of the Corporation designated as "Preferred Auction Rate Stock, Series C".

          (y) "Subsequent Dividend Period" shall have the meaning specified in
     Section 2(c)(i) of this Part I.

                                    PART II

                               AUCTION PROCEDURES

Section 1. Definitions.

     Capitalized terms used in this Part II and not defined in this Section 1 shall have the respective meanings specified in Part I hereof. As used in this
Part II, the following terms shall have the following meanings, unless the context otherwise requires, with all references to the singular to include the plural and all references to the plural to include the singular:

          (a) "Affiliate" shall mean any Person known to the Auction Company to be controlled by, in control of, or under common control with the Corporation.

          (b) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder (as identified in such Bidder's Purchaser's Letter).

          (c) "Applicable Rate" shall mean the dividend rate applicable to the Shares for a Dividend Period to the extent determined pursuant to the procedures set forth herein.

          (d) "Auction" shall mean the periodic auction in respect of the Shares conducted in accordance with the procedures set forth in this Part II.

          (e) "Auction Company" shall mean Manufacturers Hanover Trust Company or any successor thereto as Auction Company to the extent such successor has entered into an agreement with the Corporation similar to the Auction Company Agreement.

          (f) "Auction Company Agreement" shall mean the Auction Company Agreement between the Corporation and Manufacturers Hanover Trust Company as Auction Company pursuant to which Manufacturers Hanover Trust Company agrees, inter alia, to perform the duties of the Auction Company in connection with the Auctions.

          (g) "Auction Date" shall mean the Business Day next preceding a Dividend Payment Date.

          (h) "Auction Placement Agent" shall mean any entity permitted by law to perform the functions of an Auction Placement Agent in Auctions which has been selected by the Corporation and has entered into an Auction Placement Agent Agreement with the Auction Company that remains in effect.

          (i) "Auction Placement Agent Agreement" shall mean an agreement between the Auction Company and an Auction Placement Agent pursuant to which such Auction Placement Agent agrees to follow the procedures set forth herein in respect of Auctions.

          (j) "Available Shares" shall have the meaning specified in Section 4(b)(i).

          (k) "Bid" shall mean the offer of an Existing Holder or Potential Holder to continue to hold or purchase, as the case may be, a Share or Shares if the Applicable Rate equals or exceeds the Specified Rate contained in such Bid. Such offers from the same Person specifying different Specified Rates shall each constitute a separate Bid.

          (l) "Bidder" shall mean each Existing Holder and Potential Holder placing an Order.

          (m) "Clearing Bid" shall have the meaning specified in Section 4(b).

          (n) "Eligible Person" shall mean those Persons (i) who qualify as "accredited investors" under Regulation D promulgated under the Securities Act of 1933, as amended, (ii) who otherwise satisfy the requirements set forth in the Auction Placement Agent Agreements as persons from whom Auction Placement Agents may solicit Orders or who constitute Affiliates of the Corporation, and (iii) who have executed and delivered a Purchaser's Letter, which remains in full force and effect.

          (o) "Existing Holder" shall mean on any Auction Date an Eligible Person if and to the extent then listed as the beneficial owner of Shares in the records of the Auction Company.

          (p) "Hold Order" shall have the meaning specified in Section
     2(a)(iii).

          (q) "Maximum Rate" at any Auction shall mean the applicable Rate Multiple times the Aa Composite Commercial Paper Rate determined at the close of business on the Business Day immediately preceding the related Auction Date.

          (r) "Order" shall mean the placing with the Placement Agent of (x) a Hold Order, a Bid or Bids and/or a Sell Order by an Existing Holder and (y) a Bid by a Potential Holder.

          (s) "Outstanding" shall mean, as of any date, Shares theretofore issued by the Corporation except, without duplication, (i) any Shares theretofore cancelled or delivered to the Auction Company for cancellation, or redeemed by, or as to which a notice of redemption has been given by, the Corporation, (ii) any Shares as to which the Corporation is an Existing Holder and (iii) any Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

          (t) "Owned Shares" of any Existing Holder shall mean the Shares as to which it is listed as beneficial owner in the records of the Auction Company.

          (u) "Person" shall mean a corporation, a trust, a pension fund, an institutional investor or other similar entity.

          (v) "Potential Holder" shall mean any Eligible Person who has submitted a Bid ( or, in the case of an Existing Holder, a Bid for Shares other than Owned Shares).

          (w) "Prevailing Rating" of the Shares shall be (i) AA/aa or Above if the Shares have a rating of AA- or better by Standard & Poor's Corporation ("Standard & Poor's") or aa3 or better by Moody's Investors Service, Inc. ("Moody's"), or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (ii) if not AA/aa or Above, then A/a if the Shares have a rating of A- or better and lower than AA- by Standard & Poor's or a3 or better and lower than aa3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below, (iii) if not AA/aa or Above or A/a, then BBB/baa if the Shares have a rating of BBB- or better and lower than A- by Standard & Poor's or baa3 or better and lower than a3 by Moody's or the equivalent of either or both of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected as provided below and (iv) if not AA/aa or Above, A/a or BBB/baa, then Below BBB/baa. The Corporation will take all reasonable action necessary to enable Standard & Poor's or Moody's to provide a rating for the Shares. If neither Standard & Poor's nor Moody's shall make such a rating available, Bankers Trust Company or its successor shall select a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Securities and Exchange Commission under the Security Exchange Act of 1934, as amended) to act as substitute rating agency, and the Corporation shall take all reasonable action to enable such rating agency to provide a rating for the Shares.

          (x) "Purchaser's Letter" shall mean a letter addressed to the Corporation, the Auction Company, an Auction Placement Agent and an Agent Member in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell Shares as set forth therein.

          (y) "Rate Multiple" on any Auction Date for the Shares shall mean the percentage determined below based on the Prevailing Rating of the Shares in effect at the close of business of the Business Day immediately preceding such Auction Date:

                Prevailing Rating                                Percentage
                -----------------                                ----------
                AA/aa or Above                                       110%
                A/a                                                  120%
                BBB/baa                                              130%
                Below BBB/baa                                        150%

          (z) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with Shares.

     (aa) "Sell Order" shall have the meaning specified in Section 2(a)(iii).

     (bb) "Shares" shall mean shares of Preferred Auction Rate Stock, Series C issued by the Corporation.

     (cc) "Specified Rate" shall mean with respect to each Bid the rate specified by the Existing Holder or Potential Holder making such Bid as the dividend rate below which it is not offering to continue to hold or purchase the Shares subject to such Bid.

     (dd) "Submission Deadline" shall mean 2:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date (as specified by the Auction Company from time to time) by which each Auction Placement Agent is required to submit Orders to the Auction Company.

     (ee) "Submitted Bid" shall have the meaning specified in Section 4(b).

     (ff) "Submitted Hold Order" shall have the meaning specified in Section
4(b).

     (gg) "Submitted Order" shall have the meaning specified in Section 4(b).

     (hh) "Submitted Sell Order" shall have the meaning specified in Section
4(b).

     (ii) "Winning Bid Rate" shall have the meaning specified in Section 4(b)(iii).

Section 2. Orders by Existing Holders and Potential Holders.

     (a) On or prior to each Auction Date and prior to the Submission Deadline:

          (i) Each Existing Holder may submit to an Auction Placement Agent by telephone information as to the number of Owned Shares of such Existing Holder, if any, that such Existing Holder:

             (A) desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

             (B) elects to continue to hold if the Applicable Rate for the next succeeding Dividend Period is not less than the rate per annum specified by such Existing Holder to the Auction Placement Agent; and/or

             (C) offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period.

          (ii) Each Auction Placement Agent shall diligently attempt to contact by telephone such number of Eligible Persons, including Persons who are not Existing Holders, as such Auction Placement Agent shall in good faith deem appropriate in order to obtain a commercially reasonable and competitive Applicable Rate for the next succeeding Dividend Period. Each Auction Placement Agent shall transmit to the Auction Company pursuant to Section 3 hereof the number of Shares, if any, any such Person offers to purchase if the Applicable Rate for the next Dividend Period is not less than the rate per annum specified by such Person to such Auction Placement Agent.

          (iii) Any Order containing the information referred to in Section 2(a)(i)(A) is hereafter referred to as a "Hold Order" and an Order containing the information referred to in Section 2(a)(i)(C) is hereinafter referred to as a "Sell Order".

     (b)(i) A Bid by an Existing Holder submitted to the Auction Company by an Auction Placement Agent on its behalf shall constitute an irrevocable offer to sell:

          (A) the number of Shares specified in such Bid if the Winning Bid Rate determined on such Auction Date is less than the Specified Rate;

          (B) the specified number of Shares or a lesser number, as determined pursuant to Section 5(b)(iv) if the Winning Bid Rate determined on such Auction Date is equal to the Specified Rate;

          (C) the specified number of Shares or a lesser number, as determined pursuant to Section

     5(c)(ii) if the Specified Rate is higher than the Maximum Rate and a Clearing Bid does not exist.

     (ii) A Sell Order by an Existing Holder submitted to the Auction Company by an Auction Placement Agent on its behalf shall constitute an irrevocable offer to sell:

          (A) the number of Shares specified in such Sell Order; or

          (B) the specified number of Shares or a lesser number, as determined pursuant to Section 5(c)(ii), if a Clearing Bid does not exist.

     (iii) A Bid by a Potential Holder submitted to the Auction Company by an Auction Placement Agent on its behalf shall constitute an irrevocable offer to purchase:

          (A) the number of Shares specified in such Bid if the Winning Bid Rate determined on such Auction Date is higher than the Specified Rate; or

          (B) the specified number of Shares or a lesser number, as determined pursuant to Section 5(b)(v), if the Winning Bid Rate determined on such Auction Date is equal to the Specified Rate.

Section 3. Submission of Orders by Auction Placement Agents to Auction Company.

     (a) Each Auction Placement Agent shall submit in writing or by telecopier to the Auction Company prior to the Submission Deadline on each Auction Date all Orders obtained by such Auction Placement Agent, and specifying with respect to each Order:

          (i) the name of the Bidder placing such Order;

          (ii) the aggregate number of Shares that are the subject of the Order;

          (iii) to the extent that the Bidder is an Existing Holder the number of Owned Shares of such Existing Holder, if any, subject to any:

             (A) Hold Order placed by such Existing Holder;

             (B) Bid placed by such Existing Holder and the Specified Rate for each such Bid; and

             (C) Sell Order placed by such Existing Holder; and

          (iv) to the extent such Bidder is a Potential Holder, the Specified Rate for each such Bid.

     (b) If any rate contained in any Bid contains more than three figures to the right of the decimal point, the Auction Company shall round such rate up to the next highest one-thousandth (.001) of 1%.

     (c) If an Order or Orders covering all Owned Shares of an Existing Holder are not submitted to the Auction Company prior to the Submission Deadline, the Auction Company shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Owned Shares of such Existing Holder not subject to Orders submitted to the Auction Company.

     (d) If one or more Orders submitted on behalf of an Existing Holder to the Auction Company purport to cover more Owned Shares than actually held by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

          (i) any Hold Order shall be considered valid up to and including the number of Owned Shares of such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Owned Shares subject to such Hold Orders exceeds the number of Owned Shares of such Existing Holder, the number of Owned Shares subject to each such Hold Order shall be reduced pro rata so that such Hold Orders shall cover the number of Owned Shares of such Existing Holder;

          (ii) (A) any Bid shall be considered valid up to and including the excess of the number of Owned Shares of such Existing Holder over the number of Owned Shares subject to any and all Hold Orders referred to in clause (i) above, (B) subject to subclause (A), if more than one Bid with the same Specified Rate is submitted on behalf of such Existing Holder and the number of

     Owned Shares subject to such Bids is greater than such excess, such Bids shall be considered valid up to the amount of such excess and, the number of Owned Shares subject to each Bid with the same Specified Rate shall be reduced pro rata to cover the number of Owned Shares equal to such excess,
     (C) subject to subclause (A), if more than one Bid with different Specified Rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess, and in any such event the number, if any, of such Owned Shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

          (iii) any Sell Order shall be considered valid up to and including the excess of the number of Owned Shares of such Existing Holder over the sum of Owned Shares of such Existing Holder subject to Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above; provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of Owned Shares subject to such Sell Orders is greater than such excess, such Sell Orders shall be reduced pro rata so that such Orders shall cover a number of shares equal to such excess.

Section 4. Determination of Clearing Bid, Winning Bid Rate and Applicable Rate.

     (a) As early as possible on the Auction Date and in any event not later than the Submission Deadline, the Auction Company shall determine the Aa Composite Commercial Paper Rate and the Maximum Rate for such Auction Date and shall advise the Corporation and the Auction Placement Agents thereof.

     (b) Promptly after the Submission Deadline on each Auction Date, the Auction Company shall assemble all Orders submitted or deemed submitted to it by the Auction Placement Agents on such date (each a "Submitted Order" and each Hold Order, Bid and Sell Order contained in a Submitted Order, a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be) and shall determine:

          (i) the number, if any, of Shares available to be purchased pursuant to Bids on such Auction Date, which number shall equal the excess of (A) the total number of Outstanding Shares over (B) the total number of Outstanding Shares subject to Submitted Hold Orders (such excess number is hereinafter referred to as the "Available Shares");

          (ii) from the Submitted Orders, whether, subject to compliance with the requirements of Section 5(g) hereof, (A) the number of Shares subject to Submitted Bids with a Specified Rate equal to or less than the Maximum Rate equals or exceeds (B) the Available Shares (if such equality or excess exists, other than because the Available Shares are zero, a "Clearing Bid" exists);

          (iii) if a Clearing Bid exists, the lowest Specified Rate (such lowest rate, the "Winning Bid Rate") contained in the Submitted Bids which if the Auction Company accepted same would result in: (A) each Existing Holder with Submitted Bids with Specified Rates equal to or lower than such lowest rate continuing to hold Owned Shares in a number which, when added to (B) the number of Shares subject to Submitted Bids with Specified Rates equal to or lower than such lowest rate from Potential Holders would equal (C) a number of Shares not less than the Available Shares.

     (c) Promptly upon the Auction Company making the determinations described in clauses (a) and (b) of this Section 4, the Auction Company shall determine the Applicable Rate for the next succeeding Dividend Period as follows:

          (i) if a Clearing Bid exists, the Applicable Rate shall be equal to the Winning Bid Rate;

          (ii) if a Clearing Bid does not exist (other than because all the Outstanding Shares are subject to Submitted Hold Orders), the Applicable Rate shall be equal to the Maximum Rate; or

          (iii) if all the Outstanding Shares are subject to Submitted Hold Orders, the Applicable Rate shall be equal to 59% of the Aa Composite Commercial Paper Rate determined on the Business Day immediately preceding the related Auction Date.

Section 5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders; Allocation of Shares.

     After giving effect to the determinations required to be made pursuant to
Section 4, Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Company shall take such other actions as set forth below in this Section 5.

     (a) If all Owned Shares are subject to submitted Hold Orders, all Submitted Bids shall be rejected.

     (b) If a Clearing Bid exists, subject to Sections 5(d) and 5(e) and subject to compliance with the requirements of Section 5(g), Submitted Bids and Submitted Sell Orders shall be accepted and/or rejected in the following order of priority and all other Submitted Bids shall be rejected:

          (i) the Submitted Sell Order of each Existing Holder shall be accepted;

          (ii) the Submitted Bid of each Existing Holder with a Specified Rate lower than the Winning Bid Rate shall be accepted;

          (iii) the Submitted Bid of each Potential Holder, with a Specified Rate lower than the Winning Bid Rate shall be accepted;

          (iv) the Submitted Bid of each Existing Holder with a Specified Rate equal to the Winning Bid Rate shall be accepted only for a number of Shares equal, for each such Existing Holder, to the lesser of (A) the number of Shares of such Existing Holder subject to such Submitted Bid and (B) the number obtained by multiplying (x) the number of shares equal to the excess of the Available Shares over the number of Shares subject to Submitted Bids accepted pursuant to clauses (ii) and (iii) of this Section 5(b) by (y) a fraction the numerator of which is the number of Shares subject to such Submitted Bid and the denominator of which is the number of Shares subject to all Submitted Bids by Existing Holders with a Specified Rate equal to the Winning Bid Rate; and

          (v) the Submitted Bid of each Potential Holder with a Specified Rate equal to the Winning Bid Rate shall be accepted only in an amount equal to the number of Shares obtained by multiplying (A) the number equal to the excess of the Available Shares over the total number of Shares subject to Submitted Bids accepted pursuant to clauses (ii), (iii) and (iv) of this Section 5(b) by
     (B) a fraction the numerator of which is the number of Shares subject to such Submitted Bid and the denominator of which is the number of Shares subject to all Submitted Bids by Potential Holders with a Specified Rate equal to the Winning Bid Rate.

     (c) If a Clearing Bid does not exist and Section 5(a) is inapplicable, subject to Sections 5(d) and 5(e) and subject to compliance with the provisions of Section 5(g), Submitted Orders shall be accepted and/or rejected in the following order of priority and all other Submitted Bids and Submitted Sell Orders shall be rejected:

          (i) the Submitted Bid of each Existing Holder and Potential Holder with a Specified Rate equal to or lower than the Maximum Rate shall be accepted; and

          (ii) the Submitted Bid of each Existing Holder with a Specified Rate higher than the Maximum Rate shall be accepted and the Submitted Sell Order of each Existing Holder shall be rejected, in each case only for the number of Shares equal to the number of Shares obtained by multiplying (A) the excess of the Available Shares over the number of Shares the subject of Submitted Bids accepted pursuant to clause (i) of this Section 5(c) by (B) a fraction the numerator of which shall be the number of Owned Shares of such Existing Holder subject to such Submitted Bid or Submitted Sell Order, and the denominator of which shall be the number of Shares the subject of all such Submitted Bids and Submitted Sell Orders.

     (d) If on any Auction Date as a result of the procedures described in Sections 5(b) and 5(c) any Existing Holder would be entitled or required to sell a fraction of an Owned Share, the Auction Company shall in such manner as it shall determine in its sole discretion, round up or down the number of Owned Shares to be sold or continued to be held by an Existing Holder on such Auction Date so that the number of Shares held or sold by each Existing Holder shall be whole Shares.

     (e) If on any Auction Date, as a result of the procedures described in
Section 5(b), any Potential Holder would be entitled or required to purchase a fraction of a

Share, the Auction Company shall, in such manner as it shall determine in its sole discretion, allocate Shares for purchase among Potential Holders so that only whole Shares are purchased, even if such allocation results in one or more Potential Holders not purchasing Shares on such Auction Date.

     (f) Each Existing Holder shall continue to hold for the next succeeding Dividend Period Owned Shares subject on the Auction Date preceding such Dividend Period to (A) a Submitted Hold Order, (B) a Submitted Bid to the extent accepted pursuant to Section 5(b) or 5(c), as modified pursuant to Section 5(d), and (C) a Submitted Sell Order to the extent rejected pursuant to Section 5(c)(ii), as modified pursuant to Section 5(d). Each Existing Holder shall be required to sell Owned Stock subject on an Auction Date to (A) a Submitted Sell Order to the extent not rejected pursuant to Section 5(c)(ii) and (B) a Submitted Bid to the extent not accepted pursuant to Section 5(b) or 5(c). Each Potential Holder shall be required to purchase the Shares subject to a Submitted Bid made by such Potential Holder to the extent such Submitted Bid is accepted pursuant to
Section 5(b) or 5(c).

     (g) The Corporation shall not submit an Order, and no Affiliate shall submit a Bid, at any Auction.

     (h) Based on the result of an Auction, the Auction Company shall give the notices specified in paragraph (a) of the Settlement Procedures, as defined in the Auction Company Agreement.

Section 6. Miscellaneous.

     The Board of Directors of the Corporation may interpret the provisions of these procedures to resolve any inconsistency or ambiguity, remedy any formal defect or make any other changes or modification that does not adversely affect the rights of an Existing Holder and if such inconsistency or ambiguity reflects an incorrect provison hereof, the Board of Directors may authorize the filing of a Certificate of Correction."

     5. The Preferred Stock Committee of the Board of Directors on June 1, 1987, pursuant to the authority conferred upon the Preferred Stock Committee of the Board of

Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by Article VI, Section 7 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, established the Initial Dividend Rate (as defined in the preceding resolution) for Series C Preferred as 5.25% per annum.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by John C. Pope, its Senior Vice President, and attested by Anne H. McNamara, its Secretary, this 2nd day of June, 1987.

                                                AMR CORPORATION

                                                By    /s/  JOHN C. POPE
                                                  ----------------------------

ATTEST:

By     /s/  ANNE H. McNAMARA
  --------------------------------
               Secretary

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                AMR CORPORATION

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     We, the undersigned, Richard A. Lempert and Anne H. McNamara, Senior Vice President and Secretary, respectively, of AMR Corporation, a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certify as follows:

     1. A new Article NINTH shall be added to the Certificate of Incorporation of the Corporation, which shall read as follows:

     "NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     2. The succeeding articles of the Certificate of Incorporation of the Corporation shall be renumbered accordingly.

     3. The amendment herein set forth was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

     4. This amendment shall be effective on June 9, 1987.

     IN WITNESS WHEREOF, this Certificate has been executed and attested by the undersigned this 8th day of June, 1987.

                                                 /s/  RICHARD A. LEMPERT
                                            ---------------------------------
                                            Richard A. Lempert
                                            Senior Vice President
                                            & General Counsel

Attest:

     /s/  ANNE H. McNAMARA
- ---------------------------------
Anne H. McNamara
Corporate Secretary

                            CERTIFICATE OF INCREASE

                                       OF

                                AMR CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, Anne H. McNamara, Senior Vice President and General Counsel, and Charles D. MarLett, Corporate Secretary, of AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on April 19, 1989 adopted the following resolution authorizing and directing that the number of shares of the series of Preferred Stock designated, pursuant to a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock filed with the Office of the Secretary of State of the State of Delaware on February 27, 1986, as Series A Junior Participating Preferred Stock be increased from 610,000 shares to 650,000 shares:

          "RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, the number of shares of the Corporation's Preferred Stock designated as Series A Junior Participating Preferred Stock be, and it hereby is, increased from 610,000 shares to 650,000 shares."

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury, this 21st day of April, 1989.

                                                 /s/  ANNE H. McNAMARA
                                            -------------------------------
                                            Anne H. McNamara
                                            Senior Vice President and
                                              General Counsel

ATTEST:

   /s/  CHARLES D. MARLETT
- -----------------------------
Charles D. MarLett
Corporate Secretary

                            CERTIFICATE OF INCREASE
                                       OF
                                AMR CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, Anne H. McNamara, Senior Vice President and General Counsel, and Charles D. MarLett, Corporate Secretary, of AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on July 18, 1990 adopted the following resolution authorizing and directing that the number of shares of the series of Preferred Stock designated, pursuant to a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock filed with the office of the Secretary of State of the State of Delaware on February 27, 1986, as Series A Junior Participating Preferred Stock be increased from 650,000 shares to 750,000 shares:

          "RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, the number of shares of the Corporation's Preferred Stock designated as Series A Junior Participating Preferred Stock be, and it hereby is, increased from 650,000 shares to 750,000 shares."

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury, this 24th day of July, 1990.

                                                 /s/  ANNE H. McNAMARA
                                            ----------------------------------
                                            Anne H. McNamara
                                            Senior Vice President and
                                              General Counsel

ATTEST:

     /s/  CHARLES D. MARLETT
- -----------------------------------
Charles D. MarLett
Corporate Secretary

                            CERTIFICATE OF INCREASE
                                       OF
                                AMR CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, Anne H. McNamara, Senior Vice President and General Counsel, and Charles D. MarLett, Corporate Secretary, of AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on December 14, 1990 adopted the following resolution authorizing and directing that the number of shares of the series of Preferred Stock designated, pursuant to a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock filed with the office of the Secretary of State of the State of Delaware on February 27, 1986, as Series A Junior Participating Preferred Stock be increased from 750,000 shares to 850,000 shares:

          "RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, the number of shares of the Corporation's Preferred Stock designated as Series A Junior Participating Preferred Stock be, and it hereby is, increased from 750,000 shares to 850,000 shares."

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury, this 1st day of February, 1991.

[Seal]

                                                 /s/  ANNE H. McNAMARA
                                            -------------------------------
                                            Anne H. McNamara
                                            Senior Vice President and
                                              General Counsel

ATTEST:

    /s/  CHARLES D. MARLETT
- -------------------------------
Charles D. MarLett
Corporate Secretary

                            CERTIFICATE OF INCREASE
                                       OF
                                AMR CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, Anne H. McNamara, Senior Vice President and General Counsel, and Charles D. MarLett, Corporate Secretary, of AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on January 6, 1992 adopted the following resolution authorizing and directing that the number of shares of the series of Preferred Stock designated, pursuant to a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock filed with the office of the Secretary of State of the State of Delaware on February 27, 1986, as Series A Junior Participating Preferred Stock be increased from 850,000 shares to 900,000 shares:

          "RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, the number of shares of the Corporation's Preferred Stock designated as Series A Junior Participating Preferred Stock be, and it hereby is, increased from 850,000 shares to 900,000 shares."

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do
affirm the foregoing as true under the penalties of perjury, this      day of
January, 1992.

[Seal]

                                                 /s/  ANNE H. McNAMARA
                                            --------------------------------
                                            Anne H. McNamara
                                            Senior Vice President and
                                              General Counsel

ATTEST:

    /s/  CHARLES D. MARLETT
- -------------------------------
Charles D. MarLett
Corporate Secretary

            CERTIFICATE OF ELIMINATION OF SERIES OF PREFERRED STOCK

                                       OF

                                AMR CORPORATION

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

     We, Anne H. McNamara, Senior Vice President and General Counsel, and Charles D. MarLett, Corporate Secretary, of AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY
CERTIFY:

     FIRST: That no issued shares of any of the following series of preferred stock of the Corporation remain outstanding: (i) the $2.1875 Cumulative Preferred Stock; (ii) $2.125 Cumulative Convertible Preferred Stock; (iii) the Preferred Auction Rate Stock, Series A; (iv) the Preferred Auction Rate Stock, Series B; and (v) the Preferred Auction Rate Stock, Series C.

     SECOND: That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on January 20, 1993 adopted the following resolution stating that none of the authorized shares of such series of preferred stock of the Corporation are outstanding, and that none will be issued subject to the certificates of designations previously filed with respect to such series:

          "RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, with respect to the following series of preferred stock of the Corporation: (i) the $2.1875 Cumulative Preferred Stock; (ii) the $2.125 Cumulative Convertible Preferred Stock;
     (iii) the Preferred Auction Rate Stock, Series A; (vi) the Preferred Auction Rate Stock, Series B; and (v) the Preferred Auction Rate Stock, Series C (collectively, the "Retired Series"), we hereby certify that none of the authorized shares of any of the Retired Series are outstanding, and hereby resolve that none of the authorized shares of any of the Retired Series shall be issued subject to the certificates of designations previously filed with respect to such Retired Series."

     THIRD: This Certificate shall be effective upon its filing with the Secretary of State of the State of Delaware in accordance with Section 103 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury, this 20th day of January, 1993.

[Seal]
                                          /s/  ANNE H. McNAMARA
                                     -------------------------------
                                     Anne H. McNamara
                                     Senior Vice President and
                                       General Counsel

ATTEST:

    /s/  CHARLES D. MARLETT
- -------------------------------
Charles D. Marlett
Corporate Secretary

                            CERTIFICATE OF INCREASE
                                       OF
                                AMR CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, Anne H. McNamara, Senior Vice President and General Counsel, and Charles D. MarLett, Corporate Secretary, of AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DO HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the said Corporation, the said Board of Directors on January 20, 1993 adopted the following resolution authorizing and directing that the number of shares of the series of Preferred Stock designated, pursuant to a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock filed with the office of the Secretary of State of the State of Delaware on February 27, 1986, as Series A Junior Participating Preferred Stock be increased from 900,000 shares to 1,000,000 shares:

          "RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, as amended, the number of shares of the Corporation's Preferred Stock designated as

     Series A Junior Participating Preferred Stock be, and it hereby is, increased from 900,000 shares to 1,000,000 shares."

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury, this 20th day of January, 1993.

[Seal]
                                                 /s/  ANNE H. McNAMARA
                                            -------------------------------
                                            Anne H. McNamara
                                            Senior Vice President and
                                              General Counsel

ATTEST:

    /s/  CHARLES D. MARLETT
- -------------------------------
Charles D. MarLett
Corporate Secretary

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
               OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       of

                                AMR CORPORATION
                            ------------------------

                       Pursuant to Section 151(g) of the
                            General Corporation Law
                            of the State of Delaware
                            ------------------------

     We, Michael J. Durham, Senior Vice President and Treasurer, and Charles D. MarLett, Corporate Secretary, of AMR Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify:

     FIRST: The certificate of incorporation, as amended (the "Certificate of Incorporation"), of the Corporation authorizes the issuance of 20,000,000 shares of preferred stock, without par value, in one or more series, and further authorizes the Board of Directors of the Corporation (the "Board of Directors") from time to time to provide by resolution for the issuance of shares of preferred stock in one or more series not exceeding the aggregate number of shares of preferred stock authorized by the Certificate of Incorporation and to determine with respect to each such series, the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences, the relative, participating, optional or other rights, and the qualifications, limitations and restrictions appertaining thereto.

     SECOND: The Board of Directors, at a meeting duly called and held on January 20, 1992 approved the creation and issuance of a series of said preferred stock to be known as "Series A Cumulative Convertible Preferred Stock," convertible into the common stock, par value $1.00 per share (the "Common Stock"), of the Corporation, and authorized the Executive Committee of the Board of Directors to determine the voting powers, designations, preferences, the relative, participating, optional and other rights, and the qualifications, limitations or restrictions appertaining thereto in addition to those set forth in the Certificate of Incorporation.

     THIRD: The Board of Directors, at a meeting held on January 27, 1993, adopted the following resolution creating a series of 2,200,000 shares of preferred stock designated as set forth below.

     RESOLVED: the Board of Directors hereby authorizes the issuance of a series of preferred stock of the corporation and hereby fixes the voting powers, designations, preferences, the relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set forth in the certificate of incorporation of the Corporation (the "Certificate of Incorporation"), as follows:

     1. Designation and Number. The designation of the preferred stock created by this resolution shall be Series A Cumulative Convertible Preferred Stock, without par value, of AMR Corporation (the "Corporation") (hereinafter referred to as the "Convertible Preferred Stock"), and the number of shares constituting such series shall be 2,200,000. The number of authorized shares of Convertible Preferred Stock may be decreased (but not below the number of shares of Convertible Preferred Stock then outstanding) from time to time by the Board of Directors. The Convertible Preferred Stock shall rank prior to the Common Stock and the Corporation's Series A Junior Participating Preferred Stock (the "Junior Preferred Stock"), with respect to the payment of dividends and upon liquidation, dissolution and winding up as provided in this Certificate of Designation.

     All shares of Convertible Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired, shares converted pursuant to
Section 5 hereof and shares exchanged for any other security of the Corporation) shall have the status of authorized but unissued shares of the Corporation's preferred stock, without designation as to series, and thereafter may be issued, but not as shares of Convertible Preferred Stock.

     2. Dividend Rights. (a) General. The holders of shares of Convertible Preferred Stock shall be entitled to receive, in preference to the holders of shares of Common Stock, Junior Preferred Stock and any other stock ranking as to dividends junior to the Convertible Pre-ferred Stock, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends, accruing from and after the date of original issuance thereof at an annual rate of $30.00 per share, and no more, as long as shares of Convertible Preferred Stock remain outstanding. Dividends shall accrue and be payable quarterly in arrears, on February 1, May 1, August 1 and November 1 in each year, commencing May 1, 1993 (each, a "Dividend Payment Date"), except that, if any such date is a Saturday, Sunday or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday. Each dividend will be payable to holders of record as they appear on the stock transfer books of the Corporation on the record date therefor, not exceeding 60 days nor less than 10 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends in arrears may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation. Dividends payable on the Convertible Preferred Stock (i) for any period less than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four. Dividends on shares of Convertible Preferred Stock shall be cumulative from the date of original issuance thereof whether or not in any dividend period or periods, there shall be funds legally available for the payment thereof. Holders of shares of the Convertible Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may by in arrears.

     (b) Requirements for Dividends on Parity Preferred Stock. If there shall be outstanding shares of any other series of preferred stock ranking on a parity with the Convertible Preferred Stock as to dividends, no dividends, except as described in the next sentence, shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends on the Convertible Preferred Stock through the most recent Dividend Payment Date have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. If dividends on the Convertible Preferred Stock and on any other series of preferred stock ranking on a parity as to dividends with the Convertible Preferred Stock are in arrears, all dividends declared upon shares of the Convertible Preferred Stock and all dividends declared upon such other series shall be declared pro rata so that the amounts of dividends per share declared on the Convertible Preferred Stock and such other series shall in all cases bear to each other the same ratio that full cumulative dividends per share at the time on the shares of Convertible Preferred Stock and on such other series bear to each other.

     (c) Requirements for Dividends on Junior Stock. The Corporation shall not
(i) declare or pay or set apart for payment any dividends or distributions on any stock ranking as to dividends junior to the Convertible Preferred Stock (other than dividends or distributions paid in shares of any such junior stock) or (ii) make any purchase, redemption or other acquisition of, or any sinking fund payment for the purchase or redemption of, any stock ranking as to dividends or upon liquidation, dissolution or winding up, junior to the Convertible Preferred Stock (except by conversion into or exchange for such junior stock and except for a redemption, purchase or other acquisition of shares of such junior stock made for the purpose of an employee incentive plan or employee benefits plan of the Corporation or any of its subsidiaries) unless full cumulative dividends on all outstanding shares of Convertible Preferred Stock through the most recent Dividend Payment Date prior to the date of payment of such dividend or distribution, or effective date of such purchase, redemption or sinking fund payment, shall have been paid in full or declared and a sufficient sum set apart for payment thereof; provided, however, that unless prohibited by the terms of any other outstanding series of preferred stock, any moneys theretofore deposited in any sinking fund with respect to any preferred stock of the Corporation in compliance with this Section 2(c) and the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund regardless of whether at the time of such application full cumulative dividends on all outstanding shares of Convertible Preferred Stock through the most recent Dividend Payment Date shall have been paid in full or declared and a sufficient sum set apart for payment thereof.

     3. Liquidation. (a) Priority. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether from capital or surplus) shall be made to or set apart for the holders of any class or series of stock of the Corporation ranking junior to the Convertible Preferred Stock upon liquidation, dissolution or winding up, the holders of the shares of Convertible Preferred Stock and the holders of preferred stock ranking on a parity with Convertible Preferred Stock upon liquidation, dissolution or winding up shall be entitled to receive liquidation payments according to the following priorities:

     First.

          The holders of the shares of Convertible Preferred Stock shall receive the liquidation preference of $500 per share and the holders of shares of such parity preferred stock shall receive the full respective liquidation preferences (including any premiums) to which they are entitled; and

     Second.

          The holders of shares of Convertible Preferred Stock and the holders of shares of such parity preferred stock shall each receive an amount equal to full cumulative dividends with respect to their respective shares accrued and unpaid through and including the date of final distribution to such holders, but such holders shall not be entitled to any further payment.

     No payment (in either of the first step or second step provided above) on account of any liquidation, dissolution or winding up of the Corporation shall be made to holders of such parity preferred stock or to the holders of Convertible Preferred Stock unless there shall likewise be paid at the same time to the holders of the Convertible Preferred Stock and the holders of all classes or series of such parity preferred stock like proportionate amounts of the same payments (as to each of the first step or the second step above), such proportionate amounts to be determined ratably in proportion to the full amounts to which the holders of all outstanding shares of such parity preferred stock are respectively entitled (in either the first step or the second step, as the case may be) with respect to such distribution.

     For purposes of this Section 3, neither a consolidation or merger of the Corporation with or into another corporation nor a merger of any other corporation with or into the Corporation or a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property will be deemed a liquidation, dissolution or winding up of the Corporation.

     (b) Junior Stock. After payment shall have been made in full to the holders of Convertible Preferred Stock and to the holders of such parity preferred stock as provided in this Section 3 upon liquidation, dissolution or winding up of the Corporation, any other series or class or classes of stock ranking junior to the Convertible Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed upon such liquidation, dissolution or winding up, and the holders of Convertible Preferred Stock shall not be entitled to share therein.

     4. Redemption. (a) General. The Convertible Preferred Stock shall not be redeemed by the Corporation prior to February 1, 1996. Thereafter, the Corporation, at its option, in accordance with the terms and provisions of this
Section 4, may redeem any or all shares of Convertible Preferred Stock at the applicable redemption price per share, expressed as a percentage of the $500 liquidation preference thereof set forth below (each a "Redemption Price"), plus an amount equal to full cumulative dividends thereon accrued and unpaid up to but excluding the date of redemption:

    Twelve-month period beginning                                       Redemption Price
    -----------------------------                                       ----------------
    February 1, 1996                                                         104.2%
    February 1, 1997                                                         103.6%
    February 1, 1998                                                         103.0%
    February 1, 1999                                                         102.4%
    February 1, 2000                                                         101.8%
    February 1, 2001                                                         101.2%
    February 1, 2002                                                         100.6%
    February 1, 2003 and thereafter                                          100.0%

If fewer than all the outstanding shares of Convertible Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be fair and appropriate.

     (b) Notice of Redemption. The Corporation will provide notice of any redemption of shares of Convertible Preferred Stock to holders of record of the Convertible Preferred Stock to be redeemed not less than 30 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail postage prepaid, to each holder of record of the Convertible Preferred Stock to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. Each such mailed notice shall state, as appropriate, the following:

          (i) the redemption date;

          (ii) the number of shares of Convertible Preferred Stock to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

          (iii) the Redemption Price;

          (iv) the place or places where certificates for such shares are to be surrendered for redemption;

          (v) the amount of full cumulative dividends per share of Convertible Preferred Stock to be redeemed accrued and unpaid up to but excluding such redemption date, and that dividends on shares of Convertible Preferred Stock to be redeemed will cease to accrue on such redemption date unless the Corporation shall default in payment of the Redemption Price plus such full cumulative dividends accrued and unpaid thereof;

          (vi) the name and location of any bank of trust company with which the Corporation will deposit redemption funds pursuant to subsection (d) below;

          (vii) the then effective Conversion Price (as determined under Section
     5); and

          (viii) that the right of holders to convert shares of Convertible Preferred Stock to be redeemed will terminate at the close of business on the business day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the Redemption Price and such full cumulative dividends accrued and unpaid thereon).

Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of shares of Convertible Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Preferred Stock.

     (c) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest, plus full cumulative dividends thereon accrued and unpaid up to but excluding such redemption date out of funds legally available therefor. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

     (d) Redemption Funds. On the date of any redemption being made pursuant to this Section 4, the Corporation shall, and at any time after notice of such redemption shall have been mailed and before the date of redemption the Corporation may deposit for the benefit of the holders of shares of Convertible Preferred Stock to be redeemed the funds necessary for such redemption with a bank or trust company in the City of New York having a capital and surplus of at least $100,000,000, with instructions to such bank or trust company to pay the full redemption amounts as provided herein to the holders of shares of Convertible Preferred Stock upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Convertible Preferred Stock so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein. Notwithstanding the foregoing, to the extent that the Corporation is required under the abandoned property laws of any jurisdiction to escheat any such redemption amounts, the Corporation shall be absolved of any further obligation or liability to the full extent provided by any such laws. In the event that moneys are deposited pursuant to this subsection (d) in respect of shares of Convertible Preferred Stock that are converted in accordance with the provisions of Section 5, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys. Any interest accrued on funds deposited pursuant to this subsection (d) shall be paid from time to time to the Corporation for its own account.

     (e) Rights After Redemption. Notice of redemption having been given as aforesaid, upon the deposit pursuant to Section 4(d) of the full redemption amounts as provided herein in respect of all shares of Convertible Preferred Stock then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with Section 4(c), from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Convertible Preferred Stock shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest. If the funds deposited are not sufficient for redemption of the shares of the Convertible Preferred Stock that were to be redeemed, then the certificates evidencing such shares shall be deemed not to be surrendered, such shares shall remain outstanding and the right of holders of shares of Convertible Preferred Stock shall continue to be only those of a holder of shares of the Convertible Preferred Stock.

     (f) Restrictions on Redemption and Purchase. Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Convertible Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Convertible Preferred Stock or any stock ranking on a parity as to dividends or upon liquidation, dissolution or winding up with the Convertible Preferred Stock unless all outstanding shares of Convertible Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Convertible Preferred Stock or any such parity preferred stock except (i) by conversion into or exchange for stock ranking junior as to dividends or (ii) in accordance with a purchase or exchange offer made by the Corporation to all holders of record of Convertible Preferred Stock and such parity preferred stock upon the same terms as to holders of any series and, in the case of offers relating to more than one series, upon such terms as between such series as the Board of Directors or, to the extent permitted by applicable law, any authorized committee thereof, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series of stock, will result in fair and equitable treatment as between such series, which determination shall be conclusive.

     5. Conversion. (a) General. The holders of shares of Convertible Preferred Stock shall have the right, at each holder's option, at any time after the fortieth day after the date of initial issuance of shares of Convertible Preferred Stock (the "Issue Date"), in whole or in part, to convert all or a portion of such holder's shares into a number of fully paid and nonassessable whole shares of the Corporation's Common Stock as is equal to the aggregate liquidation preference of the shares of Convertible Preferred Stock surrendered for conversion divided by an initial conversion price of $78.75 per share of Common Stock (as adjusted from time to time, the "Conversion Price"). The Conversion Price shall be subject to adjustment from time to time as hereinafter provided.

     No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Convertible Preferred Stock surrendered for conversion prior to the close of business on the record date for the determination of stockholders entitled to such dividends.

     Holders of shares of Convertible Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Convertible Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a redemption date during such period, which will be entitled to such dividend), must be accompanied by payment to the Corporation of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Convertible Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion. Except as provided in this subsection (a), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     If any shares of Convertible Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date fixed for redemption unless the Corporation defaults in the payment of the Redemption Price plus all accrued and unpaid dividends. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date that such default is cured.

     The shares of Common Stock issuable upon conversion of the shares of Convertible Preferred Stock, when the same shall be issued in accordance with the terms hereof, are hereby declared to be and shall be fully paid and nonassessable shares of Common Stock in the hands of the holders thereof.

     (b) Mechanics of Conversion. Conversion of the Convertible Preferred Stock may be effected by the surrender to the Transfer Agent (as defined below), as may be designated by the Board of Directors of the Corporation, together with any payment to the Corporation required by Section 5(a), of the certificate or certificates for such Convertible Preferred Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions hereof and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If more than one stock certificate for Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Convertible Preferred Stock. As promptly as practicable and in any event within ten business days, after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that any such taxes have been paid) and any payment to the Corporation required by Section 5(a), the Corporation shall deliver or cause to be delivered at the office of the Transfer Agent (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Convertible Preferred Stock being converted shall be entitled, (ii) any cash owing in lieu of a fractional share of Common Stock, determined in accordance with subsection (d) below and (iii) if fewer than the full number of shares of Convertible Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made immediately prior to the close of busi-ness on the date of such surrender of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted and the making of any such required payment. Upon such conversion, except as provided in
Section 5(a), the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock (or such other consideration as provided herein) in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert shares of Convertible Preferred Stock, and no surrender of shares of Convertible Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation for the Common Stock are closed for any purposes (but not for any period in excess of 15 days), but the surrender of shares of Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the the reopening of such books, as if the conversion had been made on the date such shares of Convertible Preferred Stock were surrendered, and at the Conversion Price in effect at the date of such surrender.

     (c) Adjustment to Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

          (i) In case the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

          (ii) In case the Corporation shall hereafter issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the conversion price shall be readjusted to the conversion price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

          (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock (other than a dividend or distribution to which Section 5(c)(i) applies) or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 5(c), and excluding any dividend or distribution (x) in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (y) paid exclusively in cash or (z) referred to in subparagraph (i) of this Section 5(c)) (any of the foregoing being hereinafter in this subparagraph (iv) called the "Securities"), then, in each such case, unless the Corporation elects to reserve such Securities for distribution to the holders of the Convertible Preferred Stock upon the conversion of the shares of Convertible Preferred Stock so that any such holder converting shares of Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the Record Date (as defined in Section 8) for such distribution of the Securities, converted its shares of Convertible Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect on the Record Date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the Record Date less the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be), on the Record Date, of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Convertible Preferred Stock shall have the right to receive upon conversion the amount and kind of Securities such holder would have received had such holder converted each such share of Convertible Preferred Stock on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          For purposes of this subparagraph (iv) and subparagraphs (i) and (ii) of this Section 5(c), any dividend or distribution that includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock, shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Price reduction required by this subparagraph (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by subparagraph (i) or (ii) of this Section 5(c) with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of subparagraphs (i) and
     (ii) of this Section 5(c) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 5(c)).

          In lieu of making any adjustment to the Conversion Price under this
     Section 5(c) in the event that the rights (the "Rights") issued pursuant to the Rights Agreement, dated as of February 13, 1986, as amended, between the Company and First Chicago Trust Company of New York (as successor Rights Agent to J. Henry Schroder Bank and Trust Company) as may be amended from time to time (the "Rights Agreement"), are separately distributed to the holders of Common Stock upon the occurrence of certain events specified in the Rights Agreement, the Corporation has the option of amending such Rights Agreement to provide that Rights shall be issuable upon conversion of the Convertible Preferred Stock without regard to whether the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock were issued before or after the Distribution Date (as defined in the Rights Agreement).

          (v) In case the Corporation shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent not requiring any adjustment of the Conversion Price pursuant to this subparagraph (v)

     (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the Current Market price of the Common Stock on the Trading Day (as defined in Section 8) next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary), then, in such case, unless the Corporation elects to reserve such cash for distribution to the holders of the Convertible Preferred Stock upon the conversion of the shares of Convertible Preferred Stock so that any such holder converting shares of Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its shares of Convertible Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Record Date by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the Record Date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the denominator shall be such Current Market Price of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Convertible Preferred Stock shall thereafter have the right to receive upon conversion the amount of cash such holder would have received had he converted each share of Convertible Preferred Stock on the Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (vi) In case a tender or exchange offer made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Corporation is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

          (vii) The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (i), (ii), (iii),
     (iv), (v) and (vi) of this Section 5(c), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors (or, to the extent permitted by applicable law, a duly authorized committee thereof) shall have made a determination that such reduction would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Corporation shall mail to holders of record of the Convertible Preferred Stock a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

          (viii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this subparagraph (viii) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

          (ix) Notwithstanding any other provision of this Section 5, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value. The Corporation hereby covenants not to take any action (1) to increase the par value per share of the Common Stock or (2) that would or does result in any adjustment in the Conversion Price that, if made without giving effect to the previous sentence, would cause the Conversion Price to be less than the then par value per share of the

     Common Stock, provided, however, that the covenant in this sentence shall be suspended if within 10 days of determining in good faith that such action would result in such adjustment (but not later than the business day next following the effectiveness of such adjustment), the Corporation gives notice of redemption of all outstanding shares of the Convertible Preferred Stock, and effects the redemption referred to in such notice on the redemption date referred to therein in compliance with Section 4, but the covenant in this sentence shall be retroactively reinstated if such notice is not given or such redemption does not occur.

          (x) Whenever the Conversion Price is adjusted as herein provided:

             (1) the Corporation shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent; and

             (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Corporation to all record holders of shares of Convertible Preferred Stock at their last addresses as they shall appear upon the stock transfer books of the Corporation.

          (xi) In any case in which this Section 5(c) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (y) issuing to the holder of any share of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
     (z) paying to such holder any
     amount in cash in lieu of any fractional share of Common Stock pursuant to
     Section 5(d).

     (d) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Convertible Preferred Stock. If more than one certificate evidencing shares of Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any shares of Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as determined or prescribed by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, but which, so long as the Common Stock is listed on the New York Stock Exchange, shall be the Closing Price on the New York Stock Exchange) at the close of business on the Trading Day immediately preceding the date of conversion.

     (e) Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Corporation shall be a party to any transaction (including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Corporation with or into any other person or any merger of another person into the Corporation (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation), (iii) any sale or transfer of all or substantially all of the assets of the Corporation, or (iv) any compulsory share exchange) pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of any other transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made as part of the terms of such transaction whereby (1) in the case of any such transaction not constituting a Common Stock Fundamental Change (as defined in Section 5(i)) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such share of Convertible Preferred Stock might have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 5(i)), to any adjustment in the Conversion Price required by the provisions of Section 5(h), and (2) in the case of a Common Stock Fundamental Change, the holder of each share of Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 5(h). The Corporation or the person formed by such consolidation or resulting from such merger or which acquired such assets or which acquired the Corporation's shares or which participated in such transaction, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The above provisions shall similarly apply to successive transactions of the type described in this Section 5(e).

     (f) Reservation of Shares. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Preferred Stock, such number of shares of its Common Stock free of preemptive rights as shall from time to time be sufficient to effect the conversion of all shares of Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use all reasonable efforts to increase the authorized number of shares of Common

Stock if at any time the number of shares of authorized and unissued Common Stock shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Preferred Stock.

     If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the New York Stock Exchange or any other national securities exchange, the Corporation will, in good faith and as expeditiously as possible, endeavor, if permitted by the rules of such exchange, to list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Preferred Stock.

     (g) Prior Notice of Certain Events. In case:

          (i) the Corporation shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash (other than any special or nonrecurring or other extraordinary dividend) or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

          (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants (other than Rights or rights granted pursuant to a rights agreement described in the second sentence of Section 5(j)); or

          (iii) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation shall be required, or of the sale or transfer of all or substantially all of the assets of the Corporation or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed with the Transfer Agent, and shall cause to be mailed to the holders of record of the Convertible Preferred Stock, at their last addresses as they shall appear upon the stock transfer books of the Corporation, at least 15 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up. No failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice.

     (h) Adjustments in Case of Fundamental Changes. Notwithstanding any other provision in this Section 5 to the contrary, if any Fundamental Change (as defined in Section 5(i)) occurs, then the Conversion Price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, shares of Convertible Preferred Stock shall thereafter be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change.

     For purposes of calculating any adjustment to be made pursuant to this
Section 5(h) in the event of a Fundamental Change, immediately after such Fundamental Change:

          (i) in the case of a Non-Stock Fundamental Change, the Conversion Price immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments pursuant to this Section 5, and (B) the product of (1) the greater of the Applicable Price (as defined in Section 5(i) or the then applicable Reference Market Price (as defined in Section 5(i)) and (2) a fraction, the numerator of which is $500 and the denominator of which is the sum of (x) the amount at which one share of Convertible Preferred Stock would be redeemed by the Company if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the Issue Date and ending on January 31, 1994 and the 12-month periods commencing February 1, 1994 and 1995, the product of 106.0%, 105.4% and 104.8%, respectively, and $500) and (y) an amount equal to full cumulative dividends thereon accrued and unpaid through but excluding the date of such Non-Stock Fundamental Change; and

          (ii) in the case of a Common Stock Fundamental Change, the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Section 5, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined in Section 5(i)) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which
     (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for common stock (and any cash paid with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

     (i) Definitions. The following definitions shall apply to terms used in this Section 5:

          (1) "Applicable Price" shall mean (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the Current Market Price immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets.

          (2) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% by value (as determined in good faith by the Board of Directors of the Corporation or, to the extent permitted by applicable law, a duly authorized committee thereof, which determination shall be conclusive) of the consideration received by the holders of Common Stock pursuant to such transaction consists of common stock that, for the consecutive 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. ("NASDAQ") National Market System; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Corporation continues to exist after the occurrence of such Fundamental Change and the outstanding shares of Convertible Preferred Stock continue to exist as outstanding shares of Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding directly or indirectly to the business of the Corporation, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the Convertible Preferred Stock.

          (3) "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Corporation shall be exchanged for, converted into, or acquired for or shall constitute solely the right to receive such cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transactions or event as a result of which more than 50% of the Common Stock of the Corporation shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets; provided, further, that such term does not include (i) any such transactions or event in which the Corporation and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in such transaction or event, or (ii) any such transaction or event in which the holders of Common Stock receive securities of an issuer other than the Corporation or any of its subsidiaries if, immediately following such transaction or event, such holders hold a majority of the securities having the power to vote normally in the election of directors of such other issuer outstand-ing immediately following such transaction or other event.

          (4) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

          (5) "Purchaser Stock Price" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

          (6) "Reference Market Price" shall initially mean $42.3333 (which is an amount equal to 66 2/3% of the Closing Price for the Common Stock on January 27, 1993), and in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Prices to the initial Conversion Price set forth in Section 5(a) above.

     (j) Dividend or Interest Reinvestment Plans; Other. Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Corporation, or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Stock was first designated (except as expressly provided in Section 5(c)(iv) with respect to certain events under the Rights Agreement), shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Corporation to which any of the adjustment provisions described above applies. In addition, there shall be no adjustment of the Conversion Price in the event that, upon termination of the Rights Agreement, the Company enters into a new agreement which is comparable in purpose and in effect to the Rights Agreement (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive). There shall be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Corporation except as described in this Section 5. Except as expressly set forth above, if any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

     (k) For purposes of this Section 5, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

     6. Voting Rights. Other than as required by applicable law, the Convertible Preferred Stock shall not have any voting powers either general or special, except that:

     (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of two-thirds of the votes to which the holders of the outstanding shares of the Convertible Preferred Stock, and each other series of preferred stock of the Corporation similarly affected, if any, as to which like voting rights have been conferred, voting together as a single class, are entitled shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any or the provisions of the Certificate of Incorporation or of any amendment or supplement thereto (including any certificate of designation or any similar document relating to any series of preferred stock) of the Corporation, which would materially and adversely affect the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Convertible Preferred Stock and any such other series of preferred stock; provided, however, that the creation, issuance or increase in the amount of authorized shares of any series of preferred stock ranking on a parity with or junior to the Convertible Preferred Stock as to the payment of dividends or upon liquidation, dissolution or winding up will not be deemed to materially and adversely affect such voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Convertible Preferred Stock.

     (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of two-thirds of the votes to which the holders of the outstanding shares of the Convertible Preferred Stock, and all other series of preferred stock of the Corporation ranking on parity with shares of the Convertible Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) as to which like voting rights have been conferred, voting together as a single class, are entitled shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Corporation into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class or series of stock of the Corporation ranking prior to the Convertible Preferred Stock or ranking prior to any other series of preferred stock of the corporation which ranks on a parity with the Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding up.

     (c) Whenever, at any time or times, dividends payable on the shares of Convertible Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not consecutive) on shares of the Convertible Preferred Stock at the time outstanding, the holders of the outstanding shares of the Convertible Preferred Stock shall have the exclusive right, voting together as a class with holders of shares of any one or more other series of preferred stock (other than the Convertible Preferred Stock) ranking on a parity with the Convertible Preferred Stock as to dividends upon which like voting rights have been conferred and are then exercisable, to elect two (2) directors of the Corporation for one-year terms at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders. If the right to elect directors shall have accrued to the holders of the Convertible Preferred Stock more than 90 days prior to the date established for the next annual meeting of stockholders, the President of the Corporation shall, within 20 days after delivery to the Corporation at its principal office of a written request for a special meeting signed by the holders of at least 10% of all outstanding shares of the Convertible Preferred Stock, call a special meeting of the holders of Convertible Preferred Stock to be held within 60 days after the delivery of such request for the purpose of electing such additional directors. Upon the vesting of such right of the holders of Convertible Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Convertible Preferred Stock (either alone or together with the holders of shares of any one or more other such series of preferred stock entitled to vote in such election) as set forth above. The right of the holders of Convertible Preferred Stock to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends in arrears on the Convertible Preferred Stock shall have been paid in full or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above described.

     (d) Upon termination of such special voting rights attributable to all holders of the Convertible Preferred Stock and any other such series of preferred stock ranking on a parity with the Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, the term of office of each director elected by the holders of shares of Convertible Preferred Stock and such parity preferred stock (a "Preferred Stock Director") pursuant to such special voting rights shall immediately terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, a majority of the votes to which the holders of the outstanding shares of Convertible Preferred Stock and all other series of preferred stock ranking on a parity with the Convertible Preferred Stock as to dividends that are entitled to participate in such Preferred Stock Director's election, voting as a single class, are entitled. If the office of any Preferred Stock Director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining Preferred Stock Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

     (e) In connection with any right to vote, each holder of Convertible Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of preferred stock being entitled to such number of votes, if any, for each share of stock held as may be granted to them).

     7. Ranking. The Common Stock and the Junior Preferred Stock shall rank junior to the Convertible Preferred Stock as to dividends and upon liquidation, distribution or winding up, in each case as described in Section 2 or 3, respectively. Any other class or series of stock of the Corporation shall be deemed to rank:

     (a) prior to the Convertible Preferred Stock, as to dividends or upon liquidation, dissolution or winding up as described in Section 3, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon such a liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Convertible Preferred Stock;

     (b) on a parity with the Convertible Preferred Stock, as to dividends or upon liquidation, dissolution or winding up as described in Section 3, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Convertible Preferred Stock, if the holders of such class of stock and the Convertible Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon such a liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation price, without preference or priority one over the other; and

     (c) junior to the Convertible Preferred Stock, as to dividends or upon liquidation, dissolution or winding up as described in Section 3, if the holders of Convertible Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon such a liquida-tion, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

     8. Definitions. For purposes of this Certificate of Designation of Convertible Preferred Stock, the following terms shall have the meaning indicated:

     (a) "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close or a day which is or is declared a national or New York state holiday;

     (b) "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

     (c) "Current Market Price" shall mean the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to subparagraph (i), (ii), (iii),
(iv), (v) or (vi) of Section 5(c) occurs during such ten consecutive Trading Days, the

Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the "ex" date for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to subparagraph (i), (ii), (iii),
(iv), (v) or (vi) of Section 5(c) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the "ex" date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of subparagraph (iv) or (vi) of Section 5(c), whose determination shall be conclusive and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of any computation under subparagraph (vi) of Section 5(c), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender or exchange offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to subparagraph (i), (ii), (iii), (iv), (v) and (vi) of Section 5(c) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
(3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

     (d) "fair market value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction.

     (e) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (f) "Trading Day" shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on the National Market System of the NASDAQ, a day on which trades may be made on such National Market System or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (g) "Transfer Agent" shall mean First Chicago Trust Company of New York, or any other national or state bank or trust company having combined capital and surplus of at least $100,000,000 and designated by the Corporation as the transfer agent and/or registrar of the Convertible Preferred Stock, or if no such designation is made, the Corporation.

     IN WITNESS WHEREOF, AMR Corporation has caused this Certificate of Designation to be signed by its Senior Vice President and Treasurer and its Corporate Secretary this 3rd day of February, 1993.

                                         AMR CORPORATION

                                         By  /s/  MICHAEL J. DURHAM
                                         -----------------------------------
                                         Michael J. Durham
                                         Senior Vice President
                                           and Treasurer

Attest:

    /s/  CHARLES D. MARLETT
- -------------------------------
Charles D. MarLett
  Corporate Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                AMR CORPORATION

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

     We, the undersigned Anne H. McNamara, Senior Vice President and General Counsel of AMR Corporation, and Charles D. MarLett, Corporate Secretary of AMR Corporation, a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certify as follows:

          1. The first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

             "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 170,000,000 shares, of which 20,000,000 shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock") and 150,000,000 shares shall be shares of Common Stock of the par value of $1.00 per share (hereinafter called "Common Stock")."

          2. The amendment herein set forth was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          3. This amendment shall be effective on May 27, 1993.

     IN WITNESS WHEREOF, this certificate has been executed and attested by the undersigned this 24th day of May, 1993.

                                                /s/  ANNE H. McNAMARA
                                            -----------------------------
                                            Anne H. McNamara
                                            Senior Vice President and
                                              General Counsel

ATTEST:

    /s/  CHARLES D. MARLETT
- ------------------------------
Charles D. MarLett
Corporate Secretary